UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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Harley-Davidson, Inc.
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HARLEY — DAVIDSON®

2021
Notice of Annual Meeting of Shareholders and Proxy Statement

May 20, 2021

Harley-Davidson, Inc. 3700 West Juneau Avenue Milwaukee, Wisconsin 53208 (414) 342-4680

April 9, 2021

Dear Fellow Shareholders,

As you know, 2020 was an unprecedented year for all of us as the world dealt with the impacts of the COVID-19 pandemic. In early March, most of our office team members started working from home; with the exception of a temporary suspension of production, our factory teams remained working on the assembly lines, with safeguards in place to ensure we continued building the world’s best motorcycles for our riders around the globe.

I’ve been very impressed with the resilience of our team and our dealers. They have shown agility and perseverance amid the many challenges of living and working through this global pandemic. Their passion for the Company and the brand is helping propel us forward and I believe we will come out of this crisis stronger than ever before.

The Rewire

About a year ago, I became CEO and initiated The Rewire, a critical overhaul of our business designed to set us up for future success. In 2020, as a result of The Rewire, we:

•Reduced complexity and increased speed, with a new operating model and organizational structure across every function to provide agility and efficiency;
•Reset our global business, resourcing and prioritizing markets with the highest potential;
•Expanded our focus beyond motorcycles, with a strong commitment to our Parts & Accessories and General Merchandise businesses;
•Streamlined our product portfolio and rebuilt our go-to-market efforts for maximum impact; and
•Enhanced and protected the value and desirability of our products by changing the approach to supply and inventory management, with a focus on a powerful, profitable dealer network.

These Rewire actions are expected to deliver ongoing gross cash savings of approximately $115 million starting in 2021. I am confident the substantial changes we made in 2020 have set us up for success. We are now a leaner, more aligned, and less complex organization, and we are making decisions faster. The right structure, leadership, and principles are in place as we begin to execute our strategic plan, The Hardwire, and continue our H-D#1 cultural journey to become a high-performing Company.

2020 Financial Highlights

Twenty-twenty was an extraordinary year for Harley-Davidson and we rose to the challenge. Our team successfully managed COVID-19 impacts, protecting liquidity and achieving significant cash savings, while keeping community well-being at the forefront.

Our full-year results reflect the continued execution of our deliberate supply and inventory management approach, which we implemented starting in the second quarter, as well as the impact of the first year of the reset of our new model year. On a full-year basis, we finished with consolidated operating income of $9.6 million and full-year earnings per share of $0.10 per share. For the full year, we aggressively managed costs including our efforts to reduce planned non-capital spending as part of our COVID-19 pandemic response and recovery actions.

The Hardwire

We’ve started to execute The Hardwire, our five-year strategic plan, rooted in desirability and guided by our vision to build our legend and lead the motorcycle industry through innovation, evolution, and emotion. The Hardwire has six strategic priorities that guide our work:

•Profit Focus: investing in our strongest motorcycle segments that drive growth and profit;

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	i

LETTER FROM CHIEF EXECUTIVE OFFICER AND CHAIRMAN
•Selective Expansion and Redefinition: focusing on opportunities in profitable segments, aligned with brand capabilities;
•Lead in Electric: a dedicated investment in innovation and the electric market, to deliver the most desirable electric motorcycles in the world;
•Grow Beyond Bikes: growing our complementary businesses, both product and lifestyle experiences;
•Customer Experience: putting customers, riders and non-riders, at the forefront of Harley-Davidson's products, experiences, and investments; and
•Inclusive Stakeholder Management: people, planet, and profit - delivering long-term value for all stakeholders.

You can learn more about The Hardwire at https://www.harley-davidson.com/us/en/about-us/company.html. We are not including the information available through our website as a part of this Proxy Statement.

We believe we are on the right track to reignite the spirit of Harley-Davidson and return to winning in 2021, delivering the timeless pursuit of adventure and freedom for the soul for our customers around the world.

On behalf of everyone at Harley-Davidson, thank you for your investment and continuing to ride with us.

Jochen Zeitz
President and Chief Executive Officer
Chairman of the Board
Harley-Davidson, Inc.

ii	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

April 9, 2021

Notice is hereby given that we will hold the 2021 Annual Meeting of Shareholders virtually (via live audio webcast) on May 20, 2021 at 4:00 p.m., Central Daylight Time, to vote on the items listed below.

 ITEMS TO BE VOTED:

1.To elect nine directors to the Board of Directors;
2.To approve, by advisory vote, the compensation of our Named Executive Officers; and
3.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

 We will also take action upon any other business as may
 properly come before the 2021 Annual Meeting of
 Shareholders and any adjournments or postponements of
 that meeting.

 The Board of Directors unanimously recommends a vote
 “FOR” each of the Board's nominee for proposal 1, and
 "FOR" proposals 2 and 3. The Board of Directors or
 proxyholders will use their discretion on other matters
 that may arise at the 2021 Annual Meeting of
 Shareholders to the extent authorized by Rule 14a-4(c)
 under the Securities Exchange Act of 1934.

 HOW TO VOTE YOUR SHARES:

 March 12, 2021 is the record date for determining
 shareholders entitled to notice of and to vote at the 2021
 Annual Meeting of Shareholders and any adjournments or
 postponements of that meeting. If you held your shares
 as of the close of business on March 12, 2021, you can
 vote using one of the following methods:

We urge you to submit your proxy as soon as possible. If the records of our transfer agent show that you own shares in your name or if you own shares through our Dividend Reinvestment Plan at the close of business on March 12, 2021, then you may vote (1) via the internet at www.proxyvote.com, (2) by virtual presence online at www.virtualshareholdermeeting.com/HOG2021, (3) by mail after first requesting a printed copy of the Proxy Statement, proxy card, and Annual Report on Form 10-K and following the instructions set forth on the proxy card, or (4) by telephone after reviewing the Proxy Statement and Annual Report on Form 10-K at www.proxyvote.com.
If you own shares in “street name” (that is, through a broker, bank, or other nominee), we encourage you to provide voting instructions to your bank, broker, or other nominee. Street name holders may also vote via telephone or the internet if their bank, broker, or other nominee makes those methods available, in which case the bank, broker, or other nominee will enclose the instructions along with this Proxy Statement.
By Order of the Board of Directors,
Harley-Davidson, Inc.

Paul Krause
Secretary
Milwaukee, Wisconsin
April 9, 2021

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	iii

This overview provides information that you should consider before voting on the items presented at this year’s Annual Meeting of Shareholders. This overview does not contain all the information that you should consider and you should read the entire Proxy Statement carefully before voting.

Item 1 To elect nine directors to the Board of Directors Our Board of Directors unanimously recommends that you vote “FOR” the election of each of its nine director nominees.
Director Nominees

	AGE	DIRECTOR SINCE	INDEPENDENT	OTHER PUBLIC DIRECTORSHIPS	BOARD COMMITTEES
					AFC	HRC	NCGC	SC
Troy Alstead Founder & CEO of Ocean5 Former COO & Former CFO of Starbucks Corp.	58	2017	x	Levi Strauss & Co, Array Technologies, Inc.	CC		x
R. John Anderson Retired Chief Executive Officer of Levi Strauss & Co.	70	2010	x		x		x
Michael J. Cave Retired Senior Vice President of The Boeing Company	60	2012	x	Ball Corporation, Esterline Technologies Corporation		CC	x
James D. Farley President and Chief Executive Officer of Ford Motor Company	58	NEW NOMINEE	x	Ford
Allan Golston President, United States Program for the Bill & Melinda Gates Foundation	54	2017	x	Stryker Corporation	x		CC
Sara L. Levinson Co-founder and Director, Katapult, Inc. Former President of NFL Properties, Inc.	70	1996	x	Macy’s, Inc.		x	x	x
N. Thomas Linebarger Presiding Director Chairman and Chief Executive Officer, Cummins Inc.	58	2008	x	Cummins Inc.	x		x	x
Maryrose T. Sylvester Former President, Electrification, U.S. and U.S. Country Managing Director of ABB Group	55	2016	x	Waste Management, Inc., Vontier Corporation		x	x
Jochen Zeitz Chairman of the Board, President and Chief Executive Officer of Harley-Davidson, Inc.	58	2007						CC
AFC:    Audit and Finance Committee
HRC:    Human Resources Committee
NCGC:    Nominating and Corporate Governance Committee
SC:    Brand and Sustainability Committee
CC:    Member and Committee Chair
x:    Member

iv	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

Item 2 To approve, by advisory vote, the compensation of our Named Executive Officers Our Board of Directors unanimously recommends that you vote “FOR” this proposal.

Our executive compensation goals and guiding principles emphasize pay-for-performance. We base several elements of our compensation upon delivering high levels of performance relative to performance measures that the Human Resources Committee has approved. For example, (i) the annual Short-Term Incentive Plan (STIP) and the performance shares require that we achieve financial performance before recipients are entitled to this compensation; and (ii) the equity component of our compensation program provides greater financial benefits when our stock price is increasing. Our goals and guiding principles are as follows:

●	Pay-for-performance | Reward for exceptional performance with higher pay outcomes, while delivering reduced or no incentive pay when performance expectations are not met;
●	Align interests with those of our shareholders | Use equity-based awards and stock ownership guidelines to focus management on sustainable long-term growth and share price appreciation;
●	Encourage outcomes and behaviors | Balance rewarding the delivery of near-term results that drive long-term performance, while discouraging excessive or inappropriate risks;
●	Align measures with our strategy and operating plan | Select performance measures that reflect our strategic objectives with goals that are challenging yet achievable during the applicable period; and
●	Target pay competitively and appropriately | Set target compensation within a 20% range of the 50th percentile of our compensation peer group for target performance to remain market competitive and to attract and retain top executive talent.

Item 3 To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021

Our Board of Directors unanimously recommends a vote “FOR” ratifying the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

We will also take action upon any other business as may properly come before the 2021 Annual Meeting of Shareholders and any adjournments or postponements of that meeting.

The Board of Directors or proxyholders will use their discretion on other matters that may arise at the 2021 Annual Meeting of Shareholders to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	v

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this Proxy Statement are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” “plans,” “may,” “will,” “estimates,” “targets,” “intends” or words of similar meaning. Similarly, statements that describe or refer to future expectations, future plans, strategies, objectives, outlooks, targets, guidance, commitments or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this Proxy Statement. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Proxy Statement are only made as of the date of this Proxy Statement, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: (i) the COVID-19 pandemic, including the length and severity of the pandemic across the globe and the pace of recovery following the pandemic and (ii) the Company's ability to: (a) execute its business plans and strategies, including The Hardwire, successfully execute its remodeled approach to supply and inventory management, and strengthen its existing business while allowing for desirable growth; (b) accurately analyze, predict and react to changing market conditions and successfully adjust to shifting global consumer needs and interests; (c) successfully access the capital and/or credit markets on terms that are acceptable to the Company and within its expectations; (d) successfully carry out its global manufacturing and assembly operations; (e) develop and introduce products, services and experiences on a timely basis that the market accepts, that enable the Company to generate desired sales levels and that provide the desired financial returns, including successfully implementing and executing plans to strengthen and grow its leadership position in Touring, large Cruiser and Trike, and growing its complementary businesses; (f) perform in a manner that enables the Company to benefit from market opportunities while competing against existing and new competitors; (g) prevent, detect, and remediate any issues with its motorcycles or any issues associated with the manufacturing processes to avoid delays in new model launches, recall campaigns, regulatory agency investigations, increased warranty costs or litigation and adverse effects on its reputation and brand strength, and carry out any product programs or recalls within expected costs and timing; (h) manage supply chain issues, including quality issues and any unexpected interruptions or price increases caused by raw material shortages or natural disasters; (i) manage the impact that prices for and supply of used motorcycles may have on its business, including on retail sales of new motorcycles; (j) successfully execute its electric motorcycle strategy, including through the establishment of a separate division, and realize expectations concerning market demand for electric models, which will depend in part on the building of the necessary infrastructure; (k) successfully manage and reduce costs throughout the business; (l) manage through changes in general economic and business conditions, including changing capital, credit and retail markets, and the changing political environment; (m) continue to develop the capabilities of its distributors and dealers, effectively implement changes relating to its dealers and distribution methods and manage the risks that its independent dealers may have difficulty obtaining capital and managing through changing economic conditions and consumer demand; (n) develop and maintain a productive relationship with Zhejiang Qianjiang Motorcycle Co., Ltd. and launch related products in a timely manner; (o) develop and maintain a productive relationship with Hero MotoCorp as a distributor and licensee of the Harley-Davidson brand name in India; (p) manage and predict the impact that new or adjusted tariffs may have on the Company's ability to sell products internationally, and the cost of raw materials and components; (q) successfully maintain a manner in which to sell motorcycles in the European Union, China, and the Company's Association of Southeast Asian Nations (ASEAN) countries that does not subject its motorcycles to incremental tariffs; (r) manage its Thailand corporate and manufacturing operation in a manner that allows the Company to avail itself of preferential free trade agreements and duty rates, and sufficiently lower prices of its motorcycles in certain markets; (s) accurately estimate and adjust to fluctuations in foreign currency exchange rates, interest rates and commodity prices; (t) retain and attract talented employees, and eliminate personnel duplication, inefficiencies and complexity throughout the organization; (u) prevent a cybersecurity breach involving consumer, employee, dealer, supplier, or Company data and respond to evolving regulatory requirements regarding data security; (v) manage the credit quality, the loan servicing and collection activities, and the recovery rates of HDFS' loan portfolio; (w) adjust to tax reform, healthcare inflation and reform and pension reform, and successfully estimate the impact of any such reform on the Company’s business; (x) manage through the effects inconsistent and unpredictable weather patterns may have on retail sales of motorcycles; (y) implement and manage enterprise-wide information technology systems, including systems at its manufacturing facilities; (z) manage changes and prepare for requirements in legislative and regulatory environments for its products, services and operations; (aa) manage its exposure to product liability claims and commercial or contractual disputes; (bb) continue to manage the relationships and agreements that the Company has with its labor unions to help drive long-term competitiveness; (cc) accurately predict the margins of its Motorcycles and Related Products segment in light of, among other things, tariffs, the cost associated with product development initiatives and the Company's complex global supply chain; and (dd) successfully develop and launch the pre-owned motorcycle program, Harley-Davidson Certified.

The Company’s operations, demand for its products, and its liquidity could be adversely impacted by work stoppages, facility closures, strikes, natural causes, widespread infectious disease, terrorism, or other factors. Other factors are described in risk factors that the Company has disclosed in documents previously filed with the Securities and Exchange Commission. Many of these risk factors are impacted by the current changing capital, credit and retail markets and the Company's ability to manage through inconsistent economic conditions.

vi	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

The Company’s ability to sell its motorcycles and related products and services and to meet its financial expectations also depends on the ability of the Company’s independent dealers to sell its motorcycles and related products and services to retail customers. The Company depends on the capability and financial capacity of its independent dealers to develop and implement effective retail sales plans to create demand for the motorcycles and related products and services they purchase from the Company. In addition, the Company’s independent dealers and distributors may experience difficulties in operating their businesses and selling Harley-Davidson motorcycles and related products and services as a result of weather, economic conditions, the impact of the COVID-19 pandemic, or other factors.

In recent years, HDFS has experienced historically low levels of retail credit losses, but there is no assurance that this will continue. The Company believes that HDFS' retail credit losses may increase over time due to changing consumer credit behavior and HDFS' efforts to increase prudently structured loan approvals to sub-prime borrowers, as well as actions that the Company has taken and could take that impact motorcycle values. Refer to "Risk Factors" under Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of additional risk factors and a more complete discussion of some of the cautionary statements noted above.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	vii

INCLUSIVE STAKEHOLDER MANAGEMENT

Over the past year, we have implemented several significant leadership and business changes to set a strong foundation for the Company. We implemented The Rewire, a critical overhaul of our business that included a new operating model, aligning the organization for performance, reducing costs, and sharpening focus on profitable products and markets. The Hardwire, our five-year strategic plan, targets profitable growth and shareholder value based on expanding the desirability of Harley-Davidson. With the implementation of The Hardwire, the Company is taking an inclusive stakeholder management approach to optimize long-term value for all stakeholders. This broader focus on the Company’s stakeholders across people-planet-profit means focused attention on inclusion, sustainability, and prosperity. During the latter part of 2020, we brought together personnel, as one team, to focus on key elements of inclusion, sustainability, social impact, supplier diversity, and future of work. In 2021, the Company is fully transitioning to an Inclusive Stakeholder Management (“ISM”) approach. Our most recent published report on the Company’s Environmental, Social, and Governance efforts is the 2019 Sustainability/ESG Report. Our 2020 Stakeholder Impact Report will be published later this year. We have implemented several initiatives, set certain goals, and have reached certain milestones, including the following:

Environmental:

•The Company’s powertrain operations facility in Menomonee Falls, Wisconsin, is now the host to Wisconsin’s largest rooftop solar installation. The project is in partnership with We Energies under the Solar Now pilot program and is projected to provide enough electricity to the grid to power approximately 400 homes annually. This corresponds to approximately 5% of the electricity consumed by the facility annually.

•Environmental impact results from the Company’s manufacturing facilities and operations were significantly affected by the COVID-19 pandemic. The approximate two-month shutdown of Harley-Davidson manufacturing facilities worldwide resulted in decreased annual aggregate results year over year, along with lower production and revenue. Detailed data will be provided in the 2020 Stakeholder Impact Report.

Social:

Employees:

•COVID-19 and Health & Safety – Providing a healthy and safe work environment through a world-class safety program is vital to the Company’s success. This became even more critical due to the COVID-19 pandemic. In March 2020, the Company quickly transitioned most of its salaried workforce to remote work. Our manufacturing facilities were largely shut down mid-March through May 2020, and as production resumed, the Company implemented strict protocols following best practice guidance from the Center for Disease Control (CDC) and World Health Organization (WHO). The Company's industry-leading health and safety metrics further improved for 2020 (2020 OSHA Recordable Rate was 0.3, down 0.3 from 2019).

•Diversity, Equity, & Inclusion – The Company understands the strength of its brand worldwide requires a diverse and inclusive workforce. Based on employee-provided identity information, as of December 31, 2020, 71.4% of the Company’s workforce was male, 82.0% was White and 85.3% was U.S.- based. Additional data will be included in the 2020 Stakeholder Impact Report. Improving our employee experience and building a diverse and inclusive workforce grounded in a culture of belonging are top ISM priorities. Our Diversity, Equity, and Inclusion strategy focuses on three core principles: Invite Everyone In, Illuminate the Issues, and Infuse Talent. To create a culture of inclusion and promote a workplace that supports diversity of background, thought, and perspectives, the Company supports a number of dedicated Business Employee Resource Groups (BERGs). These BERGs provide opportunities for employees to exchange ideas, influence and deliver programming, grow and develop professionally and personally, as well as support business initiatives. Currently, the following BERGs have been established and participation is open to all employees: African American, Asian, Latin American, LGBTQ+, Military, Women, and Young Professionals.

•Talent & Culture and Future of Work – We launched our H-D #1 leadership principles to the global workforce in 2020 to serve as a guide in the cultural journey to become a high-performing organization. We are committed to making Harley-Davidson synonymous with highly desirable, inspiring, and engaged workplaces. As part of this initiative, we are evolving our workspaces and workways, as well as our talent, employee development and retention practices, to advance The Hardwire. To that end, one of our first ISM commitments was to extend equity ownership to all employees by offering an equity grant to approximately 4,500 employees not otherwise eligible for equity grants, including our hourly production workers, in February 2021. The Company believes that the success of The Hardwire will be realized through the engagement and empowerment of its employees, and that stakeholders are collectively more successful when all are included.

Dealers & Customers:

•As the pandemic took hold, Harley-Davidson Financial Services implemented practices to ease the burden on dealers and customers through actions such as payment term extensions and late fee waivers.

•The Company undertook several actions in 2020 to strengthen the dealer network, including resetting inventory management, working with dealers to improve overall network health and profitability, and consolidating the dealer

viii	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

network in certain markets. Dealers and customers faced the challenge of COVID-19 through innovative ways of staying connected, getting out to ride, and helping those in need in their communities. As one example, the Iron Fist Motorcycle Club of Florence, Italy supported people in the community who could not leave their homes by packing their saddlebags to bring food donated by club members, private citizens, and volunteer associations, to those in need.

Suppliers:

•The Company partners with a number of certifying organizations as part of its Business Inclusion program, including National Minority Supplier Development Council (NMSDC), Women’s Business Enterprise National Council (WBENC), National Gay and Lesbian Chamber of Commerce (NGLCC), National Association of Women Business Owners (NAWBO), United States Hispanic Chamber of Commerce (USHCC) and Disability:IN. 7.2% of the Company’s spend in 2020 was with women-owned / diverse suppliers, up from 6.0% in 2019.

Communities:

•In 2020, The Harley-Davidson Foundation donated $2.7 million to charitable organizations, including $150,000 to United Way of Greater Milwaukee & Waukesha and United Way of York County for COVID-19 relief efforts, and $100,000 for Australian wildfire relief efforts.

Governance:

•The Company’s corporate governance structure has been aligned to meet the expectations of shareholders, customers, and employees.

•The Company’s By-laws were amended in May 2020 to grant proxy access rights to shareholders.

•The Company continues direct, ongoing, and transparent communication with shareholders.

•The Company did not make any political contributions from the employee-funded connected PAC in 2020 and suspended its contributions for 2021. Harley-Davidson does not have a corporate PAC.

COMPENSATION GOVERNANCE HIGHLIGHTS

We believe our executive compensation program promotes good governance and operates in the best interests of our shareholders. We are committed to the highest standards of ethics, business integrity, and corporate governance. Our governance practices are designed to establish and preserve management accountability, provide a structure that allows the Board of Directors to set objectives and monitor performance, ensure the efficient use and accountability of resources, and enhance shareholder value. Below is a summary of our key compensation practices:

•Reward for exceptional performance with higher pay outcomes, while delivering reduced or no incentive pay when performance expectations are not met;

•Use equity-based awards and stock ownership guidelines to focus management on sustainable long-term growth and share price appreciation;

•Balance rewarding the delivery of near-term results with long-term performance, while discouraging excessive or inappropriate risks;

•Select performance measures that reflect our strategic objectives with goals that are challenging yet achievable during the applicable period; and

•Set target compensation within a 20% range of the 50th percentile of our compensation peer group for target performance to remain market competitive and to attract and retain top executive talent.

CORPORATE GOVERNANCE

The following are the key highlights of our Board’s robust corporate governance practices and the Company's shareholder rights:

•annual election of all Directors;

•a dedicated committee focused on brand and sustainability;

•no Directors on excessive number of boards;

•proxy access;

•no poison pill; and

•majority voting standard for M&A transactions.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	ix

x	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

PROXY STATEMENT
3700 West Juneau Avenue Milwaukee, Wisconsin 53208
April 9, 2021
The Board of Directors (the "Board") of Harley-Davidson, Inc. requests the proxy accompanying this Proxy Statement for use at the 2021 Annual Meeting of Shareholders virtual meeting on May 20, 2021 at 4:00 p.m. Central Daylight Time, and at any adjournment or postponement of that meeting (the “Annual Meeting”). We will hold the Annual Meeting virtually (via live audio webcast) and you will not be able to attend the Annual Meeting physically. You or your proxyholder may participate and vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/HOG2021 and using your control number found on your proxy card.
We first mailed the Notice of Internet Availability of Proxy Materials to shareholders on April 9, 2021. The Notice of Internet Availability of Proxy Materials instructs shareholders and beneficial owners of our Common Stock on how they may access our proxy materials, which include our Proxy Statement and 2020 Annual Report on Form 10-K, via the internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials by following the instructions we provide later in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you on how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs how you may submit your proxy via the Internet, mail, or telephone, or by virtual presence online at the Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions we provide later in this Proxy Statement.
As used in this Proxy Statement, “we,” “our,” the “Company” or “Harley-Davidson” refers to Harley-Davidson, Inc. We operate in two business segments: the motorcycles and related products segment and the financial services segment. “HDMC” refers to our motorcycles and related products segment subsidiaries, which include the companies that do business as “Harley-Davidson Motor Company.” “HDFS” generally refers to our financial services segment subsidiary, which includes Harley-Davidson Financial Services, Inc. and its subsidiaries.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	1

PROPOSAL 1: ELECTION OF DIRECTORS

Shareholders will elect nine Directors at the 2021 Annual Meeting. We have significantly refreshed our Board since the 2016 Annual Meeting of Shareholders. Three of the director nominees - Ms. Sylvester and Messrs. Alstead and Golston - as well as Mr. Niccol, our departing director, became Directors after the 2016 Annual Meeting of Shareholders and before the 2017 Annual Meeting of Shareholders. Additionally, Mr. Farley has not previously served on the Board.

Our Restated Articles of Incorporation, as amended (“Restated Articles of Incorporation”) provide for a Board that has between six and fifteen members. The Board determines the size from time to time by the vote of a majority of the current Directors. The entire Board is elected for a term to hold office until the next annual meeting of shareholders, or until their successors have been elected and qualified. The Board currently consists of nine members with terms that expire at the Annual Meeting. After four years of service, Mr. Niccol informed us that he did not desire to stand for reelection at the Annual Meeting. The Company thanks Mr. Niccol for his guidance and years of service. The Board nominated Mr. Farley to serve on the Board upon his election at the Annual Meeting. As a result, following the election of Directors at this Annual Meeting, our Board will continue to have nine members and no vacancies.

Our By-laws, as amended (“By-laws”) have a majority vote standard for the election of Directors. Because this is an uncontested election, the number of votes cast favoring each Director nominee’s election must exceed 50% of the total number of votes cast with respect to that nominee’s election, including any votes withheld, for shareholders to elect the nominee. If an incumbent Director is not elected, such incumbent Director must promptly tender his or her resignation to the Chairman promptly following certification of the shareholder vote. Promptly after the Chairman receives such resignation, the Nominating and Corporate Governance Committee will consider the resignation and recommend to the Board whether the Board should accept the tendered resignation or reject it. Any shares not voted, whether due to abstentions or broker non-votes, will not have an impact on the election of Directors.

Unless you specify otherwise in your proxy, the persons you appointed will vote your shares “FOR” the Board's nominees that we name below. Each of the Board's nominees has consented to being named in this Proxy Statement and has agreed to serve if elected. If any of the Board's nominees becomes unable to serve, the persons you appointed may vote your shares for another person that the Board designates.

Identified on the following pages are the nine Director candidates that the Board has nominated. All nine nominees have advised us that they will serve if elected. We provide the following information for each nominee of the Board:
name;
age as of April 8, 2021;
principal occupations for at least the past five years;
the names of any other public companies or relevant private companies where the nominee or Director currently serves as a Director or has served as director during the past five years; and
the particular experience, qualifications, attributes, or skills that led the Board to conclude that the person should serve as a director for the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NINE NOMINEES OF THE BOARD OF DIRECTORS.

2	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

BIOGRAPHICAL INFORMATION, SKILLS, AND QUALIFICATIONS
Summary of 2021 Director Skills, Qualifications, and Experience
The Board believes that all of our Director nominees are highly qualified and have specific employment and leadership experiences, qualifications, and skills that qualify them for service on the Board, including significant experience leading business strategy. Our nominees have diverse backgrounds, experience, and board tenure, and possess many different and valuable skills and qualifications. This all supports the Board’s responsibility to drive strategy, assess performance, and engage with and appropriately challenge management.
Below is a matrix and definition of the experience, skills, and qualifications the Board has identified as important for determining whether each nominee should serve on the Board, in light of the Company’s business and strategic direction. The matrix identifies the skills and qualifications that each Director nominee possesses. The section just below the matrix defines each of the skills and qualifications and describes why each skill and qualification is important. The biographies for each Director nominee describe in more detail the relevant experience, qualifications, attributes, and skills of the Director nominee.

SKILLS/QUALIFICATIONS*	Alstead	Anderson	Cave	Farley	Golston	Levinson	Linebarger	Sylvester	Zeitz
Retail	•	•	•	•		•	•	•	•
Branding and Consumer Marketing	•	•		•		•			•
Engineered Product Development			•	•			•	•
Finance/Accounting	•		•		•		•		•
International Business	•	•	•	•	•	•	•	•	•
Manufacturing/Operations Management	•	•	•	•		•	•	•	•
Public Company Leadership and/or Board Experience	•	•	•	•	•	•	•	•	•
Strategic Leadership	•	•	•	•	•	•	•	•	•
Technology/Digital	•					•		•
*    The following definitions and reasoning were used in the skills/qualifications matrix:
1.    Retail - experience at an executive level creating and managing channels of distribution, customer experience, product mix, product pricing, and product promotion in both digital and analog environments. This is relevant to providing vision and direction for our sales and distribution channels.
2.    Branding and Consumer Marketing - experience at an executive level with customer creation, brand innovation, and go-to-market strategy and execution. This is relevant as we seek to develop and strengthen our brand, premium position, and customer experience.
3.    Engineered Product Development - experience leading a business or company in which value is created from the development of complex products or technology. This is important to us because we sell complex, highly engineered products.
4.    Finance/Accounting - experience at an executive level or expertise with financial reporting, internal controls, finance companies, or public accounting. This is relevant to us because it assists our Directors in understanding our financial statements, understanding our capital structure, and overseeing our financial reporting and internal controls.
5.    International Business - experience at an executive level overseeing international operations or working outside the U.S. This is important because we have international operations.
6.    Manufacturing/Operations Management - experience at an executive level or expertise in managing a business or company that has significant focus on manufacturing and supply chain. This is relevant to assessing senior management’s role of effectively and efficiently operating our production and logistics operations.
7.    Public Company Leadership and/or Board Experience - experience as a public company board member, CEO, or other executive position with significant interaction with a public company’s Board of Directors. This experience is important to give insight about our strategic leadership, and appointing, overseeing, and assessing leadership.
8.    Strategic Leadership - experience at an executive level driving strategic direction and growth of an enterprise. This provides our Directors with a practical understanding that can be used to evaluate management’s strategies and help develop strategies.
9.    Technology/Digital - experience at an executive level or expertise in the use of information technology, digital media, or other technology to facilitate business objectives. This is important to us as we look for ways to use technology to acquire customers and enhance our internal operations.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	3

SUMMARY OF 2021 DIRECTOR DIVERSITY
Nominees of the Board of Directors

Mr. Alstead is the founder of Harbor O5, LLC, which developed a new restaurant and a social concept, Table 47 and Ocean5, that opened in 2017. In February 2016, Mr. Alstead retired from Starbucks Corporation, an American coffee company and coffeehouse chain, after 24 years with the company, having most recently served as Chief Operating Officer. He served as Chief Operating Officer beginning in 2014. From 2008 to 2014, he served as that company’s Chief Financial Officer and Chief Administrative Officer. Additionally, he served as Group President, Global Business Services from 2013 until his promotion to Chief Operating Officer. Mr. Alstead joined Starbucks in 1992 and over the years served in a number of operational, general management, and finance roles. Mr. Alstead spent more than a decade in Starbucks’ international business, including roles as Senior Leader of Starbucks International, President Europe/Middle East/Africa headquartered in Amsterdam, Chief Operating Officer of Starbucks Greater China, headquartered in Shanghai, and Representative Director of Starbucks Coffee Japan headquartered in Tokyo. Mr. Alstead is also a member of the board of directors of Levi Strauss & Co., Array Technologies, Inc., and OYO Global.
QUALIFICATIONS:
Spent a decade in Starbucks’ international business, providing him the experience to help identify ways to grow the reach and impact of our brand, market share, and profits internationally.
Extensive experience in managing a premium brand and maintaining it as a key asset and differentiator.
Served in a variety of finance roles during his tenure with Starbucks Corporation, including six years as the Chief Financial Officer, through which he gained valuable knowledge and insight into the accounting, finance, and audit functions of a public company.
Led operating businesses for many years, including divisional leadership internationally and leadership of global operations, providing extensive experience with growth management, organizational development, and leadership.

Mr. Anderson served as the President and Chief Executive Officer of Levi Strauss & Co., a company that designs and markets jeans, casual wear, and related accessories, from 2006 to 2011. Mr. Anderson has wide-ranging expertise in international business matters, merchandising, marketing, and operations. Among other leadership positions in his 30-year career with Levi Strauss & Co., he served as President of the company’s Asia Pacific Division; President of its Global Sourcing Organization; President of Levi Strauss Canada and Latin America; interim President of Levi Strauss Europe; and Vice President of Merchandising and Product Development for the U.S. Mr. Anderson’s decades of service with Levi Strauss & Co. is extremely helpful to the Board in light of the nature of our business.
QUALIFICATIONS:

Spent 30 years in various leadership positions with Levi Strauss & Co., where he gained expertise in developing and marketing consumer products and apparel that have transcended generations, providing him the experience to help grow our connection with our riders and non-riders.

Led multiple international business divisions at Levi Strauss & Co., through which he gained the experience necessary to help us grow the reach and impact of our brand, market share, and profits internationally.

Extensive experience in executive and leadership positions, from which he brings a valuable perspective on the organizational management and governance of complex organizations.

4	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

SUMMARY OF 2021 DIRECTOR DIVERSITY

Mr. Cave served as a Senior Vice President of The Boeing Company, the world’s leading aerospace company and the largest manufacturer of commercial jetliners and military aircraft, from 2010 to 2014. He also served as President of Boeing Capital Corp., a wholly owned Boeing subsidiary that is primarily responsible for arranging, structuring, and providing financing for Boeing’s commercial airplane and space and defense products, from 2010 to 2014. Mr. Cave served as Senior Vice President of Business Development and Strategy for Boeing, as Senior Vice President/Chief Financial Officer of Boeing Commercial Airplanes and as Vice President, Finance for Boeing Information, Space & Defense Systems from 1998 through 2010. Prior to 1998, Mr. Cave held a variety of other assignments across Boeing’s defense and commercial businesses. He was named one of the 100 Most Important Hispanics in Technology and Business by Hispanic Engineer and Information Technology magazine. He also serves as a director of Ball Corporation and Esterline Technologies and served as a director of Boeing Capital Corp. from 2010 to 2014. He holds a bachelor’s degree in engineering from Purdue University.

QUALIFICATIONS:
Brings experience in business development and strategy roles at The Boeing Company, which enables him to provide guidance to Harley-Davidson regarding its strategic plan.
Served as President of Boeing Capital Corp., providing him with financial services experience and leadership skills that benefit the company as we focus on delivering superior financial returns to shareholders.
Has expertise in leveraging human capital through hiring, retaining, and incentivizing senior personnel at The Boeing Company.
Extensive background in engineering, through which he developed skills and insights that help the company evaluate opportunities in existing product segments and enter new and existing product segments with new technologies.

James “Jim” D. Farley, Jr., 58, has served as President and Chief Executive Officer of Ford Motor Company (“Ford”), an automobile manufacturer, since October 1, 2020. As CEO, Mr. Farley is focused on accelerating Ford’s transformation through operational excellence to deliver sustainable profit growth and customer value. He also serves as a member of Ford’s Board of Directors, represents Ford on the U.S.-China Business Council Board of Directors and has been appointed co-chair of the Future of Mobility Commission.

Mr. Farley previously served as Chief Operating Officer at Ford, where he worked to strengthen Ford’s automotive operations, overseeing all of Ford’s global markets and automotive operations. Among several other roles including President of New Businesses, Technology and Strategy, and Executive Vice President and President of Global Markets, he led Ford’s strategic transformation into a higher growth, higher margin business by leveraging smart, connected vehicles and breakthrough customer experiences. From 2015 to 2017, Mr. Farley served as Executive Vice President and President, Ford Europe, Middle East and Africa. Prior to that position, he served as Executive Vice President of Global Marketing, Sales & Service. Mr. Farley held operating responsibility as the senior global leader for Lincoln from 2012 to 2014 and was appointed to lead global marketing sales and service in 2010.

Mr. Farley attended Georgetown University in Washington, D.C., where he earned a bachelor’s degree in economics and the University of California, Los Angeles (UCLA), where he graduated from the Anderson School of Management with a degree in management.
QUALIFICATIONS:

Brings extensive experience working for an automotive company with a strong brand in executive leadership roles through which he gained the experience necessary to help us grow the reach and impact of our brand, market share, and profits.

Served in a variety of leadership roles where he led business transformations focused on new products, a strong brand, and profitable growth, enabling him to provide guidance to Harley-Davidson regarding its strategic plan.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	5

SUMMARY OF 2021 DIRECTOR DIVERSITY

Mr. Golston has been President of the United States Program for the Bill & Melinda Gates Foundation, a private foundation that supports initiatives in education, world health and population, and community giving in the Pacific Northwest, since 2006. Mr. Golston served as Chief Financial and Administrative Officer for that foundation from 2000 to 2006. He is a certified public accountant and has held positions as a finance executive with Swedish Health Services in Seattle, Washington, and with the University of Colorado Hospital. Mr. Golston serves on the board of directors of Gates Philanthropy Partners, a non-profit organization. He is also a member of the board of directors of Stryker Corporation, has served on its audit committee, and is currently a member of its nominating and corporate governance committee.
QUALIFICATIONS:
Brings extensive experience working for organizations focused on social responsibility that will continue to help guide us as we seek to grow our business without growing our environmental impact.
Spent the last 21 years in executive leadership roles at the Bill & Melinda Gates Foundation where he gained expertise in initiating and leading strategic projects, including opening and operating offices in India and China, providing experience necessary to help guide our strategic plan.
Served in a variety of executive finance roles, including as Chief Financial and Administrative Officer for the Bill & Melinda Gates Foundation, enabling him to make valuable contributions to our Audit and Finance Committee.

Ms. Levinson is the co-founder and has been a director of Katapult, a digital entertainment company making products for today’s creative generation, since 2013. She served as the Non-Executive Chairman of ClubMom, Inc., an internet-based consumer relationship company, a position she held from 2002 to 2008. She previously served as Chairman and Chief Executive Officer of ClubMom, Inc. from 2000 to 2002 and as President of the Women’s Group of Rodale, Inc., the world’s leading publisher of information on healthy, active lifestyles, from 2002 to 2005. Ms. Levinson was President of NFL Properties, Inc., a trademark licensing company for the National Football League, from 1994 to 2000. Prior to that time, Ms. Levinson served as President and Business Director of MTV: Music Television, a cable television network. Ms. Levinson holds a master’s degree of business administration from Columbia University and has expertise in marketing and licensing. She is also a member of the board of directors for Macy’s, Inc.
QUALIFICATIONS:
Provides our Board with many years of leadership and corporate governance experience from her service as an executive and board member of several major consumer-focused companies.
Has served in executive and leadership roles at digital and media-based companies, including international companies such as MTV: Music Television, which provides valuable insights to the company as we strengthen our brand experience online.
Brings expertise in marketing and licensing, which will help the company as we seek to maintain and grow our premium brand.

6	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

SUMMARY OF 2021 DIRECTOR DIVERSITY

Mr. Linebarger is Chairman and Chief Executive Officer of Cummins Inc., which designs, manufactures, distributes and services diesel and natural gas engines, electric power generation systems, and engine-related component products, a position he has held since 2012. Mr. Linebarger served as President and Chief Operating Officer of Cummins from 2008 to 2012. Mr. Linebarger served as Executive Vice President of Cummins and President of Cummins Power Generation from 2005 to 2008, as Cummins’ Vice President and President of Cummins Power Generation from 2003 to 2005 and as Cummins’ Chief Financial Officer from 2000 to 2003. Mr. Linebarger has a master’s degree of business administration from the Stanford Graduate School of Business and a master’s degree of manufacturing systems engineering from Stanford University. He has expertise in finance, engineering, international business matters, and operations. Mr. Linebarger is also a director of Cummins Inc. He was a director of Pactiv Corporation from 2005 to 2010 (when it was acquired by Reynolds Group Holdings). Mr. Linebarger is also Chair of the board of directors for the US-China Business Council.

QUALIFICATIONS:
Brings extensive experience in manufacturing and engineering that will help guide our initiatives to launch high impact new motorcycles and related products.
Provides the skills and expertise necessary to assess the effectiveness of our Board and its practices through his service as the Chairman of Cummins Inc.
Brings 20 years of executive leadership experience with a public company to our Board and is deeply familiar with implementing initiatives designed to leverage an organization’s core strengths and deliver superior returns on invested capital.

Ms. Sylvester previously served as U.S. Managing Director and U.S. Head of Electrification of ABB Group from 2019 to 2020. ABB Group is a multinational corporation headquartered in Zurich, Switzerland, operating mainly in areas of electrification, robotics, power, heavy electrical equipment, and automation. ABB Group's electrification business offers a wide-ranging portfolio of products, digital solutions and services, including electric vehicle infrastructure, solar inverters, modular substations, distribution automation, power protection, and other electrical equipment. Prior to her service at ABB Group, Ms. Sylvester served as President and Chief Executive Officer of Current, powered by General Electric (GE), from 2015 until 2019. Current is a digital power service business that manufactures and assembles integrated energy systems combining LEDs, solar, storage and onsite power, energy storage, solar power systems for commercial buildings, EV charging, and wireless controls systems. Ms. Sylvester also served as President and CEO of GE Intelligent Platforms, an industrial automation business and a maker of PLCs, Distributed Control Systems, SCADA systems, IO devices, Manufacturing Software such as MES and HMI, and embedded computing systems, as well as President and CEO of GE Lighting, a subsidiary of GE, from 2011 to 2015. GE Lighting manufactures, sources and sells a full suite of energy-efficient lighting solutions, including systems and controls. She was employed by GE between 1988 to 2019. Ms. Sylvester holds an undergraduate degree in Procurement and Production Management from Bowling Green State University and an MBA from Cleveland State University. Ms. Sylvester is also a member of the board of directors for Waste Management, Inc.
QUALIFICATIONS:
Held executive and leadership positions at various divisions of GE for 19 years, giving her a wide variety of expertise in the management and governance of a public company.

Extensive consumer marketing and distribution channel experience as the CEO of GE lighting, which allows her to assess our plans to improve operations and acquire new customers. Brings extensive knowledge regarding marketing at an international company that is consistent with our goal to upgrade our Go to Market strategy.

Brings extensive knowledge and expertise in engineering product development, including manufacturing software, wireless control systems, energy storage, EV charging, robotics, and industrial automation.

Provides our Board with valuable insights on reducing the environmental impact of our products given her significant experience leading the development of energy-efficient products at GE.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	7

SUMMARY OF 2021 DIRECTOR DIVERSITY

Mr. Zeitz, has been a director since 2007 and was appointed as our Acting President and Chief Executive Officer from February 2020 until May 2020, when he was appointed to serve as our President and Chief Executive Officer. Mr. Zeitz has served as Chairman of the Board since February 2020. He is also Chairperson of our Board's Brand and Sustainability Committee.

Mr. Zeitz served as Chairman and Chief Executive Officer of the sporting goods company PUMA AG from 1993 to 2011. He was also PUMA’s Chief Financial Officer from 1993 to 2005. Mr. Zeitz served as a director of luxury goods company Kering (formerly PPR) from 2012 to 2016. He was a member of Kering’s Executive Committee and Chief Executive Officer of its Sport & Lifestyle division from 2010 to 2012. Mr. Zeitz is the owner and founder of Segera & Mukenya Limited, is an Advisor of the Cranemere Group Limited, and is on the Board of The B Team, which he co-founded with Sir Richard Branson. He is also Chairman of the Zeitz Foundation and Co-Founder and Co-Chair of the Zeitz Museum of Contemporary Art Africa (Zeitz MOCAA) in Cape Town, which preserves and exhibits contemporary art from Africa and its diaspora.

QUALIFICATIONS:
Has served over 27 years in a variety of CEO and board leadership positions giving him the business experience to provide our company with important insights as we strive to grow our business.
Previously served in executive and board leadership positions at Kering, where his experience developing and marketing apparel brands to international consumers can help guide our initiatives to expand our complementary business and engage beyond products.
Has supported not-for-profit initiatives including serving on the Board of The B Team, an initiative that supports sustainable business practices.

Directors Not Standing for Re-election

We would like to recognize Mr. Niccol, who is not standing for re-election this year, after serving on our Board for over four years. We thank Mr. Niccol for his dedicated service to Harley-Davidson and our family of riders around the world.
Mr. Niccol has served as the Chief Executive Officer of Chipotle Mexican Grill, Inc., since 2018 and was named Chairman of Chipotle in March 2020. Mr. Niccol previously served as Chief Executive Officer of Taco Bell Corp., a division of Yum! Brands, Inc., from 2015 to 2018. He joined Taco Bell in 2011 as Chief Marketing and Innovation Officer and served as President of Taco Bell from 2013 to 2014. Mr. Niccol brought invaluable insight to our Board on strengthening and growing our consumer brands through his service in various marketing and leadership positions.

8	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

PROPOSALS TO BE VOTED ON
PROPOSAL 2: APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our shareholders may approve, on a non-binding, advisory basis, our Named Executive Officer (“NEO”) compensation as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of SEC Regulation S-K. At our 2018 Annual Meeting of Shareholders, we held a non-binding, advisory shareholder vote on the frequency of future advisory shareholder votes on the compensation of our NEOs. Our shareholders expressed a preference that advisory shareholder votes on the compensation of our NEOs be held on an annual basis, and as previously disclosed, the Company continued the policy to hold such votes annually. Accordingly, as required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on an advisory basis, the compensation of our NEOs.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement. The Company asks that you support the compensation of our NEOs as so disclosed. Because your vote is advisory, it will not be binding on the Human Resources Committee, the Board, or the Company. However, the Human Resources Committee will review the voting results and consider them when making future decisions regarding executive compensation.

Our executive compensation goals and guiding principles emphasize pay-for-performance. We base several elements of our compensation upon delivering high levels of performance relative to performance measures that the Human Resources Committee has approved. For example, (i) the annual Short-Term Incentive Plan (STIP) and the performance shares require that we achieve financial performance before recipients are entitled to this compensation; and (ii) the equity component of our compensation program provides greater financial benefits when our stock price is increasing. Our goals and guiding principles are as follows:

●	Pay-for-performance | Reward for exceptional performance with higher pay outcomes, while delivering reduced or no incentive pay when performance expectations are not met;
●	Align interests with those of our shareholders | Use equity-based awards and stock ownership guidelines to focus management on sustainable long-term growth and share price appreciation;
●	Encourage outcomes and behaviors | Balance rewarding the delivery of near-term results that drive long-term performance, while discouraging excessive or inappropriate risks;
●	Align measures with our strategy and operating plan | Select performance measures that reflect our strategic objectives with goals that are challenging yet achievable during the applicable period; and
●	Target pay competitively and appropriately | Set target compensation within a 20% range of the 50th percentile of our compensation peer group for target performance to remain market competitive and to attract and retain top executive talent.

We describe the individual elements that make up our total compensation more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. We believe our executive compensation program is structured to best support our Company and our business objectives.

Twenty-twenty was an unprecedented year for our Company. We experienced significant leadership changes that resulted in the hiring of a new Chairman, President and Chief Executive Officer, a new Chief Financial Officer, and a Chief Digital Officer, as well as a revamped organizational structure that brought new talent into Harley-Davidson Motor Company, Harley-Davidson Financial Services, and key executive leadership roles at Harley-Davidson, Inc. As a result, we have aligned our incentive plans for 2021 to The Hardwire, our 2021-2025 strategic plan. We established the 2020 incentive plans in February 2020 which were aligned to the More Roads to Harley-Davidson plan.

At year-end, driven by the unforeseen impact of the global pandemic, actual results for our 2020 short-term incentive plan were below the minimum level of net income required; thus, participants did not earn incentive payouts. Similarly, there was not a payout under our performance shares for the 2018-2020 performance period due to below-threshold results.

The Human Resources Committee carefully considered the outcome of results against pre-pandemic goals, the significant leadership changes made in 2020, and the clear and compelling resilience actions taken to survive through the global pandemic and to thrive thereafter. In consideration of the contributions of Harley-Davidson employees, the Human Resources Committee concluded that taking no action in the face of a zero payout under the plan was not in the shareholders’ best interests. Therefore, the Human Resources Committee approved a discretionary award, referred to as a "Discretionary Resilience Bonus," representing 60% of each participant’s 2020 target short-term incentive award, a payout level significantly below payout levels that participants earned under our plan in the past five years. The Human Resources Committee believed it was appropriate to award a bonus to employees for 2020 on a discretionary basis to recognize their efforts to overhaul the business by executing the actions the Company refers to as "The Rewire" plan; to develop The Hardwire; and to address the challenges associated with the unprecedented impacts of the COVID-19 pandemic on the Company's operations and business. The Human Resources

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	9

PROPOSALS TO BE VOTED ON
Committee did not take similar action relating to the below-threshold results for the 2018-2020 performance period under outstanding performance shares.

Accordingly, for the reasons we discuss above, the Board recommends that shareholders vote in favor of the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

As required by Section 14A of the Securities Exchange Act of 1934, we are providing our shareholders with the opportunity to approve, on an advisory basis, the compensation of our NEOs as described in this Proxy Statement. While this "say-on-pay" vote is a non-binding, advisory vote, the Human Resources Committee carefully reviews and considers the voting results when making future decisions regarding our executive compensation programs. The Company currently holds advisory votes on the compensation of NEOs annually, and the next such advisory vote is expected to be held at the 2022 Annual Meeting of Shareholders.

The votes cast “for” this proposal must exceed the votes cast “against” this proposal for approval of the compensation of our NEOs, assuming that a quorum is present. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Proxies solicited by the Board will be voted “FOR” approval of the compensation unless a shareholder specifies otherwise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

10	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

PROPOSALS TO BE VOTED ON
PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP, an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year ended December 31, 2020 and the effectiveness of our internal control over financial reporting as of December 31, 2020. The Audit and Finance Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditors retained to audit our financial statements. The Audit and Finance Committee selected Ernst & Young LLP to serve as our independent registered public accounting firm for the 2021 fiscal year, and the Audit and Finance Committee is presenting this selection to shareholders for ratification. Ernst & Young LLP has served as our independent auditor since 1982. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to shareholders' questions and to make a statement, if they so desire.
If, prior to the Annual Meeting, Ernst & Young LLP declines to act as our independent registered public accounting firm or the Audit and Finance Committee does not want to use Ernst & Young LLP as our independent registered public accounting firm, the Audit and Finance Committee will appoint another independent registered public accounting firm. The Audit and Finance Committee will present any new independent registered public accounting firm for the shareholders to ratify at the Annual Meeting. If the shareholders do not ratify the engagement of Ernst & Young LLP at the Annual Meeting, then the Audit and Finance Committee will reconsider its selection of Ernst & Young LLP.
To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, the votes cast “for” this proposal must exceed the votes cast “against” it. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of “votes cast.” Unless you specify otherwise in your proxy, the persons you have appointed will vote your shares “FOR” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
During the fiscal year ended December 31, 2020, we hired Ernst & Young LLP to perform the annual audit and to provide audit-related and tax services. The Audit and Finance Committee Charter requires that the Audit and Finance Committee pre-approve all Ernst & Young LLP services. The Audit and Finance Committee also pre-approved all fees that we incurred for services that Ernst & Young LLP provided. The fees we incurred for services that Ernst & Young LLP provided during the past two years are listed in the following table.

FEES PAID TO ERNST & YOUNG LLP	2020	2019
Audit fees	$3,247,400	$3,158,400
Audit-related fees	$311,500	$273,800
Tax fees	$1,034,000	$596,100
All other fees	$—	$—
	$4,592,900	$4,028,300
Audit fees included fees for the audit of our consolidated financial statements and our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. This category also includes fees for audits provided in connection with government filings or services that generally only the principal auditor can reasonably provide to a client, such as comfort letters, procedures related to debt financing, consents, and reviews of documents that we file with the SEC. Audit-related services included audits of employee benefit plans and consultation on accounting and internal control matters. Tax services included tax advice, planning, compliance, and transaction consulting.
To assure continuing external auditor independence, the Audit and Finance Committee and its Chair considers whether there should be a regular rotation of the independent external audit firm, reviews and evaluates the lead audit partner and his or her team, and ensures the rotation of the lead audit partner and other audit personnel as required by applicable laws and regulations. The Audit and Finance Committee has procedures for pre-approving all audit and non-audit services that the independent registered public accounting firm provides. These procedures include reviewing and approving a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and that we anticipate at the time we prepare the budget. In addition, the Audit and Finance Committee has established a policy that the fees we pay for non-audit services must be less than the fees we pay for audit and audit-related services. Audit and Finance Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit and Finance Committee considers whether the services are consistent with the SEC’s rules on auditor independence. The Audit and Finance Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service. The Audit and Finance Committee may delegate pre-approval authority to one or more members of the Audit and Finance Committee. The Audit and Finance Committee monitors the services that our independent registered public accounting firm provides and the actual fees we paid to the independent registered public accounting firm to ensure that the services are within the parameters that the Audit and Finance Committee has approved.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	11

PROPOSALS TO BE VOTED ON
The members of the Audit and Finance Committee and the Board believe the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

12	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board and management do not intend to bring any matters before the Annual Meeting other than those to which we referred in the Notice of Annual Meeting and this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the proxy cards intend to vote the shares that shareholders have authorized those persons to vote in accordance with their judgment on those matters. To bring business before an Annual Meeting, a shareholder must give written notice to our Secretary before the meeting and comply with the terms and time periods that our Restated Articles of Incorporation specify, as supplemented by our By-laws (see “Shareholder Proposals”). No shareholder has given written notice to our Secretary of his or her desire to bring business before the Annual Meeting in compliance with the terms and time periods in our Restated Articles of Incorporation and By-laws.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	13

The Board believes that strong corporate governance practices and shareholder rights are important. The following table highlights the Board's robust corporate governance practices and the Company's shareholder rights.

Board Summary	Shareholder Rights Summary
• Separate & Independent Chairman or empowered Presiding Director*	• 10% of shareholders can call a special meeting
• Majority voting for Directors with resignation policy and plurality carve-out for contested elections	• No material restriction on the right to call special meeting
• Director stock ownership requirement	• Majority voting standard for M&A transactions
• Board 89% independent and 44% diverse	• No poison pill
• No Directors on excessive number of boards	• No dual-class stock
• Annual election of all Directors	• Proxy access
• Four of the Board nominees refreshed in the last 5 years	• No material restriction on shareholders amending bylaws or articles of incorporation
• Created a Committee focused on brand and sustainability	• No cumulative voting
*A Presiding Director is elected by the Nominating and Corporate Governance Committee when the Chairman is not independent.
INDEPENDENCE OF DIRECTORS

The Board has affirmatively determined that eight of our nine Director nominees, Mses. Levinson and Sylvester and Messrs. Alstead, Anderson, Cave, Farley, Golston, and Linebarger, qualify as independent Directors under New York Stock Exchange rules. Mr. Zeitz does not currently qualify as independent because he serves as our President and Chief Executive Officer.

For additional information, please see the “Certain Transactions” section of this Proxy Statement.
BOARD COMMITTEES
The Board has four standing committees: the Audit and Finance Committee, the Human Resources Committee, the Nominating and Corporate Governance Committee, and the Brand and Sustainability Committee. The Corporate Governance link at https://investor.harley-davidson.com contains the charter for each of the committees. The following describes the committees and identifies their members as of April 8, 2021.

AUDIT AND FINANCE COMMITTEE
Members: Troy Alstead, Chair R. John Anderson Allan Golston N. Thomas Linebarger
Audit and Finance Committee responsibilities identified in its Charter include:
•    oversight of the integrity of our financial statements and the financial reporting process;
•    oversight of the systems of internal control over financial reporting;
•    maintenance of the Financial Code of Ethics;
•    oversight of the internal audit function;
•    retention, compensation, and termination of the independent registered public accounting firm;
•    oversight of the annual independent audit of our financial statements;
•    independent registered public accounting firm’s qualifications and independence;
•    oversight of liquidity, hedging and risk management matters;
•    oversight of capital structure matters;
•    review of matters within the responsibility of the company’s Retirement Plans Committee; and
•    oversight of compliance with legal and regulatory requirements.

Number of Meetings in 2020:	10
In December 2020, the Audit and Finance Committee reviewed its charter and recommended to the Board that no changes were necessary.

The Board has determined that all members of the Audit and Finance Committee are independent and financially literate pursuant to New York Stock Exchange rules. The Board has also determined that Messrs. Alstead, Golston and Linebarger are audit committee financial experts within the meaning of the rules of the Securities and Exchange Commission (“SEC”). The

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section below under the heading “Audit and Finance Committee Report” discusses the functions of the Audit and Finance Committee and its activities during fiscal year 2020.

HUMAN RESOURCES COMMITTEE
Members: Michael J. Cave, Chair Sara L. Levinson Brian R. Niccol Maryrose T. Sylvester
Human Resources Committee responsibilities identified in its Charter include:
•establish goals and objectives with the CEO and evaluate at least annually the performance of the CEO in light of these goals and objectives;
•review and approve the total compensation of the CEO on an annual basis, including base pay, with input from all independent directors on the Board (who comprise the Nominating and Corporate Governance Committee) on the performance of the CEO in meeting his or her goals and objectives concerning the CEO’s total compensation;
•review overall compensation policies and plans for executive officers and other employees and, if necessary, recommend plans to shareholders;
•produce a report on compensation and review the Compensation Discussion and Analysis that we must include in our proxy statement;
•exercise the authority of the Board to adopt and amend compensation plans for executive officers and other employees, and recommend plans to shareholders;
•evaluate company management performance overall and recommend management successors;
•make recommendations regarding stock ownership levels of our executive officers and senior leaders as set forth in our Stock Ownership Guidelines and monitor such levels;
•review potential conflicts of interest, disclosure of any related waivers, and any other potential Code of Business Conduct violations by any of our executive officers (other than the CEO);
•make determinations regarding shareholder advisory votes on the compensation of NEOs; and
•review our policies applicable to executive officers regarding trading and hedging involving company securities.

Number of Meetings in 2020:	9
In December 2020, the Human Resources Committee reviewed the Human Resources Committee Charter and recommended to the Board that no changes were necessary.
The Board has determined that all members of the Human Resources Committee are independent under New York Stock Exchange rules.
The Human Resources Committee has overall responsibility for reviewing total direct compensation (consisting of base salaries, short-term incentive compensation, and long-term incentive compensation) for our executive officers. In addition, the Human Resources Committee reviews other aspects of compensation, such as deferred compensation plans, retirement plans, and health and welfare plans.
The Human Resources Committee has the authority to engage the services of outside advisors, experts, and others to assist it in performing its responsibilities. In late 2020, the Human Resources Committee completed a request for proposal with four executive compensation consultants, which included the incumbent Meridian Compensation Partners LLC. The request for proposal resulted in a change of consultants starting in November 2020, at which time the Human Resources Committee retained Pay Governance LLC to provide services and advice related to executive compensation. On an annual basis, the Human Resources Committee reviews and approves the scope of the independent consultant's services regarding executive compensation, the consultant's performance, and the fees related to work the consultants performed for the Human Resources Committee. The Human Resources Committee retains the right to terminate Pay Governance’s services at any time. The independent consultant's primary responsibilities to the Human Resources Committee include:
•Providing independent competitive market data and advice related to our CEO’s compensation level and incentive design;
•A review of our compensation levels, performance goals and incentive designs for the NEOs; and
•Benchmark data on executive compensation.
The Human Resources Committee has considered all factors relevant to Meridian’s and Pay Governance's independence from management and determined that Meridian and Pay Governance are independent, and that Meridian’s and Pay Governance's performance of services raises no conflict of interest. The Human Resources Committee’s conclusion was based in part on a report that Meridian and Pay Governance each provided to the Committee, which is intended to reveal any potential conflicts of interest.
In general, each November, the Human Resources Committee reviews executive compensation benchmarking data that the independent consultant prepares. The following February, the CEO proposes total target compensation, consisting of a base salary, a target short-term incentive opportunity, and a target value of long-term incentive opportunity for NEOs (except with

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BOARD MATTERS & CORPORATE GOVERNANCE
respect to his or her own compensation) based on benchmark data, as well as Company and individual performance. The CEO's recommendations are subject to review and approval by the Human Resources Committee, which makes the final determination. In 2020, there were significant leadership changes at the Company, including the hiring of new executives and a revamped organizational structure. The Human Resources Committee did not the usual benchmarking data in 2020 due to the number of executives that were new to roles; instead, the Committee reviewed benchmark data at the time each executive's role change or hire date.
The Human Resources Committee establishes goals and objectives with the CEO and evaluates at least annually the performance of the CEO, in light of these goals and objectives. The Human Resources Committee reviews and approves the total compensation of the CEO on an annual basis, including base salary, with input from all of the independent Directors on the Board (who comprise the Nominating and Corporate Governance Committee) on the performance of the CEO in meeting his goals and objectives, and concerning the CEO’s total compensation.
The Human Resources Committee annually approves a Short-Term Incentive Plan (“STIP”) to motivate and reward the performance of employees of Harley-Davidson and its subsidiaries. The Human Resources Committee also reviews and approves target STIP opportunities for our executive leadership team, which is comprised of our CEO and executives who report directly to the CEO, including all NEOs. The Human Resources Committee approves grants of awards to the CEO and executives who report directly to the CEO, including all NEOs, and the CEO approves grants to other employees within parameters that the Human Resources Committee has approved. The Human Resources Committee has authorized the CEO to make equity grants to employees in certain other instances (except to executives who report directly to the CEO, including all NEOs), including to help recruit a new employee or retain a current employee or to reward an employee for exceptional service or such other instance that the CEO believes is in the Company’s best interest.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Allan Golston, Chair[1] Troy Alstead R. John Anderson Michael J. Cave Sara L. Levinson N. Thomas Linebarger Brian R. Niccol Maryrose T. Sylvester
Nominating and Corporate Governance Committee responsibilities identified in its Charter include:
•identify and make recommendations to the Board on individuals qualified to serve as Board members consistent with the criteria that the Board has approved;
•review the company’s management overall to develop a CEO succession plan for recommendation to the Board;
•review and recommend the re-nomination of current Directors;
•review and recommend committee appointments;
•lead the Board in its annual review of the Board’s and its committees’ performance;
•provide input on the performance of the CEO in meeting his or her goals and objectives and concerning the CEO’s total compensation;
•maintain our Code of Business Conduct;
•maintain a process for review of potential conflicts of interest;
•review potential conflicts of interest and other potential Code of Business Conduct violations by our CEO or directors;
•review the disclosure of any waivers of conflicts of interest or other Code of Business Conduct violations by our CEO or directors;
•review and reassess annually our Corporate Governance Policy and recommend any proposed changes to the Board for approval;
•exercise the authority of the Board to review, establish, amend and revise Board compensation levels, plans and policies and, to the full extent permitted by rules of the New York Stock Exchange and applicable laws, regulations and rules, exercise the authority of the Board to adopt, administer and amend compensation plans for directors and recommend such plans to shareholders, as appropriate and required;
•make recommendations regarding and monitor stock ownership levels of the members of the Board as set forth in our Stock Ownership Guidelines;
•review our policies applicable to directors regarding trading and hedging involving company securities; and
•perform other related tasks, such as studying and making recommendations to the Board concerning the size and committee structure of the Board.

Number of Meetings in 2020:	7
In December 2020, the Nominating and Corporate Governance Committee reviewed the Nominating and Corporate Governance Committee Charter and recommended to the Board that no changes were necessary.
The Board has determined that all members of the Nominating and Corporate Governance Committee are independent under New York Stock Exchange rules.
______________________________________________________________________________________________________

1.    Mr. Golston became Chair of the Nominating and Corporate Governance Committee in December 2020, succeeding Mr. Linebarger who served as Chair from 2016 to 2020.

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BOARD MATTERS & CORPORATE GOVERNANCE
The Nominating and Corporate Governance Committee Charter outlines the criteria for identifying and recommending new candidates to serve on the Board. In considering any potential candidate for the Board, the Nominating and Corporate Governance Committee considers the following qualifications:
•principal employment;
•expertise relevant to the Company’s business;
•whether the potential candidate will add diversity to the Board, including whether the potential candidate brings complementary skills and viewpoints;
•time commitments, particularly the number of other boards on which the potential candidate may serve;
•independence and absence of conflicts of interest under New York Stock Exchange rules and other laws, regulations, and rules;
•financial literacy and expertise; and
•personal qualities, including strength of character, maturity of thought process and judgment, values, and ability to work with collegiality.
The Nominating and Corporate Governance Committee is responsible for establishing, reviewing, and revising compensation we pay to our Directors. The Nominating and Corporate Governance Committee, working with management and third-party compensation consultants, and reviewing benchmarked data from a comparator group of companies, determines Director compensation that it believes is competitive with these companies. The Nominating and Corporate Governance Committee periodically reviews and revises, when necessary, the Director Compensation Policy, generally with the aid of a compensation consultant.

The Nominating and Corporate Governance Committee's Charter has long required the Nominating and Corporate Governance Committee to consider diversity in its process of selecting Director nominees. Specifically, the Nominating and Corporate Governance Committee evaluates each candidate for Director on, among other things, the basis of the diversity that he or she would bring to the Board, including with respect to business and professional experiences, skills, ethnicity, race, and gender. We believe this policy has been effective in creating a Board comprised of diverse members and that the composition of the current Board reflects the Nominating and Corporate Governance Committee’s consideration of diversity in its evaluation and nomination process.

The Nominating and Corporate Governance Committee will consider candidates that shareholders recommend. Shareholders may recommend candidates for the Nominating and Corporate Governance Committee to consider by writing to the Nominating and Corporate Governance Committee in care of our Secretary, Harley-Davidson, Inc., 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. The Nominating and Corporate Governance Committee’s policy regarding Director candidates that shareholders recommend and the process for evaluating the nominees are as follows:
•If a shareholder has complied with procedures to recommend Director candidates that the Nominating and Corporate Governance Committee has established, then the Nominating and Corporate Governance Committee will consider Director candidates that the shareholder has recommended for available seats on the Board.
•In making recommendations to the Board of one or more candidates to serve as a Director, the Nominating and Corporate Governance Committee will examine each Director candidate on a case-by-case basis, regardless of who recommended the candidate. The Nominating and Corporate Governance Committee evaluates candidates in the same manner, whether a shareholder or the Board has recommended the candidate.
•In general, for each candidate that any person or group brings to the attention of the Nominating and Corporate Governance Committee for consideration for nomination as a Director, the Chair of the Nominating and Corporate Governance Committee will first make a determination whether the Nominating and Corporate Governance Committee should consider the candidate at that time based on factors the Chair deems relevant, including our current need for qualified candidates and the Chair’s view as to whether the candidate has sufficient qualifications for further consideration for nomination as a Director.
•If the Chair determines that the Nominating and Corporate Governance Committee should consider the candidate, then the Chair will report that determination to the Nominating and Corporate Governance Committee and communicate all relevant information to the Nominating and Corporate Governance Committee.
•Each Nominating and Corporate Governance Committee member is responsible for sending feedback on a candidate to the Chair. The Nominating and Corporate Governance Committee may take any additional steps it deems necessary to determine whether to recommend the candidate to the full Board.

To enable the Nominating and Corporate Governance Committee to consider a shareholder recommendation in connection with the 2022 Annual Meeting of Shareholders, we must receive the recommendation on or before December 10, 2021.

Submitting a shareholder recommendation to the Nominating and Corporate Governance Committee does not ensure that shareholders will have an opportunity to vote on the shareholder’s candidate because the Nominating and Corporate Governance Committee may determine not to recommend the candidate to the full Board or the full Board may determine not to

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recommend the candidate to shareholders. Any shareholder who wants to ensure that shareholders will have an opportunity to vote on the shareholder’s candidate has two options:

In one option, in 2020 we amended our By-laws and Restated Articles of Incorporation to allow for Director candidate nominations through proxy access. Under this proxy access process, a shareholder or group of up to 20 shareholders who have owned at least 3% of the Company’s outstanding common stock continuously for at least three years, may seek to include Director nominees in our proxy materials at our annual meeting. The maximum number of Director nominees that may be submitted pursuant to these provisions may not exceed 20% of the total number of Directors, rounded down to the nearest whole number (but not less than two) (the “Cap”), provided that the shareholders and nominees satisfy the requirements specified in the By-laws. The following individuals will count toward the Cap: (i) any existing Director if originally nominated and elected under the proxy access By-law within the last two years and whose reelection at the upcoming annual meeting is being recommended by the Board; (ii) any nominee who is subsequently withdrawn or that the Board itself decides to nominate for election at that annual meeting (e.g., pursuant to a settlement); and (iii) any nominee for whom the Company received one or more valid shareholder notices nominating such persons for election under the advance notice provision of the Company’s Restated Articles of Incorporation within the two preceding years.

We must receive notice of a shareholder’s Director nomination for the 2022 Annual Meeting of Shareholders pursuant to the proxy access By-law provision no sooner than November 10, 2021 and no later than December 10, 2021. If the notice is received outside of that time frame, then we are not required to include the nominees in our proxy materials for the 2022 Annual Meeting of Shareholders.

The other option is that the shareholder may nominate the Director candidate for the shareholders to vote on at the 2022 Annual Meeting of Shareholders, in addition to recommending the candidate to the Nominating and Corporate Governance Committee, by giving proper written notice to our Secretary in advance of the 2022 Annual Meeting of Shareholders. To give that proper notice, a shareholder must comply with the terms and time periods of our Restated Articles of Incorporation as supplemented by our By-laws. Our Restated Articles of Incorporation state that a shareholder must give written notice that complies with the Restated Articles of Incorporation and By-laws to our Secretary not less than 60 days before the date in 2022 corresponding to the date we released this Proxy Statement to our shareholders. Because we anticipate mailing the Notice of Internet Availability of Proxy Materials on April 9, 2021, we must receive notice of a nomination for a Director candidate for shareholders to consider at the 2022 Annual Meeting of Shareholders no later than February 8, 2022. Even if a shareholder delivers a timely notice and otherwise complies with the terms and time periods of our Restated Articles of Incorporation and By-laws, we will not be obligated to name the shareholder’s candidate in our proxy materials.

BRAND AND SUSTAINABILITY COMMITTEE
Members: Jochen Zeitz, Chair Sara L. Levinson Brian R. Niccol N. Thomas Linebarger
Brand and Sustainability Committee responsibilities identified in its Charter include:
•monitor consumer, market, industry, and macroeconomic trends, issues and concerns that could affect the company’s brand relevance and its retail and go-to-market models, processes, resources, activities, strategies and other capabilities, and make recommendations to the Board and management regarding how the Company should respond to such trends, issues and concerns;
•monitor the social, political, environmental, public policy, legislative and regulatory trends, issues and concerns that could affect the company’s brand and sustainability models, processes, resources, activities, strategies, and other capabilities, and make recommendations to the Board and management regarding how the company should respond to social and environmental trends, issues and concerns to more effectively achieve its brand and sustainability goals;
•consider and advise management on high-leverage aspects of the Harley-Davidson brand and the company’s retail and go-to-market strategies to rapidly improve its brand relevance, retail prowess and new customer creation in the near-term, while building strong leadership and company capabilities in these areas for the long-term;
•assist management in setting strategy, establishing goals, and integrating brand, social and environmental shared value creation and inclusion into daily business activities across the company consistent with sustainable growth;
•review new technologies and other innovations that will permit the company to achieve sustainable growth without growing our environmental impact; and
•consider the impact that the company’s sustainability policies, practices and strategies have on employees, customers, dealers, suppliers, the environment, and the communities in which the company operates and where its customers ride.

Number of Meetings in 2020:	2
In 2011, the Board formed the Sustainability Committee, and in 2019, the Board renamed the committee the Brand and Sustainability Committee and approved a revised charter for the Brand and Sustainability Committee.

In February 2021, the Brand and Sustainability Committee reviewed the Brand and Sustainability Committee Charter and recommended to the Board that no changes were necessary.

The Brand and Sustainability Committee plays an integral role in providing oversight, advice and assistance to the Board and to the Company’s management in developing, implementing, and monitoring social and environmental policies, practices, and

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BOARD MATTERS & CORPORATE GOVERNANCE
strategies that will foster sustainable growth of the Company on a global basis. We define sustainable growth as the ability to grow and operate our business by preserving and renewing the Company’s heritage through global opportunities for shared value creation and inclusion. Sustainable growth is driven through leadership and continually challenging the Company’s business model, strategies, processes, products, services, and other capabilities to realize the substantial long-term value of the Company, our heritage, our environment, and our people.

As part of providing oversight, advice, and assistance to the Board in fostering sustainable growth, the Brand and Sustainability Committee assists the Board in ensuring that the Company grows without increasing our environmental impact, which is consistent with the Company’s current strategic plan and our long-term sustainability objective.
BOARD MEETINGS, ATTENDANCE, EXECUTIVE SESSIONS, AND ANNUAL MEETING ATTENDANCE
In 2020, there were twelve meetings of the Board. All Director nominees, except Mr. Farley, who has not previously served on the Board, attended at least 75% of the meetings of the Board and the committees on which they served during 2020.
The Board met in executive sessions during all regularly scheduled in-person meetings, without management present, and plans to continue that practice going forward. As the non-executive Chairman of the Board until February 28, 2020 and as a Presiding Director until April 6, 2020, Mr. Cave presided over these executive sessions. Effective April 7, 2020, Mr. Linebarger became Presiding Director and supervised the executive sessions.
Unless a Director has an unexpected conflict in his or her schedule, we expect all Directors to attend the Annual Meeting. All but one of the Directors attended our 2020 Annual Meeting.
LEADERSHIP STRUCTURE

As part of the leadership change that we announced in 2020, Mr. Zeitz became the Chairman of our Board and President and Chief Executive Officer. Since the roles of the Chairman and the Chief Executive Officer are currently combined and our Chairman is not considered independent, we now have a Presiding Director, who is elected by the Nominating and Corporate Governance Committee. Mr. Linebarger is currently serving as our Presiding Director. Our Corporate Governance Policy gives the Board the flexibility and authority to modify this leadership structure as and when appropriate to best address the Company’s current circumstances and to advance the best interests of all shareholders.

The Board believes the current structure whereby a single individual acts both as CEO and Chairman streamlines accountability for our performance and provides centralized management and direction for the Company, allowing for a single, clear focus for management to execute our business strategies. The Board believes the following ensures an appropriate level of management oversight and independence: (i) the number of independent, experienced Directors that make up the Board; (ii) the roles in the oversight of risk management that committees of the Board have, as discussed below; and (iii) the independent oversight and responsibilities of the Presiding Director.

The primary roles of the Presiding Director are to assist the Chairman in managing the governance of the Board and to serve as a liaison between the Chairman and other Directors. The Presiding Director will: (i) preside at all meetings of the Board at which the Chairman is not present, including all executive sessions of the non-management and/or independent Directors; (ii) have the authority to call meetings of the non-management and/or independent Directors; and (iii) serve as a contact for interested parties who wish to communicate with non-management Directors.
THE BOARD’S ROLE IN THE OVERSIGHT OF RISK

Our Board has been actively overseeing the Company’s critical work in the ongoing COVID-19 pandemic, including through regular updates from and discussions with the Company’s executives. The Board’s review and discussion around this ongoing crisis spans a broad range of matters, including protecting the health and safety of our employees, evaluating the impact of the pandemic on strategy, operations, liquidity and financial matters, and supporting the communities in which we operate.

While the Board has the ultimate responsibility for oversight of the risk management process, various committees of the Board have a role in the oversight of risk management. In particular, the Audit and Finance Committee focuses on financial risk, including the oversight of the systems of internal control over financial reporting, and it receives an assessment of the Company’s systems to monitor and manage business risk from our independent registered public accounting firm. Internal audit regularly reviews risk management processes and internal controls with the Audit and Finance Committee. The Audit and Finance Committee also monitors cybersecurity risk and receives a report from the Chief Information Security and Privacy Officer at each regular Audit and Finance Committee, as well as a report on legal and compliance matters. In addition, the Human Resources Committee reviews our compensation program for compensation risk as we describe further in the “Compensation Discussion and Analysis” section of this Proxy Statement. Risk management is an integral part of our annual strategic planning process. The entire Board reviews the strategic risk management plan at least annually.

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SHAREHOLDER COMMUNICATION WITH THE BOARD

Shareholders and other parties interested in communicating with our Presiding Director or non-management Directors, including Committee Chairs, may do so by writing to such Director, in care of our Secretary, Harley-Davidson, Inc., 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. The Corporate Governance area on our investor relations website located at https://investor.harley-davidson.com lists the current members of the Board. We open and forward all mail to the Director or Directors specified in the communication.

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POLICIES AND PROCEDURES GOVERNING RELATED PERSON TRANSACTIONS

In December 2002, our Nominating and Corporate Governance Committee adopted a written policy regarding transactions with related persons. The Nominating and Corporate Governance Committee amended this policy, which we refer to as our Conflict of Interest Process for Directors, Executive Officers, and other Employees, in December 2003.

Under the policy, conflict of interest issues for the CEO or any Director shall be submitted to and reviewed by the Chair of the Nominating and Corporate Governance Committee. If the Chair of the Nominating and Corporate Governance Committee determines that an actual conflict of interest issue exists, then the entire Nominating and Corporate Governance Committee reviews the potential conflict of interest. If our Nominating and Corporate Governance Committee determines that an actual conflict exists, the Nominating and Corporate Governance Committee decides whether to waive the conflict or require the CEO or Director to remove the conflict. Any conflicts that are waived by our Nominating and Corporate Governance Committee are promptly disclosed to our shareholders.

Any potential conflict that arises for any executive officer (other than our CEO and the Vice President and Chief Legal Officer) is reviewed by our Vice President and Chief Legal Officer. Any potential conflict that arises for our Vice President and Chief Legal Officer is reviewed by our CEO. When reviewing a potential conflict of interest, if the Vice President and Chief Legal Officer or CEO determines that a conflict of interest issue exists, the Chair of the Human Resources Committee reviews the issue. If the Chair of the Human Resources Committee agrees that a conflict of interest issue exists, then the entire Human Resources Committee reviews the issue. If the Human Resources Committee also agrees that a conflict exists, the Human Resources Committee decides whether to waive the conflict or require the officer to remove the conflict. Any conflicts that are waived by our Human Resources Committee are promptly disclosed to our shareholders.

Any conflict of interest issue involving any other employee is reviewed by an attorney in our Legal Department. If the attorney believes that an actual conflict of interest issue exists, then the attorney submits the conflict of interest issue to our Vice President and Chief Legal Officer. If our Vice President and Chief Legal Officer determines that an actual conflict exists, then he decides what steps should be taken to resolve the conflict.
CERTAIN TRANSACTIONS

During 2020, there were no transactions with Directors that would require disclosure under SEC rules. In determining whether Directors are independent, the Board considered Mr. Linebarger’s role at Cummins Inc. (“Cummins”) and Ms. Sylvester's role at ABB Group. Cummins and ABB Group are suppliers to the Company. Mr. Linebarger, a Director, is the Chairman and Chief Executive Officer of Cummins. Ms. Sylvester, a Director, was the U.S. Managing Director and U.S. Head of Electrification of ABB Group until July 2020. Both commercial relationships existed before Mr. Linebarger and Ms. Sylvester joined the Board and, in Ms. Sylvester’s case, before she joined ABB Group. During 2020, we continued a modest commercial relationship with ABB Group but did not have any transactions with Cummins. Transactions with ABB Group were negotiated on an arm’s-length basis, were below $300,000 in the aggregate and were below the applicable threshold under New York Stock Exchange rules. Accordingly, these relationships do not prevent Mr. Linebarger or Ms. Sylvester from qualifying as an independent Director, and the Board considers Mr. Linebarger and Ms. Sylvester to be independent Directors. Mr. Linebarger, as the Chair of the Nominating and Corporate Governance Committee at the time, considered the ABB Group relationship under our Conflict of Interest Process, and he determined that no actual conflict of interest issue exists as a result of the relationship. Because Mr. Linebarger was the Chair of the Nominating and Corporate Governance Committee until December 2020, the entire Nominating and Corporate Governance Committee (excluding Mr. Linebarger) considered the Cummins relationship under our Conflict of Interest Process and determined that no actual conflict of interest issue exists as a result of the relationship.

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COMPENSATION DISCUSSION & ANALYSIS
In this section:
In this report, we use the following abbreviations:

ABBREVIATION	STANDS FOR	DESCRIPTION
HDI	Harley-Davidson, Inc.	Corporate entity for the overall Company, under which HDMC and HDFS operate
HDMC	Harley-Davidson Motor Company	Group that is accountable for the design, manufacturing, marketing and sales of our motorcycles and related products
HDFS	Harley-Davidson Financial Services	Group that provides motorcycle and related products financing and insurance products and services for our dealers and their retail customers
LETTER FROM THE HUMAN RESOURCES COMMITTEE

Dear Fellow Shareholder,

As in past years, this letter and the remainder of our Compensation Discussion & Analysis support the commitment of the Board and the Human Resources Committee to provide shareholders with a thorough and easy to understand description of our executive compensation program along with insight into how we govern compensation.

Twenty-twenty was an unprecedented year for our Company. We experienced significant leadership changes resulting in the hiring of a new Chairman, President and Chief Executive Officer, a new Chief Financial Officer, and a Chief Digital Officer, as well as a revamped organizational structure that brought new talent into Harley-Davidson Motor Company, Harley-Davidson Financial Services and key executive leadership roles at Harley-Davidson Inc.

Your new leaders launched The Rewire, a critical restructuring of the Company's operating model. On February 2, 2021, the team also announced details of The Hardwire, the Company's new five-year strategic plan, which is designed to enhance the desirability of Harley-Davidson and fuel our unique lifestyle brand. The Company also embarked on a multi-year journey to become a high-performing organization with the launch of H-D#1 leadership principles, which provide the framework to execute on our strategic priorities. The resulting organization is leaner, more aligned, and making decisions faster to adapt to a rapidly changing environment.

Your CEO and leadership team created a new vision and mission for the organization that will guide our actions and strategy:

Our vision: Building our legend and leading our industry through innovation, evolution and emotion

Our mission: More than building machines, we stand for the timeless pursuit of adventure. Freedom for the soul

The Board and the leadership team are fully engaged to focus on the execution of the new Hardwire strategy. Our five-year strategic plan is anchored in desirability, the central theme that underpins our plan. Key elements include:
•Profit Focus: investing in our strongest motorcycle segments that drive growth and profit;
•Selective Expansion and Redefinition: focusing on opportunities in profitable segments, aligned with brand capabilities;
•Lead in Electric: a dedicated investment in innovation and the electric market, to deliver the most desirable electric motorcycles in the world;
•Growth Beyond Bikes: growing our complementary businesses, both product and lifestyle experiences;
•Customer Experience: putting customers, riders and non-riders, at the forefront of Harley-Davidson's products, experiences, and investments; and

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EXECUTIVE COMPENSATION
•Inclusive Stakeholder Management: people, planet, and profit - delivering long-term value for all stakeholders.

The Hardwire is focused on delivering desirability through the following ways:
•Target increased profitability and double-digit EPS growth through 2025;
•Broaden view of its customer inclusive non-riders, tailoring each step of the journey in engaging in new ways, including a multi-channel digital ecosystem;
•Invest in stronghold segments of Touring, large Cruiser and Trike to strengthen and grow its position in these highly profitable markets;
•Expand into Adventure Touring and within the Cruiser segment to unlock untapped volume, margin, and potential;
•Launch Harley-Davidson Certified, a pre-owned motorcycle program, helping to drive expected growth across all complementary businesses;
•Further commit to electric with the creation of a dedicated division focused exclusively on leading the future of electric motorcycles;
•Fuel power of global lifestyle brand through reinvigoration of parts, accessories, and riding gear and global expansion of financial services; and
•Extend employee ownership to all employees by making an equity grant to approximately 4,500 employees.

All of these transformational efforts were launched during a global pandemic declared in mid-March 2020 and the economic contractions resulting from worldwide efforts to mitigate the pandemic’s impact. The impact on your company was unforeseen and significant. Dealerships around the world were temporarily closed and we suspended operations at our manufacturing facilities for approximately two months. In response, Mr. Zeitz forfeited two months of his CEO base salary and the Board forfeited two months of their cash retainer. The remaining NEOs had a 30% pay reduction for two months in the second quarter in response to the pandemic. Also, several other employee groups made sacrifices with a 10-20% reduction of pay over those two months.

It was clear by mid-year that the pre-pandemic goals and objectives that we established in our 2020 short-term incentive plan and our outstanding performance shares for the three-year performance periods of 2018-2020, 2019-2021, and 2020-2022 would likely be unattainable. Despite the challenges, the entire Company took resilience actions to survive through the pandemic and to ensure we would thrive in the future. As detailed further on page 33, with the support of every Harley-Davidson employee, the leadership team accomplished significant resilience actions, including the following:
•Protecting the value and desirability of our products by completely changing our approach to supply and inventory management with a focus on a powerful dealer network;
•Resetting our global business, prioritizing the highest potential markets with resources and autonomy through “freedom within a framework”;
•Streamlining our product portfolio and rebuilding our go-to-market launch practices for maximum impact;
•Expanding our business focus beyond motorcycles, with a strong recommitment to our Parts & Accessories and General Merchandise businesses to drive desirable growth; and
•Implementing specific measures to support our employees, customers, dealers, and stakeholders.

Driven by the unforeseen impact of the global pandemic, actual results for our 2020 short-term incentive plan were below the minimum level of net income required; thus, participants did not earn incentive payouts. Similarly, there was not a payout under our performance shares for the 2018-2020 performance period due to below-threshold results.

Your Human Resources Committee carefully considered the outcome of results against pre-pandemic goals, the significant leadership changes made in 2020, and the clear and compelling resilience actions taken to survive through the global pandemic, and to thrive thereafter. In consideration of the contributions of Harley-Davidson employees, the Human Resources Committee concluded that taking no action in the face of a zero payout under the short-term incentive plan was not in the shareholders’ best interests. Therefore, the Human Resources Committee approved a discretionary award, referred to as a "Discretionary Resilience Bonus," equal to 60% of each eligible participant’s 2020 target short-term incentive award, a payout level significantly below payout levels that participants earned under our plan in the past five years. The Human Resources Committee believed it was appropriate to award a bonus to employees for 2020 on a discretionary basis to recognize their efforts to overhaul the business by executing the actions that the Company refers to as The Rewire; to develop The Hardwire; and to address the challenges associated with the unprecedented impacts of the COVID-19 pandemic on the Company's operations and business. The Human Resources Committee did not take similar action relating to the below-threshold results for the 2018-2020 performance period under outstanding performance shares.

We thank those shareholders that took the time to engage with us during the year; your constructive feedback was helpful. We welcome an ongoing dialogue as we look to the future.
On behalf of the Human Resources Committee,
Michael J. Cave
Human Resources Committee
Michael J. Cave, Chair
Sara L. Levinson
Brian R. Niccol
Maryrose T. Sylvester

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	23

EXECUTIVE COMPENSATION
COMPENSATION DESIGN
Executive Compensation Philosophy
We intend the cornerstone principles of our compensation philosophy, which focus on pay-for-performance, to be evergreen in nature.
We established the 2020 incentive plans in February 2020 and aligned them to the prior More Roads to Harley-Davidson plan. Twenty-twenty was an unprecedented year for our Company. We experienced significant leadership changes that resulted in the hiring of a new Chairman, President and Chief Executive Officer, a new Chief Financial Officer, and a Chief Digital Officer. A revamped organizational structure brought new talent into Harley-Davidson Motor Company, Harley-Davidson Financial Services and key executive leadership roles at Harley-Davidson, Inc. We have aligned our incentive plans for 2021 to The Hardwire, our 2021-2025 strategic plan.
The Human Resources Committee in February 2020 approved the following performance measures for our 2020 incentive plans and awards:

PERFORMANCE MEASURE	WHY IT MATTERS
Consolidated Net Income	Significant driver of shareholder value; measures financial performance for the year
HDMC Asset Productivity	Measures how effectively and efficiently HDMC manages its investment in net assets to produce revenue
HDFS Return on Assets	Focuses specifically on how effectively and efficiently HDFS manages its finance receivables to generate operating income
HDMC Average Return on Invested Capital	Focuses on how well HDMC uses its capital to generate income and shareholder value over time
Strategic Milestones	The Human Resources Committee approved a strategic milestone measure tied to U.S. Net New Rider Growth. Subject to a net income performance hurdle requirement to ensure we meet minimum expectations of financial performance before a payout is earned

Why did you not use relative performance measures in 2020?

The Human Resources Committee focused on approving informed, meaningful performance goals that aligned with long-term shareholder value. Harley-Davidson is the only publicly traded company that is focused primarily on motorcycles, which makes relative total shareholder return (TSR) comparisons difficult. However, for the design of the performance shares that we granted in 2021, the Human Resources Committee approved the inclusion of a relative TSR modifier. Depending upon Harley-Davidson's TSR performance relative to a consumer discretionary peer group, the performance share results can increase or decrease by +/- 15% but the total payout cannot exceed 200% of the target award amount.

24	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION
An Overview of our Executive Compensation Program
The Harley-Davidson compensation program as it relates to the executive officers that we name in the Summary Compensation Table, who are our Named Executive Officers or NEOs, is comprised of four core elements:

ELEMENT[1]	PURPOSE	KEY FEATURES FOR 2020	CHANGES FOR 2021
Compensate executives competitively for their role at Harley-Davidson
•    In April, we cancelled annual pay base salary increases that we approved in February 2020
•    Temporary base salary reductions for salaried employees for two months (May/June), CEO pay reduced to $0 during this timeframe, remaining NEOs received a 30% base salary reduction

• No annual base salary increases for NEOs • Elimination of the annual base salary increase
To drive and reward the achievement of financial and strategic priorities during the year
•    Target value determined based on the role and set with reference to a range around the market 50th percentile for those NEOs active in February 2020
• No change to individual executive targets or maximum short-term incentive opportunities
•    Actual payout could range from 0-200% of target
•    2020 measures: HDI consolidated net income, HDMC asset productivity and HDFS return on assets
•    Minimum net income performance requirement to earn any payout
•    All STIP eligible employees participated in this plan
• Simple, focused plan set to realistic targets • Moving to operating income as the sole measure
To drive and reward the achievement of financial priorities and shareholder value creation
•    Granted as a combination of performance shares and time-based restricted stock units for those NEOs active in February 2020

•    Performance shares:
○    2020 measures: Cumulative HDI net income, HDMC average return on invested capital over three years and strategic milestones related to U.S. net new rider growth
○    Actual payout can range from 0-200% of target
○    Dividends accrued and paid in proportion to vested shares

•    Restricted stock units:
○    Performance during the prior year considered when approving grant
○    Awards vest in equal amounts one, two, and three years following grant
○    The awards for Mr. Zeitz will vest on the first anniversary of the grant date

•    Retaining 60% weighting on performance shares and 40% weighting on time-based RSUs
• Added a relative TSR modifier to performance share design that can increase or decrease the payout by 15%. Underlying stakeholder categories – Shareholders, Marketplace, People and Community – will utilize financial (ROIC and Revenue) and non-financial measures (Diversity and Employee Engagement)

Employee benefits	To provide market-typical benefits that enable executives to undertake their roles and ensure their well-being
•    Benefit programs offered to executives in similar form and manner as other employees
•    Retirement plans vary by individual and include participation in the 401(k) plan, a deferred compensation plan and in certain circumstances a defined benefit plan.
•    Additional modest executive perquisites are provided, including life insurance, supplemental executive retirement plan in lieu of post retirement life, executive physical, limited use of the corporate aircraft, and limited spousal or partner travel benefits
• Executive life insurance benefit eliminated. • Employer match eliminated in deferred compensation plan
1.    Percentage represents average percent of the total direct compensation in 2020 for the specified element of compensation for our NEOs who remained employed at December 31, 2020. Total direct compensation is base salary, target short-term incentive, and target opportunity for long-term incentives.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	25

EXECUTIVE COMPENSATION
Pay Mix
The majority of target compensation for our NEOs, including the CEO, is at-risk variable compensation, with a significant emphasis on equity-based compensation. Our approach reflects the cornerstone principles of our compensation philosophy: pay-for-performance through the use of at-risk variable pay, the use of equity compensation to align executives’ interests with those of our shareholders, and encouraging both outcomes and behaviors through the use of a mix of compensation elements. The following graphs set out the value of compensation elements for 2020 assuming performance at target.

Note: Based on 2020 target compensation; other NEOs is an average across the NEOs other than the CEO. Excludes any special awards to NEOs and excludes former executives not employed at December 31, 2020. The CEO Pay Mix reflects his base salary, bonus of $1.5M for delivering The Hardwire, and two restricted stock awards totaling $5M. It does not include his relocation bonus.
Pay-for-Performance at Harley-Davidson
We have designed our compensation program such that compensation outcomes in years of strong performance should trend above target, while outcomes trend downward in years where performance is below expectations. There are a variety of factors that can impact this trend year-to-year, including, but not limited to, broad consumer and economic market factors, changes in global trade conditions, supply availability, and labor costs.
Based on outcomes, our incentive plans are working as designed and intended. Over the last five years, the outcomes under our financial incentive plans have been in line with performance:
•The financial component of the short-term incentive plan (STIP) paid out below target in four of the last five years; and
•The long-term incentive plan (delivered in cash prior to 2016) has paid out below target for the last five years.
As a result, our NEOs have realized pay that is lower than both their target compensation and the compensation that we have reported for them in the Summary Compensation Table.

26	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION
Overview of our Compensation Policies and Practices
Underpinning our compensation program, there are a number of policies and practices we have adopted to ensure we meet the high governance standards that our shareholders expect and that we expect of ourselves.

WHAT WE DO	WHAT WE DON’T DO
•    Target pay levels around the 50th percentile
•    Deliver the majority of target compensation based on performance
•    Align our performance measures and goals with our strategy
•    Use objective performance measures and goals, and clearly disclose them
•    Promote retention through vesting periods of between one and three years
•    Conduct an annual assessment of compensation risk
•    Apply payout caps under our incentive plans
•    Maintain a clawback policy
•    Maintain stock ownership guidelines
•    Conduct an annual “say-on-pay” vote
•    Review tally sheets annually
•    Review executive talent and succession plans
•    Engage an independent compensation consultant
•    Use a double-trigger vesting provision on all long-term incentive awards

X    Provide tax gross-ups on any change in control benefits
X    Design plans that encourage excessive risk
X    Enter into employment contracts
X    Deliver guaranteed pay increases
X    Deliver guaranteed incentive awards
X    Hedging, pledging or short sales
X    Option repricing

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	27

EXECUTIVE COMPENSATION
COMPENSATION GOVERNANCE
Compensation Oversight
The Human Resources Committee, which Michael J. Cave chairs, consists of four independent outside Directors. During 2020, the Human Resources Committee met nine times. The Human Resources Committee has overall responsibility for approving the total direct compensation of our executive leadership team, which includes the CEO and all other NEOs. In addition, the Human Resources Committee reviews other aspects of compensation, such as our deferred compensation plans, retirement plans, and health and welfare plans. The Human Resources Committee is also involved in assessing the results of an annual talent assessment and reviews succession plans for leadership roles.
The Human Resources Committee receives information and support from an independent consultant, as well as management, both of which impact the ultimate recommendations the Human Resources Committee makes to the Board.

Shareholders can find additional information on the Human Resources Committee in the Board Matters & Corporate Governance section starting on page 14.
Use of an Independent Consultant
The Human Resources Committee has the sole authority to engage the services of outside advisors, experts, and others to assist in performing its duties. Each year, the Human Resources Committee reviews and approves the scope and associated consulting fees and evaluates the consultant’s subsequent performance. In late 2020, the Human Resources Committee completed a request for proposal with four executive compensation consultants which included the incumbent Meridian Compensation Partners LLC. The request for proposal resulted in a change of consultants starting in November 2020, at which time the Human Resources Committee retained Pay Governance LLC to provide services and advice related to executive compensation. The primary areas of support that Meridian provided and Pay Governance now provides include:
•Market data and advice related to our CEO’s compensation level and incentive design;
•Market data and an associated review of our compensation levels, performance goals and incentive designs for other executives;
•Annual executive compensation program design;
•Long-term incentive plan design;
•Change-in-control protection review;
•Annual review of the Board's compensation; and
•General market and regulatory updates.
In accordance with SEC requirements, the Human Resources Committee reviewed Meridian’s and Pay Governance's independence during the year and confirmed that both are independent and that no conflict of interest is present.

28	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION
The Annual Process
The Human Resources Committee approves an annual calendar each year, which outlines the items that it will address at each meeting. Across their typical five meetings, the Human Resources Committee primarily reviews and approves items related to the CEO as well as broader executive officer compensation, including matters outlined in our stock plans. More broadly, the Human Resources Committee annually approves various incentive plans that apply across Harley-Davidson, which aligns our employees' goals with the strategic plan, while also providing an opportunity for individual performance recognition. The Human Resources Committee also reviews succession plans for the leadership team and an annual talent assessment.
Given the significant challenges the organization faced in 2020, the Human Resources Committee met an additional four times related to the appointment of Mr. Zeitz as Acting President and CEO, his appointment as President and CEO, and impacts on incentive and benefit plans due to the worldwide pandemic, for a total of nine meetings. In addition, the Human Resources Committee completed three actions via written consent.
In the sections that follow, we provide additional details on some of the most important aspects of the Human Resources Committee’s work in 2020.
Shareholder Engagement
Harley-Davidson takes shareholder input and feedback seriously, and our senior management and Investor Relations staff regularly interact with our shareholders. The majority of our shareholders voted in favor of say-on-pay in 2020 resulting in a 72.9% level of support based on the shares voted. The Human Resources Committee Chair, Chief Financial Officer, Chief Human Resources Officer, and Investor Relations staff engaged with shareholders prior to our 2020 Annual Meeting of Shareholders. We targeted our largest shareholders representing approximately 60% of outstanding shares. We held telephonic meetings with shareholders who accepted our invitation to engage, which represented approximately 50% of outstanding shares. We focused our discussion on executive compensation as well as environmental, social, and governance issues.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	29

EXECUTIVE COMPENSATION
In general, shareholders were supportive of our executive compensation philosophy, but did have questions about some aspects of how we set incentive plan targets year-over-year and the overarching alignment of pay with performance. Shareholders also asked questions on the compensation arrangements for our new Chairman, President and Chief Executive Officer. In our discussions we provided information on how we structure our plans, which the Human Resources Committee reviews and approves. Shareholders also asked questions related to pay equity, board diversity, and impacts on the environment, providing insights to help us with the evolution of our new Inclusive Stakeholder Management Report coming in 2021.
Compensation Peer Group
On an annual basis, the Human Resources Committee undertakes a review of the compensation peers that we use to provide insight into market competitive pay levels and practices. Defining a relevant compensation peer group is challenging because Harley-Davidson is the only publicly traded company that is focused primarily on motorcycles. We use two comparator groups, reflecting the skills and experience we require in our leadership team:

Manufacturing Peer Group
•    The first consists of companies for whom manufacturing and engineering are key attributes – the Manufacturing Peer Group (weighted at 60%)

Branded Peer Group
•    The second consists of companies for whom the maintenance of a strong product brand is a key attribute – the Branded Peer Group (weighted at 40%)

Experience with each of these aspects of our business is critical in the talent we recruit; equally, these are skills that other companies seek in candidates, meaning that our executives can be targets for both.

How were the two groups used in 2020?
The Human Resources Committee’s independent consultant prepared a report, that set out 50th percentile market data for each peer group (i.e., two separate data points), and a ‘blended’ 50th percentile, developed by taking the Manufacturing 50th percentile and weighting it at 60% and the Brand 50th percentile and weighting it at 40%.
The independent consultant presented both regressed (i.e., adjusted to reflect Harley-Davidson’s size based on observed relationships between revenue and compensation) and non-regressed (i.e., raw, unadjusted) data points on this basis. The Human Resources Committee considered both data points when reviewing target compensation and decided to maintain existing pay levels and targets that are within the range of plus or minus 20% of median for both data points.

The Human Resources Committee removed Tesla, Inc. and Collins Aerospace (formerly Rockwell Collins, Inc.) from the Manufacturing Peer Group in 2020. The Human Resources Committee, along with Pay Governance, will review the need for two peer groups in 2021 and plans to recommend changes to simplify prior to compensation benchmarking that will occur in 2021.
The table below shows the 2020 peer groups.

30	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION
Managing Compensation-Related Risks
We design our compensation program with the understanding that while some degree of risk is necessary and appropriate, we believe our compensation program should not encourage excessive or inappropriate risk. The Human Resources Committee regularly monitors and evaluates our compensation policies and practices to ensure they align with good governance practices.
The Human Resources Committee annually undertakes a compensation risk assessment to establish whether our compensation program is successfully achieving these objectives, while aligning pay for performance. The 2020 review concluded that our compensation program, particularly our cash incentive plans and long-term incentives, appropriately balance risk, pay-for-performance, and the desire to focus executives on specific financial and operational measures. The Human Resources Committee believes our program does not encourage unnecessary or excessive risk-taking, nor does it create risks that are reasonably likely to have a material adverse effect on the Company.
We have adopted the following policies and agreements to further underpin our executive compensation program with robust governance practices. The Human Resources Committee believes these are appropriate and reflect the expectations of our shareholders while providing for clear alignment between the interests of executives and those of our shareholders.
Clawback
The Human Resources Committee believes it makes good business sense to reserve the right to claw back or recoup, previously paid compensation or adjust credited compensation in certain circumstances. The clawback applies in the event that the Board or an appropriate Board Committee determines that an executive officer engaged in any fraud or intentional misconduct that was a contributing factor to Harley-Davidson having to restate any financial statements filed with the SEC due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. If that occurs, then the Board or the Human Resources Committee may, at its discretion and to the extent permitted by governing law, require the Company to seek reimbursement or forfeiture of any eligible compensation paid or credited to, or earned by, such executive officer.
Compensation subject to forfeiture will be any bonuses paid, or credited to, or any other incentive compensation earned by, an executive officer in excess of the amounts that would have been paid or credited to, or earned by, such executive officer during the three-year period preceding the date on which the Company is required to prepare the restatement based directly on the restated financial results.
Stock Ownership Guidelines
To reinforce the link between the long-term interests of our executives and all stakeholders, including our shareholders, we require Directors and executives to own a minimum amount of our common stock.

TITLE	BASE SALARY GUIDELINE
CEO	6X	In assessing the level of achievement, the Human Resources Committee takes into account personal holdings, unvested restricted stock and restricted stock units, unvested performance shares, vested unexercised stock options and stock appreciation rights, and shares held in 401(k) accounts.
Chief Operating Officer	4X
Senior Vice President	3X
Vice President	2X
The Human Resources Committee annually reviews progress and compliance with the stock ownership guidelines, with a failure to meet or show sustained progress towards achievement resulting in the potential reduction in or restriction of future stock awards.
As of December 31, 2020, all our NEOs employed with the Company as of that date exceeded their target ownership levels, except Ms. Goetter. As a new executive, Ms. Goetter has five years to achieve her guideline.
Pay Governance has recommended changes to the Stock Ownership Guidelines. The Human Resources Committee will review the proposed policy changes in 2021.
Option repricing
Under our stock plan, the repricing or exchange of underwater stock options is prohibited.
Maximum caps and ability to reduce awards
Our annual cash incentive plans provide that the Human Resources Committee may reduce awards that executives would otherwise earn by up to 50%, and there is a 200% cap on all cash payouts. Under our long-term incentive plan, the maximum payout for performance shares is 200% of the initial number of shares granted, although the value of awards remains subject to upward and downward movement in our share price.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	31

EXECUTIVE COMPENSATION
Anti-Hedging and Pledging Policy
Given certain forms of hedging and pledging protect the individual from the full risks associated with share ownership, Directors, officers, and employees are prohibited from any hedging or pledging transactions with respect to Company securities. Without limitation, the prohibition on hedging includes any financial instruments or other transactions that hedge or offset, or are designed to hedge or offset, any position relating to Company securities (including compensation awards), including prepaid variable forward contracts, equity swaps, collars, puts, calls, and other derivative instruments and exchange funds.
This maximizes the alignment of interests with our stakeholders and minimizes the risk of executives making decisions that are not in the sustainable long-term interests of Harley-Davidson.

32	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

2020 COMPENSATION DECISIONS AND OUTCOMES
An Overview of Performance in 2020
Operating income was down versus 2019, primarily due to lower revenues as a result of the pandemic, as well as the strategic shift to move the motorcycle model year launch timing to the beginning of the calendar year. Operating income from Harley-Davidson Financial Services was down versus 2019, driven by lower retail unit sales, a higher provision for credit losses, and higher interest expense.
Twenty-twenty results included The Rewire actions, which was an overhaul of the entire Company and reset of the cost structure, effectively lowering our cost base by approximately $115 million. Key deliverables of The Rewire included:
•Reduced complexity and increased speed by implementing a new operating model across the organization to provide simplicity, agility, and efficiency;
•Streamlined our planned product portfolio by 30% and rebuilt our go-to-market efforts to deliver maximum impact;
•Re-set motorcycle model year launch timing closer to the start of the riding season;
•Re-set our global footprint by exiting 39 markets and maintaining a sharpened focus on our 50 highest potential markets;
•Optimized our dealer network, reducing the total network by approximately 60 net dealers;
•Strengthened our supply and inventory management processes, which tightened dealer inventory; and
•Expanded our focus beyond motorcycles by committing to our Parts & Accessories Business and our General Merchandise Business by investing in new channel strategies and better product assortments.
Overall, 2020 performance resulted in below threshold outcome under the short-term incentive plan. There was no payout under performance share awards related to the 2018 through 2020 performance period reflecting below target performance on net income and ROIC for that period.
Our Named Executive Officers in 2020
For 2020, the following individuals were our NEOs:

NAMED EXECUTIVE OFFICER	TITLE
Jochen Zeitz	Chairman, President and Chief Executive Officer
Gina Goetter	Chief Financial Officer
Lawrence G. Hund	Chief Commercial Officer
Julie Anding	Chief Administrative Officer
Luke C. Mansfield	Vice President Motorcycle Management
J. Darrell Thomas	Interim Chief Financial Officer and Vice President Treasurer
Matthew S. Levatich	Former President and Chief Executive Officer
John A. Olin	Former Senior Vice President and Chief Financial Officer
Michelle A. Kumbier	Former Senior Vice President and Chief Operating Officer, Harley-Davidson Motor Company
We explain the compensation of these NEOs in 2020 in the following sections and in the Summary Compensation Table that follows. The Board appointed Mr. Zeitz Chairman and Acting President and Chief Executive Officer on February 28, 2020 and subsequently appointed him President and Chief Executive Officer on May 6, 2020. In February 2020, the Human Resources Committee approved compensation for Mr. Zeitz commensurate with his status as Acting President and Chief Executive Officer, with responsibilities that included facilitating the search for a new CEO.
In May 2020, the Human Resources Committee utilized data that Meridian supplied to establish Mr. Zeitz’s compensation in his offer of employment as President and Chief Executive Officer.
Mr. Levatich stepped down as President and Chief Executive Officer on February 28, 2020. Mr. Olin and Ms. Kumbier left the Company during 2020. J. Darrell Thomas served as interim Chief Financial Officer after Mr. Olin's departure in addition to continuing his role as Vice President and Treasurer and now remains as Vice President and Treasurer. Ms. Goetter was hired on September 30, 2020 as the Chief Financial Officer. In September 2020, the Human Resources Committee utilized data that Meridian supplied to establish Ms. Goetter's compensation.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	33

EXECUTIVE COMPENSATION
Base Salary
The Human Resources Committee undertakes an annual review of NEO salaries to determine whether to adjust salaries. In making this determination, the Human Resources Committee considers a broad range of factors when setting salary, including market levels in our compensation peer group around median, internal equity, individual performance, experience, job scope, impact, accomplishments, general business performance, and economic conditions. The Human Resources Committee approved annual base salary increases for the NEOs in February 2020 to be effective July 1, 2020. However, in light of the impact of the COVID-19 pandemic, the Human Resources Committee rescinded these increases in April 2020. In addition, the Human Resources Committee approved a 30% reduction in NEO salaries in May and June 2020. Mr. Zeitz also suspended his salary for May and June as part of the COVID-19 response.
Apart from the annual base salary increases that the Human Resources Committee rescinded, Ms. Anding received a market adjustment of about 6% in February 2020 to bring her into range for her prior role as Chief Human Resources Officer. Mr. Hund received a 7% increase in base salary to reflect his promotion to Chief Commercial Officer in April 2020. The Human Resources Committee reduced Mr. Mansfield's base salary by 4% in October to align his base salary with his new role of Vice President Motorcycle Management; prior to October, Mr. Mansfield was Vice President and Chief Strategy Officer.
On February 28, 2020, the Board appointed Mr. Zeitz as Acting President and Chief Executive Officer and as Chairman of the Board. At the time, the Human Resources Committee approved an annual base salary of $2,500,000 for Mr. Zeitz. In May 2020, the Human Resources Committee, utilizing data that Meridian supplied, confirmed that the level of base salary remained appropriate to provide to Mr. Zeitz as President and Chief Executive Officer in his offer of employment effective May 6, 2020.
In September 2020, the Human Resources Committee, utilizing data that Meridian supplied, determined the appropriate level of base salary to provide Ms. Goetter in her offer of employment effective September 30, 2020.

NAMED EXECUTIVE OFFICER	2020 BASE SALARY	CHANGE FROM 2019
Jochen Zeitz	$2,500,000	N/A
Gina Goetter	475,000	N/A
J. Darrell Thomas	388,344	0%
Lawrence G. Hund	660,000	7%
Julie Anding	407,767	6%
Luke C. Mansfield	400,000	(4)%
Matthew S. Levatich	1,076,250	0%
John A. Olin	671,375	0%
Michelle A. Kumbier	660,000	0%
2020 Short-Term Incentive Plan (STIP)
The incentive plans the Human Resources Committee approved in February 2020 contained targets that were down year over year due to a contracting motorcycle market. At that time, we could not have predicted the impact of the COVID-19 pandemic.
In February 2020, as part of the annual target setting process, the Human Resources Committee reviewed and approved the amount of compensation that we would pay to each NEO under the short-term incentive plan, expressed as a percentage of his or her base salary, if the actual Company performance resulted in a payout at target for 2020. The Human Resources Committee approved the target bonus opportunities set forth below with respect to 2020 performance based on its review of the market data.
The design was such that, if we did not achieve the minimum level of performance, then there would be no payout. If we achieved the minimum level of performance, the threshold payout was 50% of the target opportunity; performance at or above the upper end of performance goals would result in a payout of 200% of the target opportunity.
Mr. Zeitz did not participate in the 2020 STIP; instead, Mr. Zeitz received other incentive opportunities that we discuss below.
In May 2020, the Human Resources Committee, utilizing data that Meridian supplied, reviewed market data for the Vice President Motorcycle Management role. In October 2020, Mr. Mansfield transferred into this role and the Human Resources Committee reduced his target bonus opportunity from 65% of base salary to 60% of base salary, as a result of his new role.
While serving as Interim Chief Financial Officer, Mr. Thomas stayed at his Vice President and Treasurer target bonus opportunity of 60% of base salary.
In September 2020, the Human Resources Committee, utilizing data that Meridian supplied, approved a target bonus opportunity of 70% of base salary for Ms. Goetter in her offer of employment effective September 30, 2020.

34	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

NAMED EXECUTIVE OFFICER	2020 TARGET BONUS OPPORTUNITY (% OF BASE SALARY)
Gina Goetter	70%
Lawrence G. Hund	90%
Julie Anding	60%
Luke C. Mansfield	60%
J. Darrell Thomas	60%
Matthew S. Levatich	140%
John A. Olin	90%
Michelle A. Kumbier	90%
2020 Performance Measures and Achievements
The 2020 short-term incentive plan was based on performance in three areas:

PERFORMANCE MEASURE	WEIGHT	DEFINITION
Consolidated Net Income	70%	Consolidated net income from continuing operations
HDMC Asset Productivity	15%	Revenue from HDMC divided by the sum of HDMC average property, plant and equipment, net and average HDMC Net Working Capital

		HDMC Net Working Capital: consolidated accounts receivables plus the sum of HDMC current assets consisting of inventories and other current assets (excluding tax assets) less the sum of current liabilities consisting of accounts payable (excluding negative book cash balances) and accrued liabilities (excluding tax liabilities)
HDFS Return on Assets	15%	HDFS operating income divided by HDFS average finance receivables, net
If Harley-Davidson did not achieve a minimum level of net income of $329.8 million, regardless of performance under other financial measures, there would be no payout. In 2020, net income of $1.5 million was below the threshold, so participants did not earn any short-term incentive plan payment. Performance with respect to the other measures was as follows:

PERFORMANCE MEASURE (WEIGHT)	THRESHOLD	TARGET	MAXIMUM	ACTUAL	PAYOUT
Consolidated Net Income (Performance Hurdle)	2020 Net Income of $329.8 was required for any payout to be made under the plan			$0.0	N/A
Consolidated Net Income (60%) ($ in millions)	$383.3	$439.7	$483.7	$0.0	0.0%
HDMC Asset Productivity (15%)	3.11	4.15	4.48	3.50	69.0%
HDFS Return on Assets (15%)	2.70	3.61	4.07	2.79	54.9%
Weighted Final Results					0.0%
Other Bonus Awards

Impact of the Pandemic on Our Business and STIP
For 2020, the primary driver of the formulaic no short-term incentive plan payout was the economic impact of the COVID-19 pandemic on Harley-Davidson's results. The Discretionary Resilience Bonus was in recognition of employee efforts to overhaul the business by executing The Rewire plan; to develop the Company's five-year (2021-2025) strategic plan, The Hardwire; and to address the challenges associated with the unprecedented impacts of the COVID-19 pandemic on the Company's operations and business.
The impact of the economic contraction resulting from worldwide efforts to mitigate the pandemic’s impact on society was profound for Harley-Davidson. For the 2020 STIP plan, our plan required meeting a net income threshold of $329.8M to achieve a STIP payout. We ended the year with net income of $1.5 million due largely to the following:
•We shipped approximately 145,000 motorcycles against a budget of 219,000; and
•Our factories were temporarily suspended for two months due to the pandemic.
Actions taken by the Human Resources Committee
Given the uncertainty caused by the pandemic and the pivot in our strategic planning process under our new CEO – which began as the pandemic was taking hold – the Human Resources Committee determined that setting new goals covering the second half of the year was not feasible or in the shareholders' best interests. In lieu of setting new or revised goals, the Human

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Resources Committee decided that it would review additional factors in assessing overall business performance during the year, including whether to exercise discretion.
Focus on Resilience
Despite recognizing by mid-year that the pre-pandemic goals and objectives established in our 2020 short-term incentive plan and our in-cycle 2018-2020, 2019-2021, and 2020-2022 performance shares would likely be unattainable, the entire Company took action to survive through the pandemic.

Actions were quickly taken, which included strengthening liquidity and capital positions, executive salary reductions, a refreshed leadership team, and The Rewire actions to right-size the business. As a means to evaluate these actions, the Human Resources Committee worked with Pay Governance to develop a scorecard with four key categories:

Category	Actions Taken	Assessment of Performance (1.00 = Target)
Financial Operations	•Maintained debt-to-equity ratio of 4.4:1 (as of Q4) which is well below debt covenant requirements (10:1) •$4.7B in liquidity (as of Q4) and committed to maintaining 12 months of liquidity •Introduced new operating model to reduce complexity and increase speed •Streamlined models by ~30%	1.15
Employees	•Maintained robust protocols to keep workers safe in its factories •Enhanced cleaning, sanitation, return to workplace protocol & visitor restrictions at all sites •Rolled out H-D #1 high performing culture	1.2
Customers/ Dealers	•Offered payment extensions to eligible customers •Implemented and extended “Home Delivery” program for dealers •Reduced price gap between new and used motorcycles •500 million+ views of 'United We Will Ride' video by Jason Momoa	0.9
Shareholders	•Refreshed leadership structure (new CEO, CFO, Chief Digital Officer, etc.) •Restructuring actions equates to $115M of ongoing annual savings •Exited 39 low volume/low growth international markets •Executed distribution agreement with Hero MotoCorp •Maintained a dividend, but at a reduced value	0.95

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While the assessment of performance under the above scorecard resulted in an above-target rating, the Human Resources Committee also considered the Company’s financial performance and total shareholder return for 2020. Based on all of this information, the Human Resources Committee approved a discretionary bonus payment of 60% of each participant's target short-term incentive award to all (approximately 5,200) STIP participants, including our NEOs (excluding our CEO, who did not participate in the STIP, and NEOs who were not employed on December 31, 2020), to recognize the actions taken. Employees had to be actively employed on December 31, 2020 to earn the Discretionary Resilience Bonus payment. The discretionary award of 60% of target is below the payout levels earned in the last five years.
This resulted in an overall payout equal to 60% of each NEO's 2020 target short-term incentive award as shown in the following table, with the Amount Below Target column showing the amount by which each NEO's payout was below the NEO's STIP target award.

NAMED EXECUTIVE OFFICER	2020 Discretionary Resilience Bonus Payment	Amount Below Target STIP Award
Gina Goetter	$50,673	$(33,782)
Lawrence G. Hund	$349,037	$(232,691)
Julie Anding	$145,942	$(97,295)
Luke C. Mansfield	$157,601	$(105,068)
J. Darrell Thomas	$139,804	$(93,203)
Matthew S. Levatich	N/A	N/A
John A. Olin	N/A	N/A
Michelle A. Kumbier	N/A	N/A
Ms. Goetter's bonus is prorated based on her September 30, 2020 start date. Mr. Mansfield's bonus was prorated for his base pay and target change. Mr. Levatich, Mr. Olin, and Ms. Kumbier were not employed on December 31, 2020; therefore, they were not eligible for the Discretionary Resilience Bonus payment.
Other Actions
In February 2020, when the Board appointed Mr. Zeitz as Acting President and Chief Executive Officer, as part of his compensation package, the Human Resources Committee approved a $3,000,000 bonus for Mr. Zeitz that would become payable if his employment continued to the date of the installation of a new Chief Executive Officer. The Human Resources Committee needed a new CEO who could immediately have an impact and wanted to give Mr. Zeitz an incentive to accept the role on an interim basis and disrupt his life to find a successor.
In May 2020, the Board appointed Mr. Zeitz as President and Chief Executive Officer. At this time, the $3,000,000 bonus opportunity was forfeited, and the Human Resources Committee determined that Mr. Zeitz would be eligible to receive a $1,500,000 bonus upon approval by the Board of strategic and financial plans at the September 2020 meeting of the Board, to be paid in February 2021.
In May 2020, the Human Resources Committee also agreed to provide Mr. Zeitz a one-time cash award of $1,000,000 to cover expenses incurred with housing and transportation during his tenure in Milwaukee, Wisconsin.
Mr. Thomas served as interim Chief Financial Officer after Mr. Olin's departure and was eligible to receive a one-time bonus of $150,000 that would vest and become payable if, between three and six months from July 9, 2020, the Company hired a new Chief Financial Officer, and such $150,000 bonus would be prorated if the Company hired a new Chief Financial Officer before October 9, 2020. Based on Ms. Goetter's hire date, Mr. Thomas received a bonus in the amount of $137,100.
In September 2020, the Human Resources Committee approved a one-time $300,000 cash sign on bonus for Ms. Goetter to assist with a bonus repayment obligation to her previous employer.
2020 Long-Term Incentive Awards
Equity-based awards provide a direct alignment of interests with our shareholders, given the exposure to upward and downward movement in Harley-Davidson’s share price over the long-term. For our executive officers, we make long-term incentive awards in the form of two types of equity-based awards that enable the Human Resources Committee to achieve a combination of objectives:
•Performance shares enable the Committee to incentivize and reward performance in areas critical to our success; and
•Restricted stock units help us retain our senior executives, whose experience is critical to the successful execution of our plans and strategies.
For each NEO, other than Mr. Zeitz and Ms. Goetter, the Human Resources Committee determined a target value of long-term incentive opportunity, which we express as a percentage of base salary, based on the competitive market 50th percentile plus or minus 20%. With input from Meridian, the Human Resources Committee did not make any changes to the long-term incentive opportunities for the NEOs in 2020, with the exception of Mr. Levatich. For Mr. Levatich, the Human Resources Committee

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approved a 3% increase in the target value of long-term incentive opportunity that we delivered as performance shares for 2020. Mr. Levatich forfeited the 2020 award because he stepped down on February 28, 2020.
We converted the target value of long-term incentive opportunity for each NEO into an award of performance shares and an award of restricted stock units. For this conversion, we valued each performance share and each restricted stock unit at an amount equal to the closing price of a share of our stock on the date of grant.

NAMED EXECUTIVE OFFICER	TARGET AWARD VALUE (% OF BASE SALARY)	LONG-TERM INCENTIVE MIX
		PERFORMANCE SHARES (60% OF TOTAL TARGET VALUE)	RESTRICTED STOCK UNITS (40% OF TOTAL TARGET VALUE)
Lawrence G. Hund	240%	$867,632	$578,410
Julie Anding	140%	$324,633	$216,422
Luke C. Mansfield	125%	$311,416	$207,623
J. Darrell Thomas	100%	$233,421	$155,602
Matthew S. Levatich	507%	$3,366,241	$2,087,958
John A. Olin	260%	$1,047,619	$698,424
Michelle A. Kumbier	240%	$950,434	$633,611
The Human Resources Committee generally decided to maintain the same mix of performance shares (60%) and restricted stock units (40%) that it had used in 2019. However, the Human Resources Committee approved a change in the mix of performance shares (62%) and restricted stock units (38%) for Mr. Levatich instead of an increase to base salary (as noted above, because Mr. Levatich stepped down on February 28, 2020, he forfeited the 2020 awards). The Human Resources Committee believes that the mix 60/40 of performance shares and restricted stock units provides the appropriate balance of retention and performance. We believe the mix is balanced to incentivize the team to deliver. Since turnover is common during times of significant change and transformation, we believe providing 40% of our target value for long-term incentives in the form of RSUs helps us incentivize and retain top talent.
Mr. Zeitz was not yet an employee at the time of the annual grants and therefore did not participate in the regular long-term incentive awards grants. We describe long-term incentive awards to Mr. Zeitz in the "Other 2020 Equity Awards" section. We hired Ms. Goetter after the annual grant, and she received her first award in February 2021.
2020 Performance Share Awards
Performance shares allow the executive to earn a specified number of shares of our common stock at the end of the three-year performance period (2020 through 2022) that will range between 0% and 200% of the initial shares awarded. As a result, the number of performance shares an NEO earns is based on Company performance, and the value that the NEO realizes is tied to the stock price when the shares vest at the end of the performance period. To the extent awards vest, the participant will also receive the accumulated dividends that have accrued over the performance period, in direct proportion to the number of performance shares that actually vest.
We continued a strategic milestone measure tied to the successful net new rider growth, linking the measures to our strategic plan at the time. To ensure pay for performance, we also imposed a requirement for cumulative net income to exceed a specified amount for there to be payment on the strategic milestone measure.
The Human Resources Committee approved the measures for the performance shares in February 2020. The measures and weightings are in the table below.

PERFORMANCE MEASURE	WEIGHTING	DEFINITION
Cumulative Net Income	40%	Cumulative consolidated net income from continuing operations over the performance period, excluding the impact of recent China and EU tariffs
HDMC Average Return on Invested Capital	45%
The sum of the quotient obtained by dividing (i) HDMC Net Operating Income After Tax by (ii) Motor Company Invested Capital for each year in the performance period divided by the number of years in the performance period.
(i)    HDMC Net Operating Income After Tax: the amount of HDMC operating income reduced for taxes, excluding the impact of recent China and EU tariffs, for the relevant year in the performance period.
(ii)    HDMC Invested Capital: the average amount of HDMC debt plus the average amount of HDMC shareholder’s equity, excluding accumulated other comprehensive income or loss for pension and postretirement benefit plans net of certain tax classification effects and the impact of recent China and EU tariffs, for the relevant year in the performance period.

Strategic Milestones	15%	Achieve an increase in U.S. Net New Rider Growth

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PERFORMANCE MEASURE (WEIGHT)	THRESHOLD	TARGET	MAXIMUM
Cumulative HDI Net Income (40%) ($ in millions)	$1,340.2	$1,635.9 - $1,786.9	$1,831.6
Average HDMC Return on Invested Capital (45%)	14.8%	17.5% - 19.7%	$20.2
Strategic Milestone: U.S. Net New Rider Growth (15%)	203,000	270,000	284,000
Why we use Net Income in both the short-term and long-term incentive plan
We use net income as a measure in both the short-term incentive plan and the long-term incentive plan because we believe it is a driver of shareholder value. The Human Resources Committee establishes meaningful goals for performance-based compensation, including performance measures, measure weighting and thresholds, targets and maximums for incentive plan compensation. We set targets based on our operating plan and intend that they will drive our strategy.
2020 Restricted Share Awards
Restricted stock unit awards allow the executive to earn a specified number of shares of our common stock at the end of a restricted period. Awards vest in three equal installments on the first, second and third anniversaries of the grant date subject to continued employment. During the vesting period, the recipient is eligible to receive dividend equivalents on a real-time basis in the same amount as dividends that are declared and paid quarterly on each share of our stock. The Human Resources Committee believes that restricted stock unit awards complement our use of performance shares by providing an effective and valuable tool to attract and retain executives.
Under the general vesting rules, a recipient who has reached the age of 55, is eligible for retirement and, upon retirement from the Company, will have all awards that were granted 12 or more months prior to the date of retirement vested upon retirement. The awards for Mr. Zeitz fully vest on the first anniversary of the grant date.
In determining the number of restricted stock units to be granted, the Human Resources Committee takes into account individual performance ratings for the prior year. We grant restricted stock units to an executive in a year only if he or she met or exceeded objective and subjective performance standards that applied to him or her in the preceding year.
Other 2020 Equity Awards
From time-to-time, the Human Resources Committee deems it necessary to consider the grant of awards outside of our annual grants in special circumstances, for recruiting, special recognition, or retaining employees.
In February 2020, the Human Resources Committee approved an award of restricted stock units for Mr. Zeitz as Chairman and Acting President and Chief Executive Officer. The grant date fair value of the award was $3,000,000. In May 2020, the Human Resources Committee approved an additional restricted stock unit award for Mr. Zeitz as President and Chief Executive Officer. The grant date fair value of the award was $2,000,000. Both awards will vest on the one-year anniversary of the grant date.
Payout of the 2018 Performance Share Awards
In 2018, the Human Resources Committee approved grants of performance shares which, subject to performance during 2018, 2019, and 2020, were eligible for vesting in a range between 0% and 200% of the initial award amount.
Performance was assessed against two performance measures, tied to our areas of long-term strategic focus.

PERFORMANCE MEASURE (WEIGHT)	THRESHOLD	TARGET	MAXIMUM	ACTUAL	PAYOUT
Cumulative Net Income (50%) ($ in millions)	$1,246.4	$1,780.5	$1,869.6	$1,050.2	0.0%
HDMC Average Return on Invested Capital (50%)	12.7%	18.1%	19.0%	8.1%	0.0%
Weighted Final Result					0.0%
In calculating actual HDI Net Income and Average HDMC ROIC, the Human Resources Committee approved adjustments to actual results with respect to impacts of our manufacturing optimization plan, reorganization plan restructuring expenses, the impact of China and EU tariffs, and the 2017 Tax Cuts and Jobs Act.
These amounts are disclosed in the Company’s Annual Report on Form 10-K either in the Notes to Consolidated Financial Statements or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, except that, as part of those filings, we do not disclose the impact of the 2017 tax act.

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There was not a payout under our performance shares for the 2018-2020 performance period due to below threshold results as reflected above. Notably, the Human Resources Committee did not make any adjustment to the calculated award outcome even though the below-threshold result was largely due to the impact of the global pandemic on 2020 results for Cumulative Net Income and HDMC Average Return on Invested Capital.
Other Elements of Compensation
The final elements of our executive compensation program are the benefits and limited executive perquisites that we provide. We generally offer benefits in a similar form and manner to our other salaried employees, with a goal across the Company of being competitive in the markets in which we compete for talent.
Retirement and Savings Plans
There are several retirement and savings plans the Company offers to eligible employees. Any eligible employee participates on the same terms as the executive officers.

PLAN	OVERVIEW
Active Plans
HD Retirement Savings Plan for Salaried Employees	Qualified section 401(k) savings plans for eligible employees, which we believe are competitive with plans of other similar companies. All NEOs participate in this plan.
HDI Deferred Compensation Plan
A non-qualified Deferred Compensation Plan for salaried employees in which a group of highly compensated employees (as defined by the Internal Revenue Code) is eligible to participate, including the NEOs.
Under our non-qualified Deferred Compensation Plan, we pay participants amounts that would have been accrued or payable under the Retirement Savings Plan if statutory limits that apply to that plan as a qualified plan under the Internal Revenue Code had not been applicable.
Under the terms of this plan, participants can defer a portion of their base salary and a portion of their annual STIP payment. If a participant in this plan makes an election to defer eligible compensation, and there are statutory limits on such participant’s ability to defer at least 6% of eligible compensation into the qualified employee Retirement Savings Plan, then the participant will also receive company matching contributions in this plan that would have been made in the qualified plan if no statutory limit had been applicable.
We believe earnings on amounts deferred reflect the returns available in the market because investment options in the Deferred Compensation Plan that are participant-directed are similar to those that exist in our 401(k) plan. This plan is structured to comply with Section 409A of the Internal Revenue Code.
All NEOs are eligible to participate in this plan.

Legacy Plans
HDMC Retirement Annuity Plan
A qualified non-contributory, defined benefit pension plan, which covers HDMC U.S. salaried employees who were hired prior to August 1, 2006. The plan has been closed to new participants since August 1, 2006.
Ms. Anding participated in this plan at December 31, 2020.

HDMC Restoration Plan
A non-qualified Pension Benefit Restoration Plan under which we pay participants amounts that would have been accrued under or payable from the HDMC Retirement Annuity Plan if statutory limits that apply as a plan qualified under the Internal Revenue Code had not been applicable. The plan has been closed to new participants since August 1, 2006.
Ms. Anding participated in this plan at December 31, 2020.

Perquisites
In addition to the benefits detailed above, the NEOs received a limited number of perquisites in 2020. We provide limited perquisites to ensure we remain market competitive.

PLAN	OVERVIEW
Life Insurance
We provide life insurance benefits to the executives that are available only in the event of their death during active employment with the Company. The amount of life insurance benefits ranges from one and one-half to three times an executive’s annual base salary, depending on salary band. We also reimburse executives for taxes on income that tax law imputes to executives related to the provision of life insurance in excess of $50,000.
All NEOs participate in this plan. The enhanced executive life insurance benefit was eliminated effective January 1, 2021. All NEOs will participate in the standard one and one-half times annual base salary.

Retirement Insurance Allowance Plan
Historically, we provided certain executives, including the NEOs, who retire after reaching age 55, and after attaining five or more years of service, a benefit in lieu of providing post-retirement life insurance. This consists of a payment equal to two years’ base salary at retirement. The executive is responsible for all taxes associated with this payment. The plan has been closed to new participants since December 31, 2015.
As of December 31, 2020, Messrs. Hund and Thomas are eligible to receive this benefit upon their retirement. The plan was closed prior to Ms. Anding being in an eligible role. Messrs. Zeitz and Mansfield and Ms. Goetter joined the Company after this plan was closed to new participants.

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PLAN	OVERVIEW
Executive Physical and Health Savings Account
Certain executives, including all NEOs, are eligible to receive an annual executive physical. In addition, executives are eligible to participate in the Company’s Healthy Behavior Rewards program under which they can earn credits to their Health Savings Account or Health Reimbursement Account, which is available to substantially all of the Company’s employees.

Use of Corporate Aircraft
The Human Resources Committee approved Mr. Zeitz's use of the corporate aircraft to occasionally commute between Wisconsin and New Mexico to ensure the health and safety of Mr. Zeitz and his family due to the pandemic.

We have entered into time-share agreements with certain former and current NEOs, who do not include Mr. Zeitz, to provide terms governing the personal use of corporate aircraft for such NEOs and to require the NEOs to pay for each personal flight. The amount that the NEO pays for each personal flight is equal to the greater of the aggregate incremental cost to the Company for such flight and the Standard Industry Fare Level valuation used to impute income for tax purposes. In all cases, the CEO must approve all personal use, and any business use for our corporate aircraft takes priority over an NEO’s request for personal use. Other than Mr. Zeitz, no NEO that has not entered into such an agreement is eligible to use the corporate aircraft for personal use.

On March 21, 2020, the Human Resources Committee approved a charter flight from the United Kingdom to the United States, to bring Mr. Zeitz and his family to the U.S. before the UK and U.S. borders closed due to the COVID-19 pandemic. It was in Harley-Davidson's best interest to have the Acting President and Chief Executive Officer in the U.S.

Executive Spousal or Partner Travel	We provide for spousal/partner travel for certain customer and dealer-facing events that executives (including NEOs) are required to attend. We deem this long-standing practice appropriate because many of our dealers are family-owned and operated and we derive substantial value from personal relationships with our dealer partners.
ADDITIONAL INFORMATION
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation that we pay to certain covered employees, generally including our NEOs, to $1,000,000 in any year. Prior to the changes made to Section 162(m) by the 2017 Tax Cuts and Jobs Act, this limitation did not apply to performance-based compensation if certain conditions were met and also excluded compensation to our Chief Financial Officer. Starting with 2018, performance-based compensation is generally subject to the $1,000,000 limit, and the list of covered employees was modified to include any person who served as our Chief Executive Officer or Chief Financial Officer at any point during the fiscal year, any other person whose compensation was otherwise required to be included in our proxy statement by reason of being among the three highest compensated officers for the fiscal year, and any other person who was a covered employee for any preceding fiscal year beginning after December 31, 2016. Qualifying performance-based compensation that we pay pursuant to a binding contract in effect on November 2, 2017 and not materially modified will continue to be exempt from the deduction limit under a grandfathering rule. The Human Resources Committee believes that shareholders’ interests are best served by not restricting its discretion and flexibility in structuring compensation, even though doing that may result in certain non-deductible compensation expenses. Because many different factors influence a well-rounded, comprehensive executive compensation program, some of the compensation we provide to our executive officers is likely not to be fully deductible for tax purposes due to Section 162(m).
Equity Award and Grant Practices
We make awards of equity to certain employees, including our NEOs and Directors, under an established process that the Committee has approved using a shareholder-approved stock plan.
Annual equity awards to employees historically have taken place in February after the release of fourth-quarter earnings, at which time the “window” for effecting transactions in our stock is generally open for those employees who may, through their job responsibilities, have access to material non-public information.
Off-cycle equity award grants may only be effective on dates during an open window period and occur after the CEO determines that an individual is deserving of an award because: (i) an eligible employee is a recent hire; (ii) an employee has excelled in his/her role; (iii) an eligible employee is promoted to a new position (which is stock eligible); (iv) an eligible employee is highly valued and management wants to retain the individual; or (v) an eligible employee was inadvertently omitted from the annual award list.
Tally Sheets
The Human Resources Committee reviews tally sheets every year that are comprehensive and show the full range of compensation under a variety of employment scenarios. The Human Resources Committee believes the annual review of tally sheets is helpful and considers them as part of its deliberations regarding executive pay every year.
Employment Contracts
We do not enter into employment contracts with executives that provide for ongoing terms of employment.

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Transition Agreements and Change in Control
On December 31, 2020, we had Transition Agreements with Messrs. Zeitz, Hund, and Mansfield and Mses. Goetter and Anding, which become effective upon a change of control of Harley-Davidson, Inc. as defined in their Transition Agreements.
In the agreements with these NEOs, to the extent that payments to these executives under these agreements would be considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to a point at which they are no longer considered excess parachute payments or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive.
The Transition Agreements do not provide for the payment of an excise tax gross-up or any benefits in the event the executive voluntarily terminates his or her employment for any reason after a change of control. There is no immediate vesting of equity awards upon a change of control for NEOs who are parties to Transition Agreements.
We believe the circumstances that entitle an individual to payments upon termination of employment following a change of control strike the appropriate balance between protecting the interests of our shareholders and our executives. The table in the “Payments Made Upon Termination—Change of Control” section provides estimates of the amounts of compensation payable to each eligible NEO, if any, upon a change of control and termination of the executive. The assumptions we used to calculate those amounts accompany the Change of Control table.
Executive Severance
All NEOs are covered under our Executive Severance Policy that provides for a cash severance benefit of between 12 to 24 months of base salary and 18 months continuation of certain employee benefits, such as life insurance, medical, dental, vision, as well as outplacement and financial planning benefits, if we terminate employment for reasons other than for cause. To receive a severance payment under this policy, the executive must agree to certain restrictive covenants and execute a general release of claims against the Company. Mr. Levatich stepped down as President and Chief Executive Officer of HDI on February 28, 2020 and received benefits under this policy. Mr. Olin left his role as Senior Vice President and Chief Financial Officer HDI effective July 9, 2020 and received benefits under this policy.
In August 2020, the Company and Ms. Kumbier entered into a Settlement and General Release Agreement which confirmed matters relating to her departure from the Company. Under the agreement, Ms. Kumbier received 12 months of base salary in consideration for her agreement to certain restrictive covenants and to execute a general release of claims against the Company. Ms. Kumbier did not receive any compensation or benefits under the Executive Severance Policy.

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2020 COMPENSATION DETAILS AND SUPPORTING TABLES

NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (c)	BONUS ($) (1)(2)(3)(4) (d)	STOCK AWARDS ($) (5) (e)	OPTION AWARDS ($) (f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (6) (g)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (7) (h)	ALL OTHER COMPENSATION ($) (8) (i)	TOTAL ($) (j)
Jochen Zeitz President and Chief Executive Officer	2020	$1,682,692	$1,000,000	$5,000,017	$—	$1,500,000	$—	$206,233	$9,388,942
Gina Goetter Chief Financial Officer	2020	$115,096	$350,673	$—	$—	$—	$—	$—	$465,769
Lawrence G. Hund Chief Commercial Officer	2020	$634,615	$349,037	$1,446,042	$—	$—	$90,000	$78,207	$2,597,901
	2019	$615,000	$—	$1,446,025	$—	$441,693	$—	$104,188	$2,606,906
	2018	$615,000	$—	$1,921,043	$—	$747,779	$10,000	$56,542	$3,350,364
Julie Anding Chief Administrative Officer	2020	$383,466	$145,942	$541,055	$—	$—	$627,000	$17,986	$1,715,449
Luke C. Mansfield Vice President Motorcycle Management	2020	$389,192	$157,602	$519,039	$—	$—	$—	$31,934	$1,097,767
	2019	$415,000	$—	$519,037	$—	$215,261	$—	$116,907	$1,266,205
J. Darrell Thomas Interim Chief Financial Officer and Vice President Treasurer	2020	$373,408	$276,904	$389,023	$—	$—	$37,000	$53,760	$1,130,095
Matthew S. Levatich Former President and Chief Executive Officer	2020	$343,572	$—	$5,454,199	$—	$—	$653,000	$2,255,663	$8,706,434
	2019	$1,076,250	$—	$5,220,060	$—	$1,202,387	$3,518,000	$106,781	$11,123,478
	2018	$1,076,250	$—	$5,219,871	$—	$2,035,620	$689,000	$128,951	$9,149,692
John A. Olin Former Senior Vice President and Chief Financial Officer	2020	$374,421	$—	$1,746,043	$—	$—	$—	$1,431,977	$3,552,441
	2019	$671,375	$—	$1,746,006	$—	$482,182	$1,048,000	$59,459	$4,007,022
	2018	$671,375	$—	$1,746,053	$—	$816,325	$268,000	$76,213	$3,577,966
Michelle A. Kumbier Former Senior Vice President and Chief Operating Officer - HDMC	2020	$223,385	$—	$1,584,045	$—	$—	$—	$681,568	$2,488,998
	2019	$660,000	$—	$2,317,013	$—	$474,012	$1,365,000	$39,408	$4,855,433
	2018	$660,000	$—	$1,584,031	$—	$802,494	$164,000	$62,889	$3,273,414
(1)Mr. Zeitz received a $1,000,000 cash award to cover expenses incurred with housing and transportation during his tenure in Milwaukee, Wisconsin.
(2)Ms. Goetter, Mr. Hund, Ms. Anding, Mr. Mansfield and Mr. Thomas earned discretionary cash bonuses of $50,673, $349,037,$145,942, $157,602 and $139,804, respectively, in 2020. The bonus, which the Company refers to as a “Discretionary Resilience Bonus,” was paid in February 2021 to all eligible employees who joined the Company on or before September 30, 2020 and who were on payroll on December 31, 2020. The Discretionary Resilience Bonus equaled 60% of each participant’s 2020 target short-term incentive award, prorated for those who joined the Company during the year. The Discretionary Resilience Bonus is described in more detail in the “Other Bonus Awards” section of the “Compensation Discussion and Analysis”.
(3)Ms. Goetter received a $300,000 cash bonus in connection with her appointment as Chief Financial Officer of the Company, effective September 30, 2020.
(4)Mr. Thomas received a $137,100 cash bonus in connection with his additional duties as Interim Chief Financial Officer.
(5)We calculated the compensation related to stock (restricted stock units and performance shares) based on the grant date fair value of an award. We based the grant date fair value of restricted stock unit and performance share awards on the market price of the underlying stock as of the date of grant (which considers the value of dividend equivalents that the holder is entitled to receive). The performance share award value included in the summary compensation table is based on achieving the performance objectives at target. The maximum performance share award value for 2020 grants, based on the grant date fair value per performance share, is 200% of the target amount, which equates to the following amounts based on our stock price on the date of grant: Mr. Hund - $1,735,265, Ms. Anding - $649,266, Mr. Mansfield - $622,832, Mr. Thomas - $466,841, Mr. Levatich - $6,732,482, Mr. Olin - $2,095,238, and Ms. Kumbier - $1,900,868,
(6)Mr. Zeitz earned a cash incentive award of $1,500,000 in 2020, based on the Board's approval of strategic and financial plans, which was paid in February 2021. There was no STIP payout for 2020.
(7)The amounts in this column represent the aggregate change in the actuarial present value of each NEO's accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2019 to the plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for 2020. Refer to the narrative to the Pension Benefits Table for further information.
(8)All other compensation in 2020 consisted of the following:

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	43

EXECUTIVE COMPENSATION

	LIFE INSURANCE TAX GROSS UP (i)	401(K) PLAN CONTRIBUTION	DEFERRED COMPENSATION PLAN CONTRIBUTION	HEALTHCARE ACCOUNT CONTRIBUTION	AIRCRAFT USAGE(ii)	RELOCATION BENEFIT (iii)	SEVERANCE PAYMENTS AND ACCRUALS (iv)	TOTAL
Jochen Zeitz	$—	$12,825	$—	$—	$40,408	$153,000	$—	$206,233
Lawrence G. Hund	$1,378	$18,425	$57,654	$750	$—	$—	$—	$78,207
Julie Anding	$195	$8,550	$8,491	$750	$—	$—	$—	$17,986
Luke C. Mansfield	$109	$24,025	$7,050	$750	$—	$—	$—	$31,934
J. Darrell Thomas	$330	$24,025	$28,655	$750	$—	$—	$—	$53,760
Matthew S. Levatich	$1,832	$8,550	$20,570	$750	$—	$—	$2,223,961	$2,255,663
John A. Olin	$1,065	$8,550	$17,987	$450	$—	$—	$1,403,925	$1,431,977
Michelle A. Kumbier	$—	$8,550	$12,268	$750	$—	$—	$660,000	$681,568
i.Tax gross up consists of a reimbursement for income taxes on income that tax law imputes to executives related to the provision of life insurance in excess of $50,000 received by the executive.
ii.Compensation for executive aircraft usage is based on the incremental cost to the Company. Incremental cost is calculated based on an annual average cost per flight hour which includes costs for fuel, landing/hanger fees, crew travel costs, catering, and other variable flight expenses. This annual average cost per flight hour is then multiplied by the hours flown in connection with executive aircraft usage, including any flight hours necessary to reposition the aircraft. Any payments received from the executive for aircraft usage are deducted from this amount to determine the incremental cost included above. Since we use our aircraft primarily for business travel, we do not include costs that the Company would have incurred regardless of executive aircraft usage, such as depreciation, pilot salaries, and maintenance costs.
iii.Includes $147,182 for the cost of a Human Resources Committee-approved charter flight from the United Kingdom to the United States, to bring Mr. Zeitz and his family to the U.S. before the United Kingdom and United States borders closed due to the COVID-19 pandemic.
iv.Severance payments and accruals include the following:

	SEVERANCE PAYMENTS AND ACCRUALS
	Matthew S. Levatich	John A. Olin	Michelle A. Kumbier
Lump sum severance payment	$2,152,500	$1,342,750	$660,000
Health insurance continuation	$25,188	$21,024	$—
Life insurance continuation	$16,273	$10,151	$—
Payment for financial planning assistance	$20,000	$20,000	$—
Payment in lieu of outplacement	$10,000	$10,000	$—
Total	$2,223,961	$1,403,925	$660,000

44	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION
GRANTS OF PLAN BASED AWARDS FOR 2020

NAME (a)		GRANT DATE (b)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (3) (#) (i)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTION (#) (j)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/sh) (k)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (l)
			THRESHOLD ($) (c)	TARGET ($) (d)	MAXIMUM ($) (e)	THRESHOLD (#) (f)	TARGET (#) (g)	MAXIMUM (#) (h)
Jochen Zeitz	RSUs	04/29/20							102,250			$2,000,010
	RSUs	05/06/20							123,153			$3,000,007
Gina Goetter	STIP	09/30/20	$42,228	$84,455	$168,910
Lawrence G. Hund	STIP	02/18/20	$297,000	$594,000	$1,188,000
	Performance Shares	02/05/20				12,276	24,551	49,102				$867,632
	RSUs	02/05/20							16,367			$578,410
Julie Anding	STIP	02/18/20	$122,330	$244,660	$489,320
	Performance Shares	02/05/20				4,593	9,186	18,372				$324,633
	RSUs	02/05/20							6,124			$216,422
Luke C. Mansfield	STIP	02/18/20	$120,000	$240,000	$480,000
	Performance Shares	02/05/20				4,406	8,812	17,624				$311,416
	RSUs	02/05/20							5,875			$207,623
J. Darrell Thomas	STIP	02/18/20	$116,503	$233,006	$466,013
	Performance Shares	02/05/20				3,303	6,605	13,210				$233,421
	RSUs	02/05/20							4,403			$155,602
Matthew S. Levatich	STIP	02/18/20	$753,375	$1,506,750	$3,013,500
	Performance Shares	02/05/20				47,627	95,253	190,506				$3,366,241
	RSUs	02/05/20							59,082			$2,087,958
John A. Olin	STIP	02/18/20	$302,119	$604,238	$1,208,475
	Performance Shares	02/05/20				14,822	29,644	59,288				$1,047,619
	RSUs	02/05/20							19,763			$698,424
Michelle A. Kumbier	STIP	02/18/20	$297,000	$594,000	$1,188,000
	Performance Shares	02/05/20				13,447	26,894	53,788				$950,434
	RSUs	02/05/20							17,929			$633,611
(1)In February 2020, the Human Resources Committee formally approved the STIP relating to 2020 performance. Under this plan, each eligible NEO had the potential to earn the estimated future payouts that we disclose above during 2020. We include further details regarding this plan, including information on performance criteria, in the “2020 Short-Term Incentive Plan” section of the “Compensation Discussion and Analysis”.
(2)The amounts shown represent the threshold, target, and maximum payouts under performance shares that we granted to NEOs in 2020. The performance shares allow NEOs to earn a specified number of shares of our common stock at the end of the three-year performance period that will range between 0% and 200% of the initial award amount. The initial award amount for each executive’s 2020 performance share award is a stated number of performance shares, which is the target amount shown in the table. The number of shares of our stock that the NEO will earn will be determined at the end of a three-year performance period. The performance measures applicable to the performance shares that we granted in 2020 are based on Cumulative Net Income (weighted at 40%), HDMC Average Return on Invested Capital (ROIC) (weighted at 45%) and Strategic Milestones related to new rider growth (weighted at 15%). These measures are discussed in more detail under “2020 Long-Term Incentive Awards” in the “Compensation Discussion and Analysis.” The amount of shares the NEO earns is based on performance and the value that the NEO realizes is based on our stock price when earned shares are delivered. To the extent that these awards vest, the participant will receive the accumulated dividends that have accrued over the performance period in direct proportion to the number of performance shares that actually vest.
(3)Restricted stock unit awards allow NEOs to receive shares of our common stock in the future only after the awards vest, which will occur only if the individual remains an employee through the vesting date or certain other circumstances apply. The restricted stock unit awards vest in three equal annual installments beginning one year after the grant date. During the vesting period, the recipient is eligible to receive dividend equivalents on a current basis on each restricted stock unit of the same value as dividends that are declared and paid quarterly on each share of stock. Under the vesting rules of our restricted stock unit awards, a recipient who is at least 55 years old, is eligible for retirement, and retires from the Company will have all awards that were granted 12 or more months prior to the date of retirement vest upon retirement.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	45

EXECUTIVE COMPENSATION
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
For 2020, we maintained the following executive compensation elements and plans for our NEOs:
•Base salary;
•Annual cash incentive compensation;
•Long-term incentive stock awards;
•Retirement and savings plans;
•Non-qualified Deferred Compensation Plan; and
•Life insurance-related benefits, including payments in lieu of post-retirement life insurance, and other non-cash compensation.
We include further details regarding these plans and elements of our program, including information on performance criteria and vesting provisions, in the "2020 Compensation Decisions and Outcomes" section of the "Compensation Discussion and Analysis."
Harley-Davidson CEO Pay Ratio for 2020
To comply with Item 402(u) of Regulation S-K, we are providing the following disclosure regarding the ratio of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer for the year ended December 31, 2020. For our 2020 ratio, we used the same median employee that we identified in 2018 and 2019, because there were no changes to our employee population or compensation programs that we believe could result in a significant change to our pay ratio. We identified our median employee for 2018 using the following methodology:
•We identified each individual that we employed globally on October 15, 2018;
•We then compared the base salary or base wages that we paid to each individual in our employee population during 2018;
•We annualized the base salary for any individual who commenced work with us after January 1, 2018; and
•We identified approximately 240 employees to whom we paid approximately the same base compensation during 2018. From that group of employees, we conducted a random sample to identify a sub-group of employees from which to select our median employee. We then used assumptions that we considered reasonable based on our knowledge of our employee population to select an employee from the sub-group as the median employee that we thought was most representative of our employee population.
To calculate our ratio for 2020, we calculated such median employee’s annual total compensation for 2020 in the same way that we calculated total compensation for each of our NEOs that appear in the Summary Compensation Table above. Our median employee’s total compensation was $166,164, and our CEO’s total compensation (as reported in the Summary Compensation Table) was $9,388,942, resulting in a ratio of the median employee’s compensation to our CEO’s compensation of approximately 1:57.

46	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

NAME (a)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (b)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1) (c)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#) (d)	OPTION EXERCISE PRICE ($) (e)	OPTION EXPIRATION DATE (f)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (2) (4) (g)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (h)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (3) (4) (i)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3) (j)
Jochen Zeitz	—	—				225,403	$8,272,290	—	$—
Gina Goetter	—	—				—	$—	—	$—
Lawrence G. Hund	20,950	—		$63.49	02/03/25	40,948	$1,502,792	24,113	$884,947
	19,509	—		$62.33	02/04/24
Julie Anding	2,066	—		$63.49	02/03/25	11,276	$413,829	9,022	$331,107
	1,985	—		$62.33	02/04/24
	2,287	—		$51.78	02/04/23
	2,471	—		$45.32	02/06/22
Luke C. Mansfield	—	—				14,483	$531,526	8,655	$317,639
J. Darrell Thomas	5,376	—		$63.49	02/03/25	15,296	$561,363	6,488	$238,110
	4,963	—		$62.33	02/04/24
	5,541	—		$51.78	02/04/23
	6,049	—		$45.32	02/06/22
	5,884	—		$41.33	02/09/21
Matthew S. Levatich	75,602	—		$63.49	03/20/24	—	$—	17,806	$653,480
	32,926	—		$62.33	02/04/24
	34,567	—		$51.78	02/04/23
	32,198	—		$45.32	02/06/22
	26,247	—		$41.33	02/09/21
John A. Olin	25,453	—		$63.49	07/09/24	—	$—	7,544	$276,865
	22,726	—		$62.33	02/04/24
	22,825	—		$51.78	02/04/23
	20,194	—		$45.32	02/06/22
	13,059	—		$41.33	02/09/21
Michelle A. Kumbier	—	—				—	$—	—	$—
(1)We granted all options ten years prior to the expiration date. Each grant vested ratably over a three-year period beginning with the first 33% vesting one year after the date of grant, the second 33% vesting two years after the date of grant and the third 33% vesting three years after the date.
(2)The amounts in this column consist of unvested restricted stock units (RSUs) and, if applicable, earned but unvested performance shares. The value of the awards in this column is based on the closing price of Harley-Davidson’s common stock on December 31, 2020. There were no earned but unvested performance shares at December 31, 2020. The Company did not achieve the minimum performance objectives required to earn performance shares related to the 2018 performance share grant which included the 2018 to 2020 performance period.
(3)The amounts in this column consist of unearned performance shares. The number of performance shares disclosed was based on actual performance achieved for each of the underlying performance measures through December 31, 2020. The portion of shares related to measures with actual performance that was less than threshold was disclosed based on threshold performance. The remaining shares related to measures with actual performance that exceeded the threshold, but was less than the target, and were disclosed based on target performance. The value of performance shares is based on the closing price of Harley-Davidson’s common stock on December 31, 2020.
(4)RSUs and performance shares vest as follows:

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	47

EXECUTIVE COMPENSATION

	RSU VESTING DATE	NUMBER OF RSUS	PERFORMANCE SHARES VESTING DATE	NUMBER OF PERFORMANCE SHARES
Jochen Zeitz	April 2021	123,153
	May 2021	102,250
Lawrence G. Hund	February 2021	24,775
	February 2022	10,717	February 2022	11,837
	February 2023	5,456	February 2023	12,276
Julie Anding	February 2021	5,224
	February 2022	4,010	February 2022	4,429
	February 2023	2,042	February 2023	4,593
Luke C. Mansfield	February 2021	3,846
	November 2021	4,831
	February 2022	3,847	February 2022	4,249
	February 2023	1,959	February 2023	4,406
J. Darrell Thomas	February 2021	3,944
	August 2021	3,500
	February 2022	2,884	February 2022	3,185
	August 2022	3,500
	February 2023	1,468	February 2023	3,303
Matthew S. Levatich			February 2022	17,806
John A. Olin			February 2022	7,544
OPTION EXERCISES AND STOCK VESTED IN 2020

NAME (a)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (b)	VALUE REALIZED ON EXERCISE ($) (c)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (d)	VALUE REALIZED ON VESTING ($) (e)
Jochen Zeitz	—	$—	—	$—
Gina Goetter	—	$—	—	$—
Lawrence G. Hund	—	$—	16,152	$547,743
Julie Anding	—	$—	4,025	$134,435
Luke C. Mansfield	—	$—	6,719	$261,082
J. Darrell Thomas	2,478	$4,232	4,296	$145,073
Matthew S. Levatich	—	$—	111,567	$2,852,664
John A. Olin	—	$—	37,148	$1,127,529
Michelle A. Kumbier	—	$—	26,390	$888,175
PENSION BENEFITS

NAME (a)	PLAN NAME (b)	NUMBER OF YEARS CREDITED SERVICE (#) (c)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)	PAYMENTS DURING LAST FISCAL YEAR ($) (e)
Jochen Zeitz	Not applicable		$—	$—
Gina Goetter	Not applicable		$—	$—
Lawrence G. Hund	Cash in lieu of life insurance		$1,320,000	$—
Julie Anding	Harley-Davidson Retirement Annuity Plan	23.5	$1,335,000	$—
	Restoration Plan	23.5	$783,000	$—
Luke C. Mansfield	Not applicable		$—	$—
J. Darrell Thomas	Cash in lieu of life insurance		$758,000	$—
Matthew S. Levatich	Harley-Davidson Retirement Annuity Plan	25.7	$—	$1,015,000
	Restoration Plan	25.7	$—	$11,127,000
	Cash in lieu of life insurance		$—	$2,153,000
John A. Olin	Harley-Davidson Retirement Annuity Plan	17.3	$919,000	$—
	Restoration Plan	17.3	$4,252,000	$—
	Cash in lieu of life insurance		$1,343,000	$—
Michelle A. Kumbier	Harley-Davidson Retirement Annuity Plan	22.5	$—	$799,903
	Restoration Plan	22.5	$—	$1,941,499

48	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION
Narrative to Pension Benefits Table
We maintain the Harley-Davidson Retirement Annuity Plan which is a noncontributory defined benefit pension plan. Under this plan, our eligible salaried employees are generally eligible to retire with unreduced benefits at age 62 or later. Ms. Anding, Mr. Levatich, Mr. Olin, and Ms. Kumbier participated in this plan at December 31, 2020. The plan was closed to new participants in 2006. The remaining NEOs were not eligible to participate in the Harley-Davidson Retirement Annuity Plan.
Benefits are based upon monthly “final average earnings” as defined in the Harley-Davidson Retirement Annuity Plan. The monthly benefit is 1.2% of the final average earnings plus 0.4% of the final average earnings in excess of Social Security covered compensation multiplied by years of service.
For each eligible NEO, final average monthly earnings equal one-twelfth of the highest average annual total compensation (consisting of base salary, annual bonus and annual non-equity incentive compensation as shown in the Summary Compensation Table) paid over five highest consecutive total compensation years within the last ten years of service prior to the participant’s retirement or other date of termination. Compensation under any long-term incentive plan that we maintain, including equity or cash plans, is not eligible compensation for purposes of the pension or pension benefit restoration plans.
Vesting under the Harley-Davidson Retirement Annuity Plan occurs upon the earlier of five years of service or age 65. An employee who retires after age 55 and before age 62 with a minimum of five years of service will receive an actuarially reduced benefit under the Harley-Davidson Retirement Annuity Plan. The surviving spouse of an employee who is eligible for early retirement or which is vested at death is also entitled to certain benefits under the Harley-Davidson Retirement Annuity Plan.
We adopted the Pension Benefit Restoration Plan, under which we will pay participants amounts that exceed certain limitations the Internal Revenue Code imposes on benefits payable under the Harley-Davidson Retirement Annuity Plan as a plan qualified under the Internal Revenue Code and to counteract the adverse effect that participation in the HDI Deferred Compensation Plan may have on benefits payable under the Harley-Davidson Retirement Annuity Plan. Approximately 100 employees participate in the Pension Benefit Restoration Plan. Executives in the plan as of December 31, 2008, made an irrevocable election to receive their benefit from the Pension Benefit Restoration Plan as either a single lump sum payment or a monthly payment.
We computed the present value of each eligible NEO’s accumulated benefit in the Harley-Davidson Retirement Annuity Plan and Pension Benefit Restoration Plan using the same assumptions and measurement date that we used for financial reporting purposes for our 2020 financial statements. For each active NEO that was eligible to receive benefits as of the end of the year, we assumed a retirement age of 62, which is the earliest age at which an NEO may retire under the relevant plans without any reduction to benefits.
Certain executives are entitled to receive a lump sum payment equal to two years’ salary upon retirement at or after age 55 and five years of service, with no provision for taxes. We originally adopted this defined benefit in lieu of providing post-retirement life insurance. This plan was closed to new participants hired after January 2016. Messrs. Hund, Thomas, and Olin were the only NEOs who were eligible to receive a future benefit under this plan as of December 31, 2020.
Mr. Levatich, Mr. Olin, and Ms. Kumbier left the Company during 2020. Following their departures, Mr. Levatich and Ms. Kumbier received payments during 2020 based on their vested benefits and payment elections. Mr. Olin will become eligible to receive payments in 2021 based on his vested benefits and payment elections.
NON-QUALIFIED DEFERRED COMPENSATION

NAME (a)	EXECUTIVE CONTRIBUTION IN LAST FY ($) (1) (b)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (2) (c)	AGGREGATE EARNINGS IN LAST FY ($) (3) (d)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($) (e)	AGGREGATE BALANCE AT LAST FYE ($) (4) (f)
Jochen Zeitz	$—	$—	$—	$—	$—
Gina Goetter	$—	$—	$—	$—	$—
Lawrence G. Hund	$44,000	$57,654	$758,437	$—	$5,233,553
Julie Anding	$15,339	$8,491	$37,941	$—	$237,217
Luke C. Mansfield	$—	$7,050	$463	$—	$7,513
J. Darrell Thomas	$22,404	$28,655	$85,171	$—	$586,882
Matthew S. Levatich	$26,410	$20,570	$(123,240)	$1,552,084	$—
John A. Olin	$86,539	$17,987	$640,593	$—	$4,520,477
Michelle A. Kumbier	$15,637	$12,268	$45,495	$437,689	$—
(1)Executive contributions to these plans represent compensation from salary and non-equity incentive plans that NEOs earned but elected to defer. The entire executive contribution is therefore included in the NEO’s compensation reported in the Summary Compensation Table.
(2)Employees of HDMC hired prior to August 1, 2006, including Ms. Anding, Mr. Levatich, Mr. Olin and Ms. Kumbier, received a Company matching contribution of up to 50% of their deferred compensation plan contributions (including contributions to the Company’s 401(k) plans and its non-qualified deferred compensation plans) on the first 6% of cash compensation (salary and non-equity incentive plan pay) that was deferred. Employees of HDMC hired after August 1, 2006 and employees of HDFS, including Mr. Hund, Mr. Mansfield and Mr. Thomas, received a matching contribution of up to 75% of their deferred compensation plan

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	49

EXECUTIVE COMPENSATION
contributions (including contributions to the Company’s 401(k) plans and its non-qualified deferred compensation plans) on the first 6% of cash compensation (salary and short-term incentive plan pay) that was deferred. In addition, HDMC employees with a date of hire or rehire on or after August 1, 2006 who are not covered under the Harley-Davidson Retirement Annuity Plan after August 1, 2006, may receive an additional employer contribution of 4% of their eligible pay from the preceding year. Mr. Mansfield and Mr. Thomas received this contribution in 2020. HDFS employees may receive an additional employer contribution of 2% of their eligible pay from the preceding year. Mr. Hund received this contribution in 2020. The total amount of employer contributions for each eligible NEO that is included in the non-qualified deferred compensation plan is equal to the total contribution less the amount contributed to each NEO’s 401(k) account. All amounts shown as registrant contributions are included in the NEO’s compensation reported in the Summary Compensation Table.
(3)Executives have the option of allocating their deferred compensation balances across several different independent third-party investment vehicles. No amounts of aggregate earnings for the last fiscal year or for prior years have been included in the Summary Compensation Table.
(4)Amounts included in the aggregate balance that have been reported in the Summary Compensation Table for previous years for each NEO were as follows: Mr. Hund - $2,224,862, Ms. Anding - $-0-, Mr. Mansfield - $-0-, Mr. Thomas - $-0- and Mr. Olin - $1,694,720.
We include a description of the HDI Deferred Compensation Plan in the “Compensation Discussion and Analysis section.”
PAYMENTS MADE UPON TERMINATION
Regardless of the manner in which an NEO’s employment terminates, he or she may be entitled to receive amounts earned during his or her term of employment. Such amounts may include:
•non-equity incentive compensation earned during the fiscal year;
•amounts contributed under our Deferred Compensation Plan;
•unused vacation pay; and
•amounts accrued and vested through our 401(k) savings plan and pension and similar plans.
Change of Control
As of December 31, 2020, we had Transition Agreements with Messrs. Zeitz, Hund, and Mansfield and Mses. Goetter and Anding. Each agreement provides that, if we terminate the individual’s employment for any reason (other than for cause) within two years after a change of control, then such individual will receive a cash payment and certain other benefits. In addition, among other events, voluntary termination by the executive of his or her employment for “good reason” within two years after a change of control would entitle the executive to the benefits under the agreement. We describe the Transition Agreements more fully in the section “Compensation Discussion and Analysis-Transition Agreements and Change in Control.”
Our incentive stock plans also contain provisions that apply if there is a change of control. Equity awards that we made under our 2009 and 2014 Incentive Stock Plans to an executive who was then a party to a Transition Agreement do not become fully vested upon a change of control (but may become vested if we terminate the individual’s employment for any reason other than cause within two years after a change of control). With respect to grants through 2018, all other restricted stock awards, performance share awards, restricted stock units, and option grants that we made under our 2009 and 2014 Incentive Stock Plans and predecessor plans that are unvested become fully vested upon a change of control. Beginning in 2019, all long-term incentive awards have a double-trigger vesting provision.
Under the Transition Agreements, a change of control of Harley-Davidson means any one of the following:
•the total number of Directors either serving on the date of the agreement or approved by those serving on the date of the agreement or successors they have approved no longer constitutes at least two-thirds of the Board; or
•any person becomes the owner, directly or indirectly, of 20% or more of our outstanding common stock or voting power; or
•the consummation of a merger or consolidation with another company, a sale of most of our assets, or a liquidation or dissolution, unless, in the case of a merger or consolidation, the total number of Directors serving on the date of the agreement or approved by those serving on the date of the agreement or successors they have approved will constitute at least two-thirds of the board of the surviving company after the transaction; or
•at least two-thirds of the total number of Directors either serving on the date of the agreement or approved by those serving as of the date of the agreement or successors they have approved determines immediately before a proposed action is taken that the action will constitute a change of control event (and the action is subsequently taken).
The table below presents estimates of the amounts of compensation payable to each NEO that we employed at December 31, 2020, upon a change of control and termination of the executive in a manner that entitles the executive to cash severance. The amounts shown assume that such change of control and termination were both effective as of December 31, 2020. The actual amounts to be paid can only be determined at the time of a change of control or the executive’s termination. These amounts are in addition to amounts that an NEO would be entitled to receive under our pension plans as well as vested amounts of deferred compensation that are fully disclosed for each NEO that we employed at December 31, 2020 in the “Pension Benefits” and “Non-Qualified Deferred Compensation” tables, respectively.

50	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

BENEFIT	JOCHEN ZEITZ	GINA GOETTER	LAWRENCE G. HUND	JULIE ANDING	LUKE C. MANSFIELD	J. DARRELL THOMAS
UNEARNED COMPENSATION (payment contingent on termination)
Cash Severance (a)	$5,000,000	$1,615,000	$4,223,337	$1,304,854	$1,320,000	$—
Interrupted Bonus (b)	$—	$332,500	$594,000	$244,660	$260,000	$—
Retirement Benefits: (c)
Pension Plans (d)	$—	$—	$—	$—	$—	$—
Savings Plans/Deferred	$20,125	$—	$1,675	$—	$—	$—
Compensation Plan (e)	$—	$—	$—	$—	$—	$—
Retiree medical	$—	$—	$—	$—	$—
Subtotal for Retirement Benefits	$20,125	$—	$1,675	$—	$49,714	$—
Other Benefits: (c)			$—	$—
Health & Welfare	$57,430	$51,864	$60,705	$42,556	$54,238	$—
Outplacement	$20,000	$20,000	$30,000	$20,000	$20,000	$—
Financial Planning	$20,000	$20,000	$—	$20,000	$20,000	$—
Tax Gross-Ups	$—	$—	$—	$—	$—
Subtotal for Other Benefits Equity: (f)(g)	$97,430	$91,864	$90,705	$82,556	$94,238	$—
Long-term performance shares	$—	$—	$1,826,549	$683,402	$655,602	$491,408
Restricted Stock	$8,272,290	$—	$1,502,792	$313,895	$354,228	$522,388
Subtotal	$8,272,290	$—	$3,329,341	$997,297	$1,009,830	$1,013,796
Total	$13,389,845	$2,039,364	$8,239,058	$2,629,367	$2,733,782	$1,013,796
EARNED COMPENSATION (payment not contingent on termination)
Long-term Incentives (g)(h)
Long-term Performance Shares	$—	$—	$—	$—	$—	$—
Restricted Stock	$—	$—	$—	$30,938	$177,298	$38,975
Unexercisable Options	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$30,938	$177,298	$38,975
GRAND TOTAL	$13,389,845	$2,039,364	$8,239,058	$2,660,305	$2,911,080	$1,052,771
(a)For Mr. Hund, the cash severance reflects the product of three times the sum of the NEO’s highest annual base pay in the preceding five years plus the higher of the NEO’s bonus opportunity (at target) for the year in which the change of control event occurs or the highest annual bonus in the preceding five years. For Messrs. Zeitz and Mansfield and Mses. Goetter and Anding, the cash severance reflects the product of two times the sum of the NEO’s highest annual base pay in the preceding five years plus two times the current target bonus. Under the Transition Agreements, to the extent that payments to executives would be considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to a point at which they are no longer considered excess parachute payments or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive. In these agreements, there are no provisions for an excise tax gross-up. Amounts in the table assume that the executives received the full payments that the Transition Agreements contemplate without reduction. Mr. Thomas is not a party to a Transition Agreement.
(b)For each NEO, the interrupted bonus reflects the higher of the NEO’s target STIP opportunity for 2020 or the actual bonus earned in 2020 on the assumption that the actual bonus for 2020 would not have been determined had the change of control occurred December 31, 2020. Without the benefit of a Transition Agreement, there is no entitlement to any amount under the STIP upon a change of control.
(c)As of December 31, 2020, pursuant to our Transition Agreements with Mr. Hund, upon a termination following a change of control in a manner that entitles the executive to cash severance, an NEO is entitled to receive three years of pension service credit for those who participate in the pension plan (but not beyond age 65) based on assumed compensation. Messrs. Zeitz and Mansfield and Mses. Goetter and Anding are not eligible for additional retirement benefits upon a change of control event. Mr. Hund is entitled to three years of continued coverage in our health and welfare benefit programs and up to three years of outplacement services. Messrs. Zeitz and Mansfield and Mses. Goetter and Anding are entitled to two years of continued coverage in our health and welfare benefit programs and a lump sum payment for outplacement services and financial planning assistance. We estimated the amounts in the table relating to continued coverage in our health and welfare benefit programs and outplacement services.
(d)As of December 31, 2020, pursuant to our Transition Agreements, Messrs. Zeitz and Mansfield and Mses. Goetter and Anding are not eligible for additional retirement benefits upon a change of control event.
(e)Pursuant to the Transition Agreement with Mr. Hund, because he is not eligible to participate in our defined benefit pension plan, he would be entitled to certain other retirement-related benefits upon termination following a change of control in a manner that entitles him to cash severance. Mr. Hund would be entitled to the value of three years of the Company contribution to the Harley-Davidson 401(k) Plan, which is the maximum of $10,000 per year.
(f)For each NEO, amounts reflect the value of restricted stock, restricted stock units and unvested options awards that become vested upon termination following a change of control. The definition of change of control under our stock plans is essentially the same as in the Transition Agreements.
(g)We calculated the value of the unvested stock options based upon the difference between the aggregate market value of the shares of common stock underlying the unvested stock options and the aggregate exercise price that the NEO would be required to pay upon exercise of those stock options. We calculated the value of the unvested shares of restricted stock and unvested restricted stock units held by each NEO based upon the aggregate market value of the related shares. We used a price of $36.70 per share to determine market value in both of these calculations, which was the closing price of our common stock on December 31, 2020, as reported by the New York Stock Exchange.
(h)For each NEO, amounts reflect the target value of performance share awards and the value of restricted stock, restricted stock units and unvested options awards that become vested upon a change of control regardless of whether the executive’s employment is actually terminated. Equity awards that we made to Messrs. Levatich, Olin and Hund under our 2009 and 2014 Incentive Stock Plans do not vest upon a change of control (but may become vested if we terminate the executive’s employment for any reason other than cause within two years after a change of control). Ms. Kumbier became a party to a Transition Agreement in 2018 and Mr. Mansfield and Ms. Anding became a party to a Transition Agreement in 2019, and equity awards that we made to them, prior the time they

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	51

EXECUTIVE COMPENSATION
signed the Transition Agreements, under our 2009 and 2014 Incentive Stock Plans will vest upon a change of control without regard to termination of employment resulting from such change of control.
Executive Severance
Our Executive Severance Policy, which applies to a subset of the senior leaders, including the CEO and the other NEOs, provides for a cash severance benefit of between 12 and 24 months of base pay and 18 months continuation of certain employee benefits, such as life insurance, medical benefits, and limited outplacement benefits if we terminate employment for reasons other than for cause. To receive a severance payment under this policy, the executive must agree to a number of restrictive covenants and execute a general release of claims against the Company.
The table below presents estimates of the amounts of compensation payable to each NEO under the Executive Severance Policy assuming a termination absent a change of control for any reason other than cause, death, or disability. The amounts shown assume that such termination was effective as of December 31, 2020. The actual amounts to be paid can only be determined at the time of the executive’s termination.

EXECUTIVE BENEFITS UPON TERMINATION ABSENT A CHANGE IN CONTROL	JOCHEN ZEITZ	GINA GOETTER	LAWRENCE G. HUND	JULIE ANDING	LUKE C. MANSFIELD	J. DARRELL THOMAS
Cash Severance	$5,000,000	$950,000	$1,320,000	$815,534	$800,000	$388,344
Other Benefits
Health and Welfare	$28,080	$37,782	$21,411	$29,583	$38,907	$19,503
Continuation of Life Insurance	$37,800	$7,182	$9,979	$6,165	$6,048	$5,872
Financial Planning Assistance	$20,000	$20,000	$20,000	$20,000	$20,000	$20,000
Payment in lieu of outplacement	$10,000	$10,000	$10,000	$10,000	$10,000	$10,000
Total	$5,095,880	$1,024,964	$1,381,390	$881,282	$874,955	$443,719
Vesting of Restricted Stock and Restricted Stock Units
We awarded restricted stock and restricted stock units to NEOs, and NEOs earn the related shares when the restrictions on the awards lapse, but only if the individual remains an employee or certain other circumstances apply. In some circumstances, a pro-rata portion of the shares will vest based on a ratio of actual service to the requisite service period. This is the case for all awards if the NEO dies or becomes disabled. For certain awards, if the NEO is 55 years of age or older and elects to retire more than one year after the date of the grant of the award, all unvested shares or units under that award will automatically vest upon retirement. In addition, other awards vest fully if we terminate the NEO other than for cause. In general, “cause” means conviction of or plea of no contest to a felony, willful misconduct that is materially and demonstrably detrimental to the Company, willful refusal to perform duties consistent with the NEO’s office, position, or status with the Company, or other conduct or inaction that the Human Resources Committee determines constitutes cause. Finally, as we disclose in the table above that presents the amounts payable to each NEO upon a change of control, certain restricted stock and restricted stock unit awards also vest fully on a change of control.
The following table reflects, for each NEO that we employed at December 31, 2020, the value of restricted stock and restricted stock unit awards that become vested upon termination of the NEO’s employment for each of the reasons indicated in the table assuming that such termination occurred on December 31, 2020. The value is based upon the aggregate market value of the shares that would vest in each instance. We used a price of $36.70 per share to determine market value, which was the closing price of our common stock on December 31, 2020, as reported by the New York Stock Exchange. Amounts that we reflect in this table are in addition to any amounts the NEO may be entitled to receive under the Executive Severance Policy.

NAMED EXECUTIVE OFFICER	RETIREMENT	DEATH OR DISABILITY	TERMINATION BY COMPANY (1)
Jochen Zeitz	$8,272,290	$5,891,503	$—
Gina Goetter	$—	$—	$—
Lawrence G. Hund	$535,123	$789,690	$—
Julie Anding	$—	$284,628	$—
Luke C. Mansfield	$—	$231,468	$—
J. Darrell Thomas	$142,873	$211,368	$—
(1)While terms for certain awards provide that the individual will forfeit any shares that are not vested if we terminate the individual, upon such a termination the individual could elect to treat the termination as a qualified retirement if he or she were eligible. There is no pro-rata vesting based on performance or, in the first year after grant, due to retirement. As a result, the awards give the NEO a strong incentive to remain with the Company.

52	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION
Performance Shares
We awarded performance shares to NEOs, and NEOs earn the related shares when the three-year performance period ends, but only if the individual remains an employee or certain other circumstances apply. In some circumstances, a pro-rata portion of the shares will vest based on a ratio of actual service to the requisite service period. This is the case for all awards if the NEO dies or becomes disabled. For certain awards, if the NEO is 55 years of age or older and elects to retire more than one year after the date of the grant of the award, and for all awards granted in 2019 and forward, a pro-rata portion of the shares will vest based on the ratio of actual service in the requisite performance period and based on final results for the performance period. Finally, as we disclose in the table above that presents the amounts payable to each NEO upon a change of control, certain performance share awards also vest fully on a change of control.
The following table reflects, for each NEO that we employed at December 31, 2020, the value of performance share awards that become vested upon retirement assuming that such retirement occurred on December 31, 2020. The value is based upon the aggregate market value of the shares that would vest in each instance with performance results at target. We used a price of $36.70 per share to determine market value, which was the closing price of our common stock on December 31, 2020, as reported by the New York Stock Exchange. Amounts that we reflect in this table are in addition to any amounts the NEO may be entitled to receive under the Executive Severance Policy.

NAMED EXECUTIVE OFFICER	2018 - 2020 Award	2019 - 2021 Award	2020 - 2022 Award
Jochen Zeitz	$—	$—	$—
Gina Goetter	$—	$—	$—
Lawrence G. Hund	$535,123	$789,690	$—
Julie Anding	$—	$284,628	$—
Luke C. Mansfield	$—	$—	$—
J. Darrell Thomas	$175,243	$155,828	$80,801
Payments Made Upon Death or Disability
If an NEO dies while employed, in addition to the benefits to which we refer immediately following the heading “Payments Made Upon Termination” above and the amounts we disclose above relating to restricted stock and restricted stock unit awards, the NEO will receive payments under our death benefits. Our death benefits provide that each NEO is entitled to three times annual base salary in the event of his or her death while actively employed, which we would generally satisfy out of proceeds of life insurance that we maintain. For each NEO, we report premiums that we paid for this life insurance as part of “All Other Compensation” in the “Summary Compensation Table.” In addition, we maintain long-term disability plans in which NEOs may participate on a voluntary basis on the same terms as other salaried employees. There is no Company contribution toward the cost of this benefit.
Under the form of our Transition Agreement, if the NEO’s death occurs during employment, then no benefits are payable under the agreement. In addition, under all forms of our Transition Agreement, if an NEO dies after a termination that entitles the NEO to a cash payment, or if an NEO’s death during active employment after a change of control entitles the NEO’s estate to a cash payment, the health benefit coverage for the NEO’s eligible dependents will continue until the earlier to occur of one year following the executive’s death or three years following the executive’s termination. All other welfare benefit coverage will cease at the date of the NEO’s death.
Treatment of Certain Benefits Upon Retirement
For compensation purposes, we generally define “retirement” as separation from service on or after attainment of age 55. When an individual who satisfies these criteria leaves service, we consider him or her a retiree for purposes of certain compensation and benefits programs. An executive who has received a performance share award will receive a payout on a pro-rata basis for each award that we granted to the executive before his or her retirement date. The payment amount under each of these awards is based upon the actual months of employment since the date of the award divided by the 36-month life of the award. Actual payments will only be made upon the completion of the performance period. An executive will receive a payout with respect to a STIP award relating to the year in which he or she retires on a pro-rata basis based upon their actual pay during the year in which they retire and the actual STIP performance of the Company. Equity awards granted at least 12 months prior to the date of retirement vest on the date of retirement. These benefits are in addition to those that we disclose above under “Pension Benefits.”
As of December 31, 2020, one of our NEOs, Mr. Hund, was eligible to retire and would receive certain benefits (as described above) upon retirement. Assuming that they had retired effective that date, they would have been entitled to receive (1) payment in lieu of retiree life insurance as reflected in the table that appears above under “Pension Benefits,” (2) value in respect of the vesting of restricted stock and restricted stock units as reflected in the table that appears above under “Vesting of Restricted Stock and Restricted Stock Units” and (3) pro-rata payout under the 2018 through 2020 performance share awards, 2019 through 2021 performance share awards and 2020 through 2022 performance share awards (assuming target performance for all performance cycles) appears above under the "Performance Shares."

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	53

EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION

NAME (a)	FEES EARNED OR PAID IN CASH ($) (1) (b)	STOCK AWARDS ($) (2) (3) (c)	OPTION AWARDS ($) (d)	NON-EQUITY INCENTIVE PLAN COMPENSATION (e)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS (f)	ALL OTHER COMPENSATION (g)	TOTAL (h)
Troy Alstead	$108,290	$125,000	$—	$—	$—	$—	$233,290
R. John Anderson	$95,800	$125,000	$—	$—	$—	$—	$220,800
Michael J. Cave	$108,290	$125,000	$—	$—	$—	$—	$233,290
Allan Golston	$95,800	$125,000	$—	$—	$—	$—	$220,800
Sara L. Levinson	$91,630	$125,000	$—	$—	$—	$—	$216,630
N. Thomas Linebarger	$137,450	$125,000	$—	$—	$—	$—	$262,450
Brian R. Niccol	$91,630	$125,000	$—	$—	$—	$—	$216,630
Maryrose T. Sylvester	$91,630	$125,000	$—	$—	$—	$—	$216,630
(1)Non-employee Directors have the option of receiving all or a portion of their fees in the form of stock. The portions of fees received at the election of the non-employee Director in the form of stock in 2020 were as follows: Mr. Golston - $47,900, Mr. Niccol - $91,630, and Ms. Sylvester - $91,630.
(2)In August 2002, the Board approved stock ownership guidelines which the Board revised most recently in February 2016. In February 2016, the Board approved a change in the Director stock ownership guidelines to require a non-employee Director to hold 500% of the value of his or her annual cash retainer in the form of stock or stock equivalents. This change was effective May 1, 2016. Each non-employee Director has until May 2021 to accumulate the appropriate number of shares.
(3)Non-employee Directors receive an annual grant of share units, each representing the value of one share of our stock. The payment of share units is deferred, at the election of each non-employee Director, until the first anniversary of each respective grant date or the time a non-employee Director ceases to serve as a Director, and share units are payable at that time in actual shares of our stock. The compensation related to share unit awards has been calculated based on the grant date fair value of the award. The fair value of a share unit is based on the market price of a share of stock on the date of grant.
Narrative to Director Compensation Table
Directors who are our employees (currently Mr. Zeitz) do not receive compensation for their services as Directors. During 2020, Directors forfeited the equivalent of two months of their annual fees in connection with the Company's response to the COVID-19 pandemic. Directors who are not employees received an annual retainer fee of $91,630 in fiscal year 2020. Mr. Linebarger received an additional $29,150 for his service as the Presiding Director. For serving as the Chair of the Nominating and Corporate Governance Committee, a non-employee Director is entitled to receive an additional retainer fee of $12,500. For serving as the Chair of the Brand and Sustainability Committee, a non-employee Director is entitled to receive an additional annual retainer fee of $8,330. The Chair of the Audit and Finance Committee and the Chair of the Human Resources Committee are each entitled to receive an additional $16,660 annual retainer fee. Other members of the Audit and Finance Committee are entitled to receive an additional $4,170 annual retainer fee.
Pursuant to our Director Stock Plan, a non-employee Director may elect to receive 0%, 50%, or 100% of the annual retainer fee to be paid each calendar year in the form of shares of our common stock based upon the fair market value of common stock at the time of our Annual Meeting. In addition, non-employee Directors receive an annual grant of share units, each representing the right to receive one share of our common stock and therefore having the value of one share of our common stock.
Also pursuant to our Director Stock Plan, non-employee Directors may choose to defer the receipt of their annual retainer fees payable in cash or shares of common stock. Deferrals of fees payable in shares of common stock and cash are credited to a share account, are treated as if invested in common stock, and ultimately will be paid in common stock. A Director will receive his or her deferred compensation following cessation of his or her service on the Board in compliance with applicable rules regarding deferred compensation plans.
The purpose of our Director Stock Plan is to further align the interests of outside Directors with shareholders by providing for a portion of annual compensation for the Directors’ services in shares of common stock or share units.
In addition, we provide to non-employee Directors a clothing allowance up to $1,500 to purchase Harley-Davidson MotorClothes® apparel and accessories, along with a discount on our products that is the same discount available to all U.S. employees of HDMC. We may also provide a Director with the temporary use of a motorcycle where doing so may further our business objectives.

54	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. Based solely on our review of the copies of Forms 3 and 4 (and any amendments) filed with the SEC and the written representations of our Directors and executive officers, we believe that during fiscal year 2020 our Directors and executive officers complied with all Section 16(a) filing requirements, except for a late Form 4 filing for Paul J. Krause relating to vesting of restricted stock on July 31, 2020.
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except as otherwise noted, the following table sets forth certain information, as of March 1, 2021, with respect to the ownership of our common stock by each Director, our NEOs, all Directors and executive officers as a group, and each person or group of persons that we know to own beneficially more than 5% of our stock.
BENEFICIAL OWNERSHIP TABLE

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
NAME OF BENEFICIAL OWNER	NUMBER OF SHARES (2)		PERCENT OF CLASS	SHARES ISSUABLE UPON EXERCISE OF STOCK OPTIONS (3)	RESTRICTED STOCK UNITS (4)
Troy Alstead	20,378		*
R. John Anderson	51,005		*
Julie Anding
Michael J. Cave	40,000		*
James D. Farley, Jr.
Gina M. Goetter
Allan Golston	24,476		*
Lawrence G. Hund	80,889	(5)	*	40,459	112,384
Michelle A. Kumbier	—		*
Matthew S. Levatich	—		*
Sara L. Levinson	53,428		*
N. Thomas Linebarger	72,287		*
Luke C. Mansfield	8,081		*		41,276
Brian R. Niccol	31,942		*
John A. Olin	—		*
Maryrose T. Sylvester	27,429		*
J. Darrell Thomas
Jochen Zeitz	400,086		*		407,167
All Directors and Officers as a Group (19 Individuals)	918,002		*
The Vanguard Group, Inc.	13,350,542	(6)	8.71
BlackRock, Inc.	12,860,240	(7)	8.40
Invesco Ltd	8,629,061	(8)	5.60
Boston Partners	14,306,657	(9)	9.33
H Partners Management	7,700,000	(10)	5.00
*    The amount shown is less than 1% of the outstanding shares of our common stock.
(1)Except as otherwise noted, all persons have sole voting and investment power over the shares listed. In all cases, information regarding such power is based on information that the individual beneficial owners provide to us.
(2)Includes, but is not limited to, shares of common stock issuable upon the exercise of stock options exercisable within 60 days of March 1, 2021 and shares of common stock held in our 401(k) Plan and our Dividend Reinvestment Plan as of March 1, 2021.
(3)Includes only stock options exercisable within 60 days of March 1, 2021.
(4)Amounts shown in this column are not included in the columns titled “Number of Shares” or “Percent of Class.” Amounts shown in this column represent restricted stock units (RSUs) that we awarded under our 2014 Incentive Stock Plan on February 1, 2019 and February 5, 2020 and February 5, 2021. Each restricted stock unit represents a contingent right to receive one share of stock. One-third of the total number of units granted on each of February 1, 2019, February 5, 2020 and February 5, 2021 vest on each of the first three anniversaries of the date of grant. The RSUs are subject to forfeiture until vested. Further, the RSUs described in this footnote do not carry the right to vote. In each case, amounts are distributable in the form of shares of our common stock on a one-for-one basis; however, any distribution would not be within 60 days of March 1, 2021.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	55

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(5)Mr. Hund’s spouse, Jane L. Hund, holds 1,619 shares in the Jane L. Hund Revocable Trust. Mrs. Hund serves as Trustee of the Trust and has sole voting power over the shares.
(6)We derived the information from a Schedule 13G/A that The Vanguard Group, Inc., an investment adviser, filed with the Company and the SEC on February 10, 2021. As of December 31, 2020, The Vanguard Group, Inc. was deemed to be the beneficial owner of 13,350,542 shares and had sole voting power over zero shares, shared voting power over 103,466 shares, sole investment power over 13,123,125 shares and shared investment power over 227,417 shares. The Vanguard Group, Inc. is located at 100 Vanguard Blvd., Malvern, PA 19355.
(7)We derived the information from a Schedule 13G/A that BlackRock, Inc. filed with the Company and the SEC on January 29, 2021. As of December 31, 2020, BlackRock, Inc. was deemed to be the beneficial owner of 12,860,240 shares and had sole voting power over 12,213,858 shares, shared voting power over zero shares, sole investment power over 12,860,240 shares and shared investment power over zero shares. BlackRock, Inc. is located at 55 East 52nd Street, New York, NY 10055.
(8)We derived the information from a Schedule 13G/A that Invesco Ltd. filed with the Company and the SEC on February 9, 2021. As of December 31, 2020, Invesco Ltd. was deemed to be the beneficial owner of 8,629,061 shares and had sole voting power over 8,511,960 shares, shared voting power over zero shares, sole investment power over 8,629,061 shares and shared investment power over zero shares. Invesco Ltd. is located at 1555 Peachtree Street NE, Suite 1800, Atlanta GA 30309.
(9)We derived the information from a Schedule 13G/A that Boston Partners filed with the Company and the SEC on February 11, 2021. As of December 31, 2020, Boston Partners was deemed to be the beneficial owner over 14,306,657 shares and had sole voting power over 12,044,672 shares, shared voting power over 31,191 shares, sole investment power over 14,306,657 shares and shared investment power over zero shares. The address for the reporting persons is Boston Partners, One Beacon Street 30th Floor, Boston, MA 02108.
(10)We derived the information from a Schedule 13G that H Partners Management and Rahan Jaffer filed with the Company and the SEC on February 16, 2021. As of February 11, 2021, H Partners Management was deemed to be the beneficial owner over 7,700,000 shares and had sole voting power over zero shares, shared voting power over 7,700,000 shares, sole investment power over zero shares and shared investment power over 7,700,000 shares, and Rahan Jaffer was deemed to be the beneficial owner over 7,700,000 shares and had sole voting power over zero shares, shared voting power over 7,700,000 shares, sole investment power over zero shares and shared investment power over 7,700,000 shares. The address for the reporting persons is H Partners Management, LLC, 888 7th Avenue, 29th Floor, New York, NY 10019.

.

56	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Human Resources Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on such review and discussions, the Human Resources Committee recommended to the Board that we include the Compensation Discussion and Analysis in this Proxy Statement.

2020 Human Resources Committee of the Board of Directors
Michael J. Cave, Chair Sara L. Levinson	Brian R. Niccol Maryrose T. Sylvester

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	57

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Board has empowered the Nominating and Corporate Governance Committee, which we refer to as the Nominating Committee, to continuously review our corporate governance practices and to make recommendations to the Board. The Nominating Committee regularly reviews our Corporate Governance Policy, encourages the continuing education of Board members, provides Board members with access to senior management, and defines each Board member’s responsibility to attend meetings and review all pre-meeting materials.

As part of our global compliance and ethics program, we have a Code of Business Conduct that applies to all of our employees, officers, and Board members. We also have a Supplier Code of Conduct that applies to our suppliers and their agents who do work on behalf of Harley-Davidson. The Code of Business Conduct reporting helpline, website and phone numbers are designed to provide employees and suppliers with the opportunity to ask Code-related questions or report a potential Code violation throughout the world (where legally allowable). Our Chief Legal Officer reports to the Nominating Committee on matters relating to the Company’s global compliance and ethics program. We also have in effect the Conflict of Interest Process that the Nominating Committee has approved. The Code of Business Conduct, Supplier Code of Conduct, Conflict of Interest Process for Directors and Executive Officers, Corporate Governance Policy, and each of the four committee Charters appear on the Corporate Governance page of our website at https://investor.harley-davidson.com.

As set forth in its Charter, the Nominating Committee leads the Board in an annual review of the performance of the Board, the Board’s committees, and the Directors. Annually, the Nominating Committee reviews the independence of each Director and examines all relationships, if any, a Director has with the Company to determine if that relationship is material. The Nominating Committee has determined that one current Director (Mr. Zeitz) is not independent and has reviewed the very limited business relationship that one other Director has with the Company. We disclose this relationship in the “Certain Transactions” section. All members of the Nominating Committee are independent in accordance with the requirements of New York Stock Exchange rules.

2020 Nominating and Corporate Governance Committee of the Board of Directors
Allan Golston, Chair Troy Alstead R. John Anderson Michael J. Cave Sara L. Levinson	Brian R. Niccol N. Thomas Linebarger Maryrose T. Sylvester Jochen Zeitz*
* Mr. Zeitz served on the Nominating and Corporate Governance Committee until February 28, 2020.

58	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

AUDIT AND FINANCE COMMITTEE REPORT
The Audit and Finance Committee is currently comprised of four members. The Board has determined Messrs. Alstead, Golston, and Linebarger to be audit committee financial experts within the meaning of SEC rules. All Audit and Finance Committee members are independent and financially literate pursuant to New York Stock Exchange rules.
The Audit and Finance Committee Charter provides that the independent auditor is accountable to the Audit and Finance Committee and to the Board. The Audit and Finance Committee has the ultimate authority and responsibility to appoint, retain, evaluate and, where appropriate, replace the independent registered public accounting firm serving as the Company’s independent auditor. However, the Audit and Finance Committee will seek shareholder ratification of its choice of independent auditor at the Annual Meeting.
The Audit and Finance Committee has reviewed and discussed with management its assessment of the effectiveness of Harley-Davidson’s internal control system over financial reporting as of December 31, 2020. Management has concluded that the internal control system was effective. Additionally, Harley-Davidson’s internal control over financial reporting as of December 31, 2020 was audited by Ernst & Young LLP, Harley-Davidson’s independent auditor for the 2020 fiscal year.
The Audit and Finance Committee has reviewed and discussed Harley-Davidson’s audited consolidated financial statements for the 2020 fiscal year with management as well as with representatives of Ernst & Young LLP. The Audit and Finance Committee has also discussed with Ernst & Young LLP matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit and Finance Committee has received written disclosures from Ernst & Young LLP regarding their independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP.
Based on the review and discussions referred to above, the Audit and Finance Committee has recommended to the Board that the audited consolidated financial statements for the 2020 fiscal year be included in Harley-Davidson’s Annual Report on Form 10-K for the 2020 fiscal year for filing with the SEC.

2020 Audit and Finance Committee of the Board of Directors
Troy Alstead, Chair R. John Anderson Allan Golston	N. Thomas Linebarger Jochen Zeitz*
* Mr. Zeitz served on the Audit and Finance Committee until February 28, 2020.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	59

COMMITTEE REPORTS

SHAREHOLDER PROPOSALS
If a shareholder intends to present a proposal at the 2022 Annual Meeting of Shareholders and desires to have us include that proposal in our proxy materials for that meeting under Rule 14a-8 of the Securities Exchange Act of 1934, then the shareholder must ensure that we receive the proposal by December 10, 2021. A shareholder who otherwise intends to present business at the 2022 Annual Meeting of Shareholders must comply with the requirements set forth in our Restated Articles of Incorporation as supplemented by our By-laws. Our Restated Articles of Incorporation and By-laws contain specific requirements with which a shareholder must comply. For example, our Restated Articles of Incorporation state that a shareholder must give written notice that complies with the Restated Articles of Incorporation as supplemented by our By-laws to our Secretary not less than 60 days before the date in 2022 corresponding to the date we released this Proxy Statement to our shareholders. Because we anticipate mailing the Notice of Internet Availability of Proxy Materials on April 9, 2021, we must receive notice of a proposal for shareholders to consider at the 2022 Annual Meeting of Shareholders that a shareholder submits other than pursuant to Rule 14a-8 no later than February 8, 2022.
If we receive the notice after February 8, 2022, then we will consider the notice untimely and we will not have an obligation to present the proposal at the 2022 Annual Meeting of Shareholders. If the Board chooses to present a proposal that a shareholder submits other than under Rule 14a-8 at the 2022 Annual Meeting of Shareholders, then the persons named in the proxies that the Board requests for the 2022 Annual Meeting of Shareholders may exercise discretionary voting power with respect to the proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934.

60	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

Q:    What is the purpose of the Annual Meeting of Shareholders?
A:    (1) To elect nine Directors to the Board; (2) to approve, by advisory vote, the compensation of our NEOs; (3) to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and (4) to take action upon any other business as may properly come before the Annual Meeting and any adjournments or postponements of the meeting. The Notice of Annual Meeting and this Proxy Statement describe these matters in more detail. In addition, members of management will respond during or after the Annual Meeting, as appropriate, to questions submitted live by shareholders during the Annual Meeting related to the items of business at the Annual Meeting or relating to The Hardwire. Questions may be submitted at the Annual Meeting through www.virtualshareholdermeeting.com/HOG2021. We will post the applicable questions and answers on our Investor Relations website shortly after the meeting.
Q:    Who can attend the Annual Meeting of Shareholders by virtual presence online?
A:    The 2021 Annual Meeting will be accessible through the Internet. We are using this approach again due to the COVID-19 pandemic and the priority we place on the health and well-being of our shareholders, employees, and other stakeholders.

All shareholders of Harley-Davidson, Inc., or individuals that shareholders have duly appointed as their proxies and guests, may attend the Annual Meeting by virtual presence online by visiting www.virtualshareholdermeeting.com/HOG2021 and providing the control number found on the proxy card. Appointing a proxy in response to this request will not affect a shareholder’s right to attend the Annual Meeting and to vote by virtual presence online. To attend the Annual Meeting, please follow these instructions:

If shares you own are registered in your name or if you own shares through our Dividend Reinvestment Plan, to attend the Annual Meeting by virtual presence online, you will need to provide the control number found on your proxy card; or if you hold your shares in “street name” (that is, through a broker, bank or other nominee), to attend the Annual Meeting by virtual presence online, you will need to provide the control number found on the voting instructions or proxy card provided by such broker, bank or other nominee.
Q:    What constitutes a quorum?
A:    A majority of the 153,250,863 shares of our stock outstanding on March 12, 2021 must be present, by virtual presence online or by proxy, to provide a quorum at the Annual Meeting. If you vote, your shares will count toward satisfying the quorum requirement. If you return a proxy card or otherwise submit a proxy marked “ABSTAIN” or without voting instructions, your shares of common stock will also count toward satisfying the quorum requirement. Also, in those instances where brokers who hold shares on behalf of others have returned a proxy but could not vote the shares on particular matters without receiving voting instructions from the beneficial owners (“broker non-votes”), those shares will count toward satisfying the quorum requirement. If you own shares in street name through a broker, we encourage you to provide voting instructions to your broker. Once a share is counted as present at the Annual Meeting, it will count as present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for the adjournment or postponement).
Q:    Who is entitled to vote?
A:    Only holders of the 153,250,863 shares of our common stock outstanding as of the close of business on March 12, 2021, can vote by virtual presence online at or prior to the Annual Meeting. Each of these shareholders has one vote for each share of our stock held on that date.
Q:    How do I vote?
A:    If the records of our transfer agent show that you own shares in your name or if you own shares through our Dividend Reinvestment Plan at the close of business on March 12, 2021, then you may vote (1) via the internet at
www.proxyvote.com, (2) by virtual presence at the Annual Meeting online at www.virtualshareholdermeeting.com/HOG2021, (3) by mail after first requesting a printed copy of this Proxy Statement, proxy card and Annual Report on Form 10-K and following the instructions set forth on the proxy card or (4) by telephone after reviewing the Proxy Statement and Annual Report on Form 10-K at www.proxyvote.com. Instructions for using these convenient services are set forth on the Notice of Internet Availability of Proxy Materials. If you plan to vote by virtual presence online at our meeting, you will need to visit www.virtualshareholdermeeting.com/HOG2021 and use the control number found on your proxy card to vote your shares. In

61	HARLEY-DAVIDSON, INC. • 2020 PROXY STATEMENT

QUESTIONS AND ANSWERS
addition, if you own your shares through a bank, broker or other nominee, you will need to obtain a legal proxy issued in your name from your bank, broker or other nominee and follow the materials and instructions that your bank, broker or other nominee has provided.
If you own shares in street name, you may vote via telephone or the internet if your bank, broker, or other nominee makes those methods available, in which case your bank, broker or other nominee will provide instructions with your Proxy Statement.

The telephone and internet voting procedures will authenticate your identity, allow you to give your voting instructions and confirm that we properly recorded your instructions. If you vote via the internet and/or attend the 2021 Annual Meeting by virtual presence online, you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from internet access providers and telephone companies. You will need a touch tone telephone to vote by telephone.
Q:    What is the effect of not voting at the Annual Meeting?
A:    The consequences of not voting at the Annual Meeting will depend on how you own your shares. If the records of our transfer agent, Computershare Trust Company, N.A., show that you own shares in your name or if you own shares through our Dividend Reinvestment Plan and you do not vote, we cannot consider those shares present at the meeting and they will not count toward satisfying the quorum requirement.

If you own shares in street name through a broker and do not vote, your broker may vote your shares by virtual presence online at the meeting. If you do not give voting instructions for your shares, your broker may or may not be able to vote your shares in its discretion depending on the proposals before the meeting. Your broker may vote your shares in its discretion on routine matters such as Proposal 3, the ratification of the selection of our independent registered public accounting firm, but may not vote your shares in its discretion on the other Proposals. If you own shares in street name through a broker, we encourage you to provide voting instructions to your broker.
Q:    Can I change my vote after I submit my proxy?
A:    Yes. You can change your vote at any time before the Annual Meeting by submitting a new proxy or by voting by virtual presence online at the Annual Meeting. Your virtual presence online at the Annual Meeting does not in and of itself revoke your proxy. You also are invited to attend the Annual Meeting by virtual presence online. However, if you are a beneficial owner of shares, because a beneficial owner is not the shareholder of record, you may not vote these shares by virtual presence online at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Unless you properly revoke your proxy, the persons you have appointed when you submit a proxy will vote your shares by virtual presence at the Annual Meeting. If you specify a choice by means of the proxy, the persons you have appointed will vote your shares as you specify. If you do not specify a choice, the persons you have appointed will vote your shares in accordance with the recommendations of the Board.
Q:    Who will count the vote?
A:    Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of elections to tabulate shareholder votes for the Annual Meeting.
Q:    Who pays to prepare and solicit the proxies?
A:    We pay the cost of soliciting the proxies relating to the Annual Meeting, except for some costs that may arise through your use of the telephone and internet. We may request proxies in person, by telephone, and internet, as well as through the mail. We also expect to ask banks, brokerage houses and other custodians, nominees, or fiduciaries to forward proxy materials to their principals and to obtain proxies. We will reimburse these institutions for their out-of-pocket expenses. The Company may consider engaging a proxy solicitation firm, at the Company's expense, at a later date.

62	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:    How can I obtain printed copies of the proxy materials?
A:    If you are a shareholder, you may receive a printed copy of the proxy materials by following the instructions below, which also appear in the Notice of Internet Availability of Proxy Materials.
If you want to receive a printed copy of this Proxy Statement, proxy card and/or Annual Report on Form 10-K, you must request one. There is NO charge by the company for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY EMAIL:	sendmaterial@proxyvote.com
If you request printed materials by email, please send a blank email that includes the control number that appears in your Notice of Internet Availability of Proxy Materials in the email subject line. If you access documents electronically, you should understand that there might be costs to access materials electronically that you must bear, such as usage charges from Internet access providers and telephone companies.
Requests, instructions, and inquiries sent to the email address above for purposes other than requesting a printed copy of this Proxy Statement, proxy card and Annual Report on Form 10-K will NOT be reviewed or accommodated. Please make the request as instructed above on or before May 6, 2021, to facilitate delivery prior to the Annual Meeting. After May 6, 2021 you may request printed copies of this Proxy Statement and/or Annual Report on Form 10-K, but not a proxy card, by contacting the Company’s Investor Relations Department directly by: (a) mail at Harley-Davidson, Inc., Attention: Investor Relations, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653, (b) telephone at 877-HDSTOCK (toll-free) or (c) email at investor.relations@harley-davidson.com.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	63

QUESTIONS AND ANSWERS

Q:    How is management structured?
A:    Harley-Davidson, Inc. operates in two business segments - the motorcycles and related products segment and the financial services segment. The motorcycles and related products segment includes companies that do business as Harley-Davidson Motor Company (“HDMC”), and the financial services segment includes Harley-Davidson Financial Services (“HDFS”).

Our management organizational structure consists of a Harley-Davidson leadership team, comprised of the Chief Executive Officer’s direct reports and the Head of Human Resources, referred to as Staff Meeting 1 (“SM1”), and a broad group of our leaders representing key functions and key individuals of Harley-Davidson, referred to as Staff Meeting 2 (“SM2”). The SM1 and SM2 structure was designed to ensure alignment across the organization and provide a consistent approach to sharing key business results. It is also the forum for bringing critical business issues to the forefront. The members of SM1 and SM2 are responsible for making decisions on business issues that impact our entire Company, developing high-level policies and advising our Chief Executive Officer. For SEC purposes, we consider most of the SM1 members our executive officers. Among other things, the SEC requires executive officers to disclose publicly their holdings of and transactions involving our stock.
Q:    Who are our executive officers for SEC purposes?
A:    As of April 9, 2021, our executive officers for general SEC purposes were as follows:

NAME AND TITLE	AGE
Julie M. Anding, Chief Administrative Officer, Harley-Davidson, Inc.
We have employed Ms. Anding for approximately 24 years.	53
Gina Goetter, Chief Financial Officer, Harley-Davidson, Inc.
We appointed Ms. Goetter as our Chief Financial Officer, effective September 30, 2020.	44
Paul J. Krause, Vice President, Chief Legal Officer and Chief Compliance Officer, Harley-Davidson, Inc.
We have employed Mr. Krause for approximately 5 years.	43
Jagdish Krishnan, Chief Digital Officer, Harley-Davidson, Inc.
We appointed Mr. Krishnan as our Chief Digital Officer, effective August 17, 2020.	46
Bryan Niketh, Senior Vice President of Product and Operations, Harley-Davidson Motor Company
We have employed Mr. Niketh for approximately 19 years.	44
Edel O’Sullivan, Chief Commercial Officer, Harley-Davidson Motor Company, Inc.
We appointed Ms. O’Sullivan as our Chief Commercial Officer, effective March 1, 2021.	41
Jonathan R. Root, Senior Vice President, Harley-Davidson Financial Services
We have employed Mr. Root for approximately 10 years.	47
J. Darrell Thomas, Vice President and Treasurer, Harley-Davidson, Inc.
We have employed Mr. Thomas for approximately 11 years.	60
Jochen Zeitz, President and Chief Executive Officer, Harley-Davidson, Inc.
We appointed Mr. Zeitz as President and Chief Executive Officer, effective May 20, 2020. Mr. Zeitz has served as Chairman of the Board since February 2020.	58

Ms. Anding has been with Harley-Davidson since 1997 and has been our Chief Administrative Officer since August of 2020. She served as Vice President and Chief Human Resources Officer from 2019-2020. She served as our Director of Organizational Effectiveness from 2017 to 2019 and our Director of Talent and Learning from 2009 to 2017.

Ms. Goetter became our Chief Financial Officer effective September 30, 2020. She served as Senior Vice President Finance of the Prepared Foods Segment of multinational meat processor and marketer Tyson Foods, Inc. from 2019 until her appointment by the Company. From 2008 to 2018, Ms. Goetter held several leadership positions at multinational consumer foods manufacturer and marketer General Mills, Inc., including serving as Vice President, Financial Operations of the Meals & Baking Operating Unit from 2017 to 2019 and Senior Finance Director of the Baking Operating Unit from 2015 to 2016.

Mr. Krause has been with Harley-Davidson since 2016 and was promoted to Vice President, Chief Legal Officer and Chief Compliance Officer on March 30, 2020 after serving as Interim Chief Legal Officer and Interim Chief Compliance Officer since November 2019. He also served as our Assistant General Counsel from 2018 until 2019 and our Senior

64	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

QUESTIONS AND ANSWERS
Legal Counsel from 2016 to 2018. Prior to Harley-Davidson, Mr. Krause served as Senior Counsel at ArcelorMittal USA LLC, a multinational steel and mining company, from 2010 to 2016.

Mr. Krishnan became our Chief Digital Officer August 17, 2020. He served as Vice President and Chief Digital Officer at Bose Corporation, an American manufacturing company of audio equipment and accessories, from 2016 to 2020. Before Bose, he held leadership positions with Deloitte & Touche and Panti Computer Systems, where he led information security, enterprise software development, and IT operations.

Mr. Niketh became Senior Vice President of Product and Operations of HDMC effective March 30, 2020. Prior to that time, he served as Vice President of Product Development of HDMC since 2017 and Vice President of Supply Management of HDMC since 2014.

Ms. O’Sullivan became our Chief Commercial Officer effective March 1, 2021. Prior to joining the Company, Ms. O’Sullivan served as a partner at Bain & Company for the last 5 years of her 14-year tenure. Bain & Company is a top management consulting firm, advising leaders on strategy, marketing, organization, operations, IT and M&A. Ms. Sullivan previously managed financial planning and analysis for a division at Procter & Gamble.

Mr. Root was promoted to Senior Vice President of HDFS in April 2020. Mr. Root has over 25 years of financial services and corporate finance experience. He joined our Company in 2011 and has held various HDFS leadership roles, including serving as Vice President of Insurance and Protection Products from 2015 to 2020 when he assumed his current position.

Mr. Thomas has been Vice President and Treasurer of the Company since 2010. He served as the Interim Chief Financial Officer of the Company, effective July 9, 2020 through September 30, 2020, in addition to maintaining his duties as Treasurer.

Mr. Zeitz became our President and Chief Executive Officer, as well as Chairman of our Board, in 2020 and has served on our Board since 2007. As he is a Director candidate, additional biographical information regarding Mr. Zeitz appears above under Proposal 1.

In addition to our executive officers listed above, Mr. Kornetzke is our Chief Accounting Officer. We have employed Mr. Kornetzke for approximately 21 years and he has served in his current role since 2009.
Q:    Does Harley-Davidson have a chief compliance officer?
A:    Yes. Our Board appointed a Chief Compliance Officer in 2004, with Paul Krause, Vice President, Chief Legal Officer, and Secretary, being our current Chief Compliance Officer. Appointing a Chief Compliance Officer was part of the Board’s commitment to compliance and its desire to promote compliance, education and reporting within our Company. This action formalized our continuing efforts to direct and promote an effective compliance program. Among other things, under this compliance program, management is required to report significant compliance issues to the Legal Department when they occur. The compliance program also includes training to employees, including senior management, on corporate governance issues including anti-bribery, ethics, privacy, insider trading restrictions and restrictions on disclosure of nonpublic material information. The Company has a global compliance and ethics training program managed by an attorney from our Legal Department and other employees who manage corporate governance, compliance and records management. The Audit and Finance Committee receives quarterly reports on legal and compliance matters. The Nominating and Corporate Governance Committee receives an annual report on legal and compliance matters.
Q:    Does Harley-Davidson have a disclosure committee?
A:    Yes. In 2002, we established a Disclosure Committee comprised of members of management responsible for considering the materiality of information and making disclosure decisions on a timely basis. If necessary, a subset of the Disclosure Committee, comprised of the Chief Financial Officer and the Chief Legal Officer is authorized to fulfill the functions of the Disclosure Committee. Although the following information and documentation are not provided along with this Proxy Statement, the Disclosure Committee Guidelines provide that the Disclosure Committee: (1) has access to all Company books, records, facilities and personnel, as well as our independent registered public accounting firm and outside counsel; (2) designs, establishes, and maintains disclosure controls and procedures for the SEC reporting process and modifies them from time to time, as appropriate; (3) creates and reviews all financial press releases; (4) reviews SEC filings on Form 8-K relating to quarterly earnings releases, Form 10-K, Form 10-Q and our annual Proxy Statement; (5) suggests appropriate disclosures or provides opinions on disclosure issues; (6) evaluates changes in SEC, New York Stock Exchange and Financial Accounting Standards Board disclosure rules and makes recommendations regarding their impact on the Company; (7) consults with management, internal auditors, independent accountants, and outside legal counsel; (8) discusses material items with employees in the internal audit function, independent registered public accounting firm, and management to ensure appropriate disclosure; (9) arranges for necessary training to ensure effective implementation of the disclosure controls and procedures; and (10) annually reviews and reassesses the performance of the Disclosure Committee and these guidelines.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	65

QUESTIONS AND ANSWERS
Q:    Does Harley-Davidson have a policy for communicating material non-public information?
A:    Yes. The Company’s Policy for Managing Disclosure of Material Information describes the procedures relating to communication with the public, the investment community, and third-party business contacts. The policy can be found on the Corporate Governance area of our website at https://investor.harley-davidson.com.
Q:    Does Harley-Davidson have an internal audit department?
A:    Yes. The head of the internal audit function reports directly to both the Audit and Finance Committee and our Chief Financial Officer. The Audit and Finance Committee Charter specifically provides that the head of the internal audit function is accountable to the Board and the Audit and Finance Committee and that the Audit and Finance Committee has the ultimate authority and responsibility to appoint, retain, evaluate, and replace the head of the internal audit function. For more information on the internal audit function, please see the “Audit and Finance Committee Report.”
Q:    Where can I find corporate governance materials for Harley-Davidson?
A:    The Corporate Governance page of our website at https://investor.harley-davidson.com contains our Corporate Governance Policy, our Conflict of Interest Process for Directors, Executive Officers and Other Employees, our Code of Business Conduct, our Financial Code of Ethics, our Policy for Managing Disclosure of Material Information, the charters for the Audit and Finance Committee, Nominating and Corporate Governance Committee, Human Resources Committee, and Brand and Sustainability Committee, our By-laws, a list of the current members of the Board of Directors, our Statement on Conflict Minerals, California Transparency in Supply Chain Act Disclosure, Political Engagement and Contributions, and the Clawback Policy. We are not including the information available through our website as a part of this Proxy Statement. If you access documents electronically, you should understand that there might be costs to access materials electronically that you must bear, such as usage charges from internet access providers and telephone companies.
Q:    Does the Company have a code of business conduct?
A:    The Board first adopted our Code of Business Conduct in 1992 and the Board amended and restated it in 2003 and 2012. Our Code of Business Conduct applies to all employees, including executives and Directors, and promotes honest and ethical conduct and provides guidance in handling various business situations. It is available worldwide to our employees on our intranet and on the Corporate Governance page of our website at https://investor.harley-davidson.com. Where allowed by law, employees may anonymously report possible violations of the Code of Business Conduct by calling a third-party toll-free telephone number that is available 24 hours a day and seven days a week, via a third-party internet website or by writing to our Chief Legal Officer at the following address, care of our Secretary: Harley-Davidson, Inc., 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. Employees may also report possible violations to their supervisor, their local human resources department, their local legal department, or the Chief Legal Officer and Chief Compliance Officer of Harley-Davidson, Inc. For more information, please see the “Nominating and Corporate Governance Committee Report.”
Q:    Does the Company have a financial code of ethics?
A:    Employees in key senior management positions and in areas that provide support to the finance and accounting areas, sign our Financial Code of Ethics. The Financial Code of Ethics was most recently revised in November 2015. The Chief Executive Officer, Chief Financial Officer, Controller, any employee in the finance and accounting area or in an area that provides support to the finance and accounting area of the Company or one of its affiliates or subsidiaries, or a manager of any such employee must report any questionable accounting or auditing matters or any violations of the Financial Code of Ethics to the Chief Legal Officer of Harley-Davidson, Inc. or the Chairman of the Audit and Finance Committee of the Board.

66	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

QUESTIONS AND ANSWERS
Q:    How may I contact the members of the Board of Directors?
A:    The Corporate Governance page of our website lists the current members of the Board. Shareholders or other parties interested in communicating with N. Thomas Linebarger, our Presiding Director (who is the contact for those who wish to communicate with non-management Directors), or any other Director may do so by writing, in care of our Secretary, Harley-Davidson, Inc., 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653. We open and forward all mail to the Director or Directors specified in the communication.
Q:    Does the Company have a chairman or a presiding director?
A:    We currently have a Chairman of the Board, who is also our President and Chief Executive Officer, and a Presiding Director of the Board. Our Corporate Governance Policy provides for a Presiding Director when the Chairman of the Board is not an independent Director.
Q:    How may I recommend a candidate to serve on the Board of Directors?
A:    Shareholders may recommend candidates for consideration by the Nominating and Corporate Governance Committee at any time by writing to the Chair of the Committee, in care of our Secretary, at the above address. To enable the committee to consider a shareholder recommendation in connection with the 2022 Annual Meeting of Shareholders, we must receive the recommendation on or before December 10, 2021. Under "Nominating and Corporate Governance Committee", we discuss the criteria that the Nominating and Corporate Governance Committee considers for identifying and recommending new candidates to serve on the Board.

2021 PROXY STATEMENT • HARLEY-DAVIDSON, INC.	67

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a broker, bank or other nominee may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet Availability of Proxy Materials, Annual Report on Form 10-K and/or this Proxy Statement. We will deliver promptly, if you request orally or in writing, a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report on Form 10-K and/or this Proxy Statement to any shareholder at the same address. If you wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report on Form 10-K and/or this Proxy Statement, then you may contact our Investor Relations Department by: (a) mail at Harley-Davidson, Inc., Attention: Investor Relations, 3700 West Juneau Avenue, P.O. Box 653, Milwaukee, Wisconsin 53201-0653, (b) telephone at 877-HDSTOCK (toll-free) or (c) email at investor.relations@harley-davidson.com. You may also contact your broker, bank, or other nominee to make a similar request. Shareholders sharing an address who now receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report on Form 10-K and/or this Proxy Statement from their broker, bank, or other nominee may request delivery of a single copy by contacting their broker, bank, or other nominee, so long as the broker, bank, or other nominee has elected to household proxy materials.
By Order of the Board of Directors,
Harley-Davidson, Inc.

Paul Krause
Secretary
Milwaukee, Wisconsin
April 9, 2021

68	HARLEY-DAVIDSON, INC. • 2021 PROXY STATEMENT

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D32905-P49735 ! ! ! For All Withhold All For All Except ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. HARLEY-DAVIDSON, INC. ATTN: PAUL J. KRAUSE 3700 W. JUNEAU AVENUE MILWAUKEE, WI 53208 HARLEY-DAVIDSON, INC. 2. To approve, by advisory vote, the compensation of our Named Executive Officers. 3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board of Directors recommends you vote FOR Proposal 2. The Board of Directors recommends you vote FOR Proposal 3. NOTE: By submitting your proxy, you authorize Paul Krause and Gina Goetter to use their discretion when voting upon any other matter that may properly come before the 2021 Annual Meeting to the extent authorized by Rule 14a-4(c) under the Securities Act of 1934, as amended. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01) Troy Alstead 02) R. John Anderson 03) Michael J. Cave 04) James Farley, Jr. 05) Allan Golston 06) Sara L. Levinson 07) N. Thomas Linebarger 08) Maryrose T. Sylvester 09) Jochen Zeitz 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR all the nominees listed below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below For Against Abstain ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HOG2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time May 19, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D32906-P49735 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. IF YOU HAVE NOT VOTED BY THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. The 2021 Annual Meeting of Shareholders of Harley-Davidson, Inc. will be held on Thursday, May 20, 2021, at 4:00 p.m. CDT, virtually via the Internet at www.virtualshareholdermeeting.com/HOG2021. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE MAY 20, 2021 ANNUAL MEETING OF SHAREHOLDERS The undersigned hereby appoint(s) Paul Krause and Gina Goetter, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, to act and vote all the shares of common stock of Harley-Davidson, Inc. held of record by the undersigned on March 12, 2021 at the Annual Meeting of Shareholders of Harley-Davidson, Inc. to be held at 4:00 PM CDT on May 20, 2021 and at any adjournment or postponement of the meeting ("Meeting"), hereby revoking any proxy previously provided. Please reference the proxy statement for instructions on how to attend the Meeting and any adjournment or postponement thereof. Without limiting the generality of this Proxy, Mr. Krause and Ms. Goetter are each authorized to vote: (a) as specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and (b) in their discretion upon any matter that may properly come before the Meeting to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. The Board of Directors recommends a vote FOR: (i) the listed director nominees (Proposal 1); (ii) approving, by advisory vote, the compensation of our Named Executive Officers (Proposal 2); and (iii) ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 3). This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Proxy — Harley-Davidson, Inc. Continued and to be signed on reverse side

Your Vote Counts! HARLEY-DAVIDSON, INC. ATTN: PAUL J. KRAUSE 3700 W. JUNEAU AVENUE MILWAUKEE, WI 53208 HARLEY-DAVIDSON, INC. SHAREHOLDERS MEETING NOTICE 2021 Annual Meeting Vote by May 19, 2021 11:59 PM ET Important Notice Regarding the Availability of Proxy Materials for the Harley-Davidson, Inc. Annual Shareholders Meeting to be held on Thursday, May 20, 2021 at 4:00 p.m. CDT. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on are located on the reverse side. Your vote is important! Meeting Information Meeting Type: Annual Meeting For holders as of: March 12, 2021 Date: May 20, 2021 Time: 4:00 p.m. Central Time Location: Meeting live via the Internet. Please visit: www.virtualshareholdermeeting.com/HOG2021. This communication is not a form of voting and only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Get informed before you vote You are receiving this communication because you hold shares in the company named above. View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 6, 2021. If you would like to request a copy of the material(s) for this and/or future shareholders meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Vote Virtually at the Meeting May 20, 2021 4:00 p.m. Central Time Virtually at: www.virtualshareholdermeeting.com/HOG2021 The 2021 Annual Meeting of Shareholders of Harley-Davidson, Inc. will be held on Thursday, May 20, 2021 at 4:00 p.m. CDT, virtually via the Internet at www.virtualshareholdermeeting.com/HOG2021. Smartphone users Point your camera here and vote without entering a control number V1 For complete information and to vote, visit www.proxyvote.com Control # D32908-P49735

SHAREHOLDERS MEETING NOTICE THIS IS NOT A VOTABLE BALLOT To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. During the Annual Meeting, a list of our shareholders maintained under Wisconsin law will be available for viewing by shareholders at www.virtualshareholdermeeting.com/HOG2021. This is an overview of the proposals being presented at the upcoming shareholders meeting. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Vote at www.proxyvote.com Prefer to receive an email instead? While voting on www.proxyvote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D32909-P49735 01) Troy Alstead 02) R. John Anderson 03) Michael J. Cave 04) James Farley, Jr. 05) Allan Golston 06) Sara L. Levinson 07) N. Thomas Linebarger 08) Maryrose T. Sylvester 09) Jochen Zeitz 1. Election of Directors Nominees: 2. To approve, by advisory vote, the compensation of our Named Executive Officers. 3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: By submitting your proxy, you authorize Paul Krause and Gina Goetter to use their discretion when voting upon any other matter that may properly come before the 2021 Annual Meeting to the extent authorized by Rule 14a-4(c) under the Securities Act of 1934, as amended. For For For

*Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1 Your Vote Counts! For complete information and to vote, visit www.ProxyVote.com Control # D32910-P49378 HARLEY-DAVIDSON, INC. 2021 Annual Meeting Vote by May 19, 2021 11:59 PM ET Vote Virtually at the Meeting* May 20, 2021 4:00 p.m. Central Time Important Notice Regarding the Availability of Proxy Materials for the Harley-Davidson, Inc. Annual Shareholders Meeting to be held on Thursday, May 20, 2021 at 4:00 p.m. CDT. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on are located on the reverse side. Your vote is important! Meeting Information Meeting Type: Annual Meeting For holders as of: March 12, 2021 Date: May 20, 2021 Time: 4:00 p.m. Central Time Location: Meeting live via the Internet. Please visit: www.virtualshareholdermeeting.com/HOG2021. This communication is not a form of voting and only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Get informed before you vote You are receiving this communication because you hold shares in the company named above. View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 6, 2021. If you would like to request a copy of the material(s) for this and/or future shareholders meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Virtually at: www.virtualshareholdermeeting.com/HOG2021 The 2021 Annual Meeting of Shareholders of Harley-Davidson, Inc. will be held on Thursday, May 20, 2021 at 4:00 p.m. CDT, virtually via the Internet at www.virtualshareholdermeeting.com/HOG2021.

HARLEY-DAVIDSON, INC. 2021 Annual Meeting Vote by May 19, 2021 11:59 PM ET Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com D32911-P49378 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 01) Troy Alstead 02) R. John Anderson 03) Michael J. Cave 04) James Farley, Jr. 05) Allan Golston 06) Sara L. Levinson 07) N. Thomas Linebarger 08) Maryrose T. Sylvester 09) Jochen Zeitz 1. Election of Directors Nominees: 2. To approve, by advisory vote, the compensation of our Named Executive Officers. 3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. For For For